UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Post Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

December 15, 2025

Dear Fellow Shareholders:
You are cordially invited to attend our annual meeting of shareholders on Thursday, January 29, 2026. We will hold the meeting at 9:00 a.m., Central Time. The meeting will be entirely virtual, conducted via a live audio-only webcast, in order to continue to provide expanded access, improved communication and cost savings for our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.
In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report to shareholders for the fiscal year ended September 30, 2025, which contain detailed information about us and our operating and financial performance. On or about December 15, 2025, we began mailing to our shareholders these materials or a Notice Regarding the Availability of Proxy Materials containing instructions on how to access these materials online.
Whether or not you plan to attend the virtual meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. The prompt execution of your proxy will be greatly appreciated.
Sincerely,

/s/ Robert V. Vitale

Robert V. Vitale
President and Chief Executive Officer

PRELIMINARY COPY
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
December 15, 2025
Notice of Annual Meeting of Shareholders
Dear Shareholders:
The Board of Directors, after careful consideration, has decided to hold the 2026 annual meeting of shareholders of Post Holdings, Inc. exclusively online, via a live audio-only webcast, in order to continue to provide expanded access, improved communication and cost savings for shareholders. If you plan to attend the virtual meeting, please see the information below as well as the attendance and registration instructions in the proxy statement. There will be no physical location for the meeting.

Meeting Information:	Date:	Thursday, January 29, 2026
	Time:	9:00 a.m., Central Time
	Website:	https://www.meetnow.global/MVPXFQC
At the annual meeting, shareholders will consider the following matters:
1.the election of seven nominees to the Company’s Board of Directors;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026;
3.advisory approval of the Company’s executive compensation;
4(a).    the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the supermajority voting requirement relating to the removal of directors;
4(b).    the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the supermajority voting requirement relating to the approval of business combinations;
4(c).    the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the supermajority voting requirement relating to amendments to the provisions regarding the approval process for business combinations; and
5.    any other business properly introduced at the annual meeting.
The close of business on December 1, 2025 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the annual meeting, the proxy statement and the proxy card are first being sent or made available to shareholders on or about December 15, 2025.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to shareholders on the Internet. This means that most shareholders will not receive paper copies of our proxy materials and annual report to shareholders. We will instead send shareholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and annual report to shareholders on the Internet. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter, except ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

By order of the Board of Directors,
/s/ Diedre J. Gray
Diedre J. Gray
Executive Vice President, General Counsel and Chief
Administrative Officer, Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 29, 2026
This notice, the proxy statement attached to this notice and our annual report to shareholders for the fiscal year ended September 30, 2025 are available at www.envisionreports.com/POST and on our website at www.postholdings.com.

ANNEX A - TEXT OF PROPOSED AMENDMENTS TO AMENDED AND RESTATED ARTICLES OF INCORPORATION	A-1
ANNEX B - EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES	B-1

Table of Contents                                     PRELIMINARY COPY
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date:	9:00 a.m., Central Time, on Thursday, January 29, 2026

Website:	https://www.meetnow.global/MVPXFQC

Record Date:	December 1, 2025

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the annual meeting

VOTING ITEMS

Item		Board Recommendation	Page Reference

1	Election of Seven Directors	For all nominees	18

2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2026	For	23

3	Advisory Approval of the Company’s Executive Compensation	For	66

4(a)	Approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to Eliminate the Supermajority Voting Requirement Relating to the Removal of Directors	For	72

4(b)	Approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to Eliminate the Supermajority Voting Requirement Relating to the Approval of Business Combinations	For	72

4(c)	Approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to Eliminate the Supermajority Voting Requirement Relating to Amendments to the Provisions Regarding the Approval Process for Business Combinations	For	72

Transact any other business that properly comes before the meeting.

BOARD OF DIRECTORS
The following table provides summary information about each director nominee as of November 19, 2025. At our annual meeting, shareholders will be asked to elect the seven director nominees listed in the table below for a one-year term expiring at the 2027 annual meeting. The Board of Directors unanimously recommends a vote FOR each nominee.

Name	Director Since	Occupation and Experience	Independent	Board Committees(1)
				AC	CGCC	EC	SFOC

Robert V. Vitale	2014	President & CEO, Post Holdings, Inc.	No			✓	✓

Dorothy M. Burwell	2020	Partner, FGS Global (UK) Ltd	Yes	✓

Gregory L. Curl	2012	Senior Advisor, Temasek Trust Asset Management	Yes		✓		✓

Thomas C. Erb	2021	Retired Executive	Yes		✓		✓

David W. Kemper	2015	Executive Chairman, Commerce Bancshares, Inc.	Yes	✓

Jennifer Kuperman	2021	Chief Corporate Affairs Officer, Chime	Yes	✓	✓

David P. Skarie	2012	Retired Executive	Yes		✓	✓

(1)	AC - Audit Committee; CGCC - Corporate Governance and Compensation Committee; EC - Executive Committee; SFOC - Strategy and Financial Oversight Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good governance, we are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026. The Board of Directors unanimously recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

EXECUTIVE COMPENSATION
Our Board of Directors is asking that our shareholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of our compensation programs, but rather addresses our overall approach to the compensation of our named executive officers. Please read Compensation Discussion and Analysis beginning on page 25 and the executive compensation tables beginning on page 45 for additional details about our executive compensation programs. The Board of Directors unanimously recommends a vote FOR advisory approval of the compensation of our named executive officers.

AMENDMENTS TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS
At our 2025 annual meeting of shareholders, two conflicting proposals regarding the elimination of supermajority voting requirements in our governing documents were approved by our shareholders. The first proposal, brought by a shareholder, requested that our Board take the steps necessary so that any voting requirement in our governing documents that calls for a greater than simple majority voting requirement be replaced by a simple majority voting standard, which received the support of approximately 59% of the votes cast. The second proposal, brought by management, was to eliminate all but three of these “supermajority” voting requirements in our governing documents, which received the support of approximately 93% of the votes cast. In light of the greater support for the management proposal at the 2025 annual meeting of shareholders and that, during subsequent shareholder outreach on the matter, shareholders did not otherwise express a desired preference for the shareholder proposal, our Board of Directors has unanimously approved amendments to eliminate certain supermajority voting requirements in our governing documents in line with the management proposal and to substantially implement the shareholder proposal. The Board of Directors unanimously recommends a vote FOR the approval of three separate amendments to our Amended and Restated Articles of Incorporation to eliminate certain supermajority voting requirements as follows: (a) an amendment to eliminate the supermajority voting requirement relating to the removal of directors; (b) an amendment to eliminate the supermajority voting requirement relating to the approval of business combinations; and (c) an amendment to eliminate the supermajority voting requirement relating to amendments to the provisions regarding the approval process for business combinations.

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
The Board of Directors (the “Board of Directors” or the “Board”) of Post Holdings, Inc. (“Post Holdings,” “Post,” the “Company” or “we”) is soliciting proxies for the 2026 annual meeting of shareholders. This proxy statement, the form of proxy and the Company’s 2025 annual report to shareholders will be available at www.envisionreports.com/POST beginning on December 15, 2025. On or about December 15, 2025, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to shareholders of record at the close of business on December 1, 2025, the record date for the 2026 annual meeting of shareholders. On the record date, there were __________ shares of our common stock outstanding.
How can I receive printed proxy materials?
We have elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering our costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about December 15, 2025, we mailed to many of our shareholders a Notice containing instructions on how to access our proxy statement and annual report to shareholders online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.
Why is the Company holding a virtual annual meeting? How can I attend?
The Board of Directors, after careful consideration, has decided that the annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively online via a live audio-only webcast, in order to continue to provide expanded access, improved communication and cost savings for shareholders. We believe that hosting a virtual meeting will enable more shareholders to attend and participate in the meeting since shareholders can participate from any location around the world with Internet access. There will be no physical location for the annual meeting. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. The virtual annual meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.
If you are a shareholder, you can attend the annual meeting online, vote and submit your questions prior to and during the meeting by visiting https://www.meetnow.global/MVPXFQC. Please follow the login and registration instructions outlined below. You will need a 15-digit control number to participate in the annual meeting.
Anyone may enter the annual meeting as a guest in listen-only mode at https://www.meetnow.global/MVPXFQC, but only shareholders of record and beneficial owners of shares who have registered for the meeting may participate in the annual meeting.
The online meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time to provide ample time for logging in. Rules of conduct for the annual meeting will be posted on the annual meeting website at https://www.meetnow.global/MVPXFQC.
I am a shareholder of record. How do I register for the annual meeting?
If you are a shareholder of record (i.e., you hold your shares through the Company’s transfer agent, Computershare), then you do not need to register to attend the annual meeting virtually. To attend the meeting, please visit the annual meeting website at https://www.meetnow.global/MVPXFQC to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number printed in the shaded bar on your proxy card or Notice.
I am a beneficial owner of shares. How do I register for the annual meeting?
If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as in a stock brokerage account or by a bank or other nominee), then you must register in advance in order to attend the annual meeting virtually. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your Post Holdings, Inc. share holdings, along with your name. Please forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com (forwarding the email from your broker, or attaching an image of your legal proxy) or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Monday, January 26, 2026. You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials. To attend the meeting, please visit the annual meeting website at https://www.meetnow.global/MVPXFQC to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number provided in the confirmation sent by Computershare.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares. We have sent a Notice or proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name.” Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded a Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following its instructions for voting by telephone or on the Internet.
What if I have trouble accessing the annual meeting virtually?
If you have difficulties logging into the annual meeting virtually, you can contact technical support at 888-724-2416 (locally) or 781-575-2748 (internationally) for technical assistance.
If there are any technical issues in convening or hosting the annual meeting, we will promptly post information to our investor events website, www.postholdings.com/investors/investor-events, including information on when the meeting will be reconvened.
What am I being asked to vote on at the meeting?
We are asking our shareholders to consider the following items:
1.the election of the seven nominees to our Board of Directors named in this proxy statement;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2026;
3.advisory approval of the Company’s executive compensation;
4(a).    the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the supermajority voting requirement relating to the removal of directors;
4(b).    the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the supermajority voting requirement relating to the approval of business combinations;
4(c).    the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the supermajority voting requirement relating to amendments to the provisions regarding the approval process for business combinations; and
5.     any other business properly introduced at the annual meeting.
How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:
•shares registered directly in your name with our transfer agent, Computershare, for which you are considered the “shareholder of record”;
•shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and
•shares credited to your account in the Post Holdings, Inc. Savings Investment Plan and the 8th Avenue Food & Provisions, Inc. 401(k) Plan.
How can I vote my shares?
You can vote by proxy or online at the virtual annual meeting. If you intend to vote at the virtual annual meeting, please refer to “Why is the Company holding a virtual annual meeting? How can I attend?” on page 3, “I am a shareholder of record. How do I register for the annual meeting?” on page 3 and “I am a beneficial owner of shares. How do I register for the annual meeting?” on page 3.
How do I vote by proxy?
 Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our shareholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may vote on the Internet.
Registered Shares: If you are a shareholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the Notice or proxy card mailed to you.
•Voting by telephone: You can vote by calling 800-652-VOTE (8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week.
•Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/POST and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week.
•Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Street Name Shares: If you hold shares through a broker, bank or other nominee, you will receive materials from that person explaining how to vote.
If you submit your proxy using any of these methods, Matthew J. Mainer or Diedre J. Gray, who have been appointed by our Board of Directors as the proxies for our shareholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the nominees to our Board of Directors and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendations of our Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted:
•“FOR” the election of the seven nominees to our Board of Directors;
•“FOR” ratification of the appointment of our independent registered public accounting firm;
•“FOR” the proposal regarding advisory approval of the Company’s executive compensation; and
•“FOR” each of the three separate amendments to our Amended and Restated Articles of Incorporation to eliminate certain supermajority voting requirements, as follows: (a) an amendment to eliminate the supermajority voting requirement relating to the removal of directors; (b) an amendment to eliminate the supermajority voting requirement relating to the approval of business combinations; and (c) an amendment to eliminate the supermajority voting requirement relating to amendments to the provisions regarding the approval process for business combinations.
If any other matter is presented at the meeting, your proxy will authorize Matthew J. Mainer or Diedre J. Gray to vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
How can I authorize someone else to attend the annual meeting or vote for me?
Shareholders of Record: Shareholders of record can authorize someone other than the individual(s) named on the proxy card or Notice to attend the virtual meeting or vote on their behalf by crossing out the individual(s) named on the proxy card or Notice and inserting the name, address and email address of the individual being authorized. Request registration of an authorized representative for the annual meeting by forwarding an image of your updated proxy card or Notice to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Beneficial Owners of Shares: Beneficial owners of shares can authorize someone other than the individual(s) named on the legal proxy obtained from their brokers or banks to attend the virtual meeting or vote on their behalf by providing a written authorization to the individual being authorized along with a legal proxy. Contact information for the authorized individual, including name, address and email address, is required for registration of the authorized representative. Requests for registration of an authorized representative for the annual meeting, along with the contact information specified above and an image of your legal proxy, should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Post Holdings Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.
Requests for registration of an authorized representative must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Monday, January 26, 2026.
How can I change or revoke my proxy?
Shareholders of Record: You may change or revoke your proxy by voting again on the Internet or by telephone after submitting your original vote, by submitting a written notice of revocation to Post Holdings, Inc., c/o Corporate Secretary, 2503

S. Hanley Road, St. Louis, Missouri 63144 before the annual meeting, by requesting and returning a proxy card by mail with a later date or by attending the virtual annual meeting and voting online. For all methods of voting, the last vote cast will supersede all previous votes.
Beneficial Owners of Shares: You may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee.
How do I vote in person?
You will not be able to vote in person at the annual meeting as the annual meeting will be exclusively virtual this year. However, you will be able to vote online at the virtual annual meeting. See “How can I vote my shares?” on page 4.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.
How do I vote my shares in the Post Holdings, Inc. Savings Investment Plan or the 8th Avenue Food & Provisions, Inc. 401(k) Plan?
If you are both a shareholder of Post and a participant in the Post Holdings, Inc. Savings Investment Plan or the 8th Avenue Food & Provisions, Inc. 401(k) Plan, you will receive a single Notice or proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate Notices or proxy cards for individual and plan holdings. If you own shares through one of these plans and you do not return your proxy by 11:59 p.m., Eastern Time, on January 26, 2026, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the applicable plan. The trustee also will vote unallocated shares of our common stock held in the applicable plan in direct proportion to the voting of allocated shares in the applicable plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.
Is my vote confidential?
Yes. Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include a contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us and when a shareholder includes written comments on a proxy card or other voting materials.
What “quorum” is required for the annual meeting?
In order to have a valid shareholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when a majority of the outstanding shares entitled to vote at the meeting are present in person or represented by proxy at the meeting, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote. Broker non-votes, as defined below, will be considered to be represented at the annual meeting for purposes of determining a quorum.

What vote is required?
The following table summarizes the voting requirements applicable to each proposal to be voted on at the annual meeting:

Item	Matter	Vote Required
1	Election of Seven Directors	Majority of the shares represented at the annual meeting virtually or by proxy and entitled to vote on the matter.
2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2026	Majority of the shares represented at the annual meeting virtually or by proxy and entitled to vote on the matter.
3	Advisory Approval of the Company’s Executive Compensation	Majority of the shares represented at the annual meeting virtually or by proxy and entitled to vote on the matter.
4(a)	Amendment to the Company’s Amended and Restated Articles of Incorporation to Eliminate the Supermajority Voting Requirement relating to the Removal of Directors	Two-thirds of all of the outstanding shares entitled to vote generally in the election of directors.
4(b)	Amendment to the Company’s Amended and Restated Articles of Incorporation to Eliminate the Supermajority Voting Requirement relating to the Approval of Business Combinations	Majority of all of the outstanding shares entitled to vote on the matter.
4(c)
Amendment to the Company’s Amended and Restated Articles of Incorporation to Eliminate the Supermajority Voting Requirement relating to Amendments to the Provisions Regarding the Approval Process for Business Combinations
Majority of all of the outstanding shares entitled to vote on the matter.
What are the effects of abstentions and broker non-votes?
For each matter to be voted on at the annual meeting, shareholders may vote “for,” “against” or “abstain.” For purposes of determining whether a nominee has been elected or a matter has been approved, a vote of “abstain” will not be considered to be represented and entitled to vote as to that particular nominee or other matter and thus is not expected to have any effect on the voting results of Proxy Item Nos. 1, 2 and 3 (unless such vote is represented at the annual meeting in person, in which case such a vote of “abstain” will be considered to be represented and entitled to vote as to that particular nominee or other matter and will thus have the same effect as a vote “against” such nominee or other matter), and will have the same effect as a vote “against” Proxy Item No. 4.
If a broker, bank or other nominee indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.”
Under the rules of the New York Stock Exchange (the “NYSE”), if a beneficial owner of shares has not instructed its broker, bank or other nominee to vote on the proposals, the broker may only vote on “routine” matters. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proxy Item No. 2) is a routine matter. Accordingly, we expect that your broker, bank or other nominee will have discretionary authority to vote your shares at the annual meeting on Proxy Item No. 2 and, therefore, we do not expect that there will be any broker non-votes with regard to this proposal.
Brokers are not entitled to vote on non-routine matters. We expect that all of the other proposals (Proxy Item No. 1 and Proxy Item Nos. 3 and 4) will be treated as non-routine matters such that a broker, bank or other nominee will not have discretionary authority to vote on these proposals without receiving voting instructions from the beneficial owner. Broker non-votes are not expected to have any effect on the voting results of Proxy Item No. 1 and Proxy Item No. 3, but will be treated as a vote “against” Proxy Item No. 4.
We encourage you to provide voting instructions on the voting instruction form provided by your broker, bank and/or other nominee if your shares are held in “street name,” in each case by carefully following the instructions provided, so that all of your shares are voted on each matter.
Is any other business expected at the annual meeting?
The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.

What happens if the annual meeting is adjourned or postponed?
If the annual meeting is adjourned or postponed, your proxy will still be valid and may be voted at the adjourned or postponed meeting.
How can I ask questions pertinent to annual meeting matters?
Shareholders may submit questions either before the annual meeting (from Tuesday, January 6, 2026 at 7:00 a.m., Central Time, until Thursday, January 22, 2026 at 4:00 p.m., Central Time) or during the annual meeting. If you wish to submit a question either before or during the annual meeting, please log into https://www.meetnow.global/MVPXFQC, enter your 15-digit control number and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting after voting is completed, subject to time constraints. Questions or comments that relate to proposals that are not properly before the annual meeting, relate to matters that are not proper subject for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder or are not otherwise suitable for the conduct of the annual meeting as determined in the sole discretion of the Company will not be answered. In addition, questions may be grouped by topic by our management with a representative question read aloud and answered.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file with the SEC on or before February 4, 2026. You also can go to our website at www.postholdings.com to access the Form 8-K. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.

CORPORATE GOVERNANCE
Overview
We are dedicated to creating long-term shareholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our code of conduct for directors, officers and employees, our Audit Committee charter and our Corporate Governance and Compensation Committee charter, are published under the Governance section within the Sustainability portion of our website at www.postholdings.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. Our Board of Directors regularly reviews these materials, Missouri law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.
Director Independence and Role of the Independent Lead Director
Our Board of Directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. Our Board has determined, in its judgment, that all of our non-employee directors (including each of our former non-employee directors who only served for a portion of fiscal year 2025), except for Mr. Stiritz, our current Chairman of the Board, are (or, with respect to our former non-employee directors who only served for a portion of fiscal year 2025, were) independent directors as defined in the NYSE listing standards and the SEC rules and regulations.
Our corporate governance guidelines provide that if the Chairman of the Board is not an independent director, then the Board will designate an independent director to serve as our independent Lead Director; provided, however, that if the Board does not designate anyone to serve as Lead Director, then the chairperson of our Corporate Governance and Compensation Committee will serve as our independent Lead Director. Our Lead Director has a number of important responsibilities, including (i) working with the Chief Executive Officer to develop Board and committee agendas, (ii) coordinating and chairing executive sessions of the Board’s independent directors and (iii) working with the Corporate Governance and Compensation Committee to evaluate the size of the Board and each committee thereof, to determine specific skills, experiences and characteristics that should be represented on the Board, to identify candidates for nomination to the Board and to select members for appointment to the various Board committees. Mr. Kemper currently serves as our Lead Director and plays an active role in the Company. He serves as an independent liaison between the Chairman of the Board, the Chief Executive Officer, the other members of our Board and management of our Company. He also is available to, and may consult and directly communicate with, shareholders and other key constituents, as appropriate. Mr. Kemper has extensive knowledge about Post’s strategic objectives, the industry in which Post operates and the areas of strategic importance to Post. Our Chief Executive Officer confers regularly with Mr. Kemper on a variety of topics, including updates on the Company’s business, merger and acquisition opportunities and other strategic matters.
The independent members of the Board of Directors have the opportunity to meet regularly in executive sessions without the presence of management. These sessions are normally held following or in conjunction with regular Board and committee meetings. The independent Lead Director or, in the event the independent Lead Director is unavailable, another Board appointed non-management director acts as the presiding director during an executive session of the Board, and the chairman of the committee then in session acts as the chairman during an executive session of that committee.
Code of Conduct
We have adopted a code of conduct applicable to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which sets forth our expectations for the conduct of business. The code of conduct is available under the Governance section within the Sustainability portion of our website at www.postholdings.com. In the event we amend the code of conduct or waivers of compliance are granted and it is determined that such amendments or waivers are subject to the disclosure provisions of Item 5.05 of Form 8-K, we intend to satisfy such disclosure obligations by posting such information on our website at www.postholdings.com.
Conflicts of Interest
Pursuant to our code of conduct, each director and officer has an obligation not to engage in any transaction that could be deemed a conflict of interest.
The Corporate Governance and Compensation Committee is responsible for approving and ratifying transactions in which one or more directors or executive officers may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director may participate in the approval of an interested party transaction for which he or she is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.
Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of shares of the Company’s securities by directors and executive officers. Specifically, the policy prohibits directors and executive officers from (i) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) and (ii) pledging, hypothecating or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account. Pursuant to the terms of the policy, directors and executive officers are afforded a reasonable opportunity to unwind or otherwise terminate any transaction existing as of the time such director or executive officer became subject to the policy that would otherwise violate the policy.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale and/or other disposition of the Company’s securities by the Company’s directors, officers and employees, which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the applicable exchange listing standards. In addition, with regard to trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
Structure of the Board of Directors
The Board of Directors is currently comprised of eight members. Mr. Stiritz, our current Chairman of the Board, has informed us that he will be retiring from the Board of Directors, effective December 16, 2025. In honor of Mr. Stiritz’s many contributions to the Company and to our Board of Directors, the Board has awarded him the honorary title of Chairman Emeritus of the Board of Directors, in a non-voting capacity, upon his retirement. Upon his retirement, the authorized size of the Board of Directors will be seven directors.
Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that all of the directors elected at an annual meeting of shareholders shall hold office for a term that expires at the next annual meeting of shareholders. The size of the Board of Directors can be changed by a vote of its members; however, no reduction in the number of directors shall affect the term of office of any incumbent director. Vacancies on the Board of Directors may be filled by a majority vote of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves until the next annual meeting of shareholders, at which time he or she may stand for election if nominated by the full Board of Directors.

Board Meetings and Committees
The Board of Directors has the following four committees: Audit; Corporate Governance and Compensation; Executive; and Strategy and Financial Oversight. The table below contains information concerning the membership of each of the committees and the number of times the Board of Directors and each committee met during fiscal year 2025. During fiscal year 2025, each director attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he or she served. Because our annual meeting of shareholders is purely routine in nature, our corporate governance guidelines do not require our directors to attend the annual meeting of shareholders, and accordingly, one director (and neither of our former directors who only served for a portion of fiscal year 2025) attended the 2025 annual meeting of shareholders. The table below sets forth the members of the Board of Directors and each committee as of November 19, 2025. Effective December 16, 2025, Mr. Stiritz will retire from the Board and all committees on which he currently serves and Mr. Vitale will become Chairman of the Board.

Director	Board	Audit	Corporate Governance and Compensation	Executive	Strategy and Financial Oversight
William P. Stiritz	Δ			Δ	Δ
Robert V. Vitale	•			•	•
Dorothy M. Burwell	•	•
Gregory L. Curl	•		•		•
Thomas C. Erb	•		•		•
David W. Kemper	•	Δ
Jennifer Kuperman	•	•	•
David P. Skarie	•		Δ	•
Meetings held in fiscal year 2025	5	4	5	0	4

Δ	–	Chair	•	–	Member

Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our internal audit function and independent registered public accounting firm, (d) our systems of internal accounting, financial controls and disclosure controls and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The Board of Directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available under the Governance section within the Sustainability portion of our website at www.postholdings.com. The Board of Directors also has determined, in its judgment, that Mr. Kemper, the chair of our Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. Our corporate governance guidelines and Audit Committee charter provide that no Audit Committee member may serve on more than two other public company audit committees absent a judgment by the Board of Directors that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. The Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 24 of this proxy statement.

Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of our Section 16 officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report to shareholders, (c) issues a report confirming the Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report to shareholders, (d) administers and makes recommendations with respect to director compensation, incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also (i) reviews and revises, as necessary, our corporate governance guidelines, (ii) considers and evaluates transactions between the Company and any director, officer or affiliate of the Company and (iii) identifies individuals qualified to become members of our Board of Directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittees are composed entirely of independent directors.
The Board of Directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter, adopted by the Board of Directors, which is available under the Governance section within the Sustainability portion of our website at www.postholdings.com. The report of the Corporate Governance and Compensation Committee can be found on page 65 of this proxy statement.
Executive Committee
The Executive Committee may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other Board committees.
Strategy and Financial Oversight Committee
The Strategy and Financial Oversight Committee periodically reviews financial and strategic matters with management in order to assist the Board of Directors in exercising its responsibilities regarding the financial condition, objectives and strategy of the Company.
Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The Committee may, from time to time, initiate a search for a new candidate, seeking input from our Chairman of the Board and from other directors. The Committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our Amended and Restated Bylaws and our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board of Directors are identified, and the Committee initiates contact with preferred candidates. The Committee regularly reports to the Board of Directors on the progress of the Committee’s efforts. The Committee meets to consider and approve final candidates who are then presented to the Board of Directors for consideration and approval. Our Chairman or the chairman of the Committee may extend an invitation to join the Board of Directors.
The Committee relies primarily on recommendations from management and members of the Board of Directors to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years and business and residential addresses) and other relevant information, as outlined in our Amended and Restated Bylaws, should be submitted in writing to our corporate secretary. Shareholders wishing to suggest a candidate for director nomination for the 2027 annual meeting of shareholders should mail their suggestions to our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no later than October 31, 2026. Please also see the section Other Matters – Shareholder Director Nominations and Proposals for the 2027 Annual Meeting on page 75 for information regarding the more formal nomination process.
Other Board Service
Our corporate governance guidelines do not prohibit our directors from serving on boards or committees of other organizations, except that no Audit Committee member may serve on more than two other public company audit committees absent a judgment by the Board of Directors that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. Our corporate governance guidelines provide, however, that each of our directors is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties.

Mr. Vitale is our President and Chief Executive Officer and serves as a member of our Board of Directors (and, effective upon Mr. Stiritz’s retirement on December 16, 2025, will become Chairman of our Board of Directors), as well as on the board of directors of the publicly-traded company Energizer Holdings, Inc. (“Energizer”) and as chairman of the publicly-traded company BellRing Brands, Inc. (“BellRing”). We believe that Mr. Vitale has the capacity to serve in these various roles. BellRing is a former subsidiary of ours that manufactures products in the global convenient nutrition category and historically comprised Post’s active nutrition business. Post spun off BellRing on March 10, 2022 through a distribution of approximately 78.1 million (or approximately 80.1%) of our shares of BellRing common stock to our shareholders (the “BellRing Spin-off”), and subsequently divested our remaining shares of BellRing common stock; consequently, since November 25, 2022, we no longer hold any shares of BellRing common stock. Mr. Vitale became executive chairman of BellRing shortly before its October 2019 initial public offering (the “BellRing IPO”) and became chairman of BellRing in November 2024. Serving as chairman (and formerly executive chairman) of BellRing is the formalization of the oversight role in which Mr. Vitale previously served for Post’s historical active nutrition business prior to the BellRing IPO. Mr. Vitale’s involvement with BellRing is the same as it was prior to the BellRing IPO, but with a formal title due to the separation of the two companies, and Mr. Vitale has not spent, and we do not expect Mr. Vitale to spend, a materially different amount of time dedicated to BellRing as he spent prior to either the BellRing IPO or the BellRing Spin-off. Since he began serving as BellRing’s executive chairman in 2019 (and now chairman), Mr. Vitale’s service has not impacted the discharge of any of his duties at Post. In addition, BellRing has an independent lead director who undertakes many of the traditional responsibilities that are typically fulfilled by the chairperson of a board of directors. Therefore, our Board of Directors does not believe that Mr. Vitale’s other board commitments have interfered or will interfere with Mr. Vitale’s discharge of his duties as our President and Chief Executive Officer and as a member of our Board of Directors (including, following Mr. Stiritz’s retirement, as Chairman of our Board of Directors) .
Role of the Board in Risk Oversight
Although management is responsible for the day-to-day management of risk, the Board of Directors, directly and through its committees, is responsible for the oversight of risk. The Board’s standing committees assist the Board in risk oversight, and the Board has delegated to certain committees oversight responsibilities for those risks that are directly related to their areas of focus, as set forth below:
•The Audit Committee discusses policies with respect to risk assessment and risk management. The Audit Committee also reviews information concerning environmental, legal, regulatory and other matters that may represent material financial exposure or material risk to the Company and the appropriate management thereof. Further, the Audit Committee is responsible for risk oversight regarding our information technology (“IT”) and cybersecurity systems and practices.
•The Corporate Governance and Compensation Committee is responsible for overseeing risks arising from or in connection with our corporate governance and our compensation policies and practices and regularly consults with outside advisors in developing such policies and practices (including Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), which provides an annual trends report regarding such policies and practices). We do not believe our compensation policies and practices encourage excessive or unnecessary risk-taking as their design encourages employees to remain focused on both short- and long-term financial and operational goals.
•The Strategy and Financial Oversight Committee is responsible for overseeing risks related to our financial condition, objectives and strategies. At each meeting, the Strategy and Financial Oversight Committee assesses such risks faced by our Company and categorizes them based on, among other factors, the immediacy of each risk and how each should be addressed.
The Board and its committees regularly review and discuss with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board at regularly scheduled meetings.
For instance, management is responsible for identifying, implementing and evaluating the adequacy of the Company’s disclosure controls and procedures in a manner that captures and discloses information about the Company’s material risks in a timely and effective manner. The Audit Committee reviews management’s assessment of disclosure controls and procedures at each quarterly Audit Committee meeting (which all non-Audit Committee members are invited to, and generally do, attend as non-voting members), during which:
•the Chief Financial Officer and the Chief Accounting Officer present the financial results and any new disclosures concerning emerging/continuing risks to the Company;
•the Vice President of Internal Audit presents the results of on-going internal control testing and how emerging risks are being evaluated and mitigated; and

•the independent auditor presents the results of quarterly reviews and annual audits.
The Audit Committee also receives updates from other members of management at its meetings, including updates from:
•the Chief Compliance Officer (who also serves as the Senior Vice President of Human Resources and reports directly to the Executive Vice President, General Counsel and Chief Administrative Officer), who presents at least semi-annually (and provides a written report quarterly) to the Audit Committee on our compliance program, including related events, trends, employee trainings and legislative updates;
•the Vice President of Food Safety and Environmental Health, who presents at least semi-annually (and provides a written report quarterly) to the Audit Committee on food safety (which the Board has deemed to be a critical risk area for the Company) and people safety; and
•the Chief Information Officer and the Chief Information Security Officer, who present at least semi-annually (and provide a written report quarterly) to the Audit Committee on cybersecurity incidents, emerging threats and trends, and, periodically, artificial intelligence.
In addition to the regular updates provided at the Audit Committee meetings, key members of management, including the Chief Compliance Officer, the Vice President of Internal Audit and the Vice President of Food Safety, are provided with a direct line of access to the chairman of the Audit Committee.
Board Leadership Structure
Our current Board leadership structure consists of:
•an independent Lead Director;
•all non-management directors except for the Chief Executive Officer;
•independent Audit and Corporate Governance and Compensation Committees; and
•governance practices that promote independent leadership and oversight.
Future Combined Roles of Chairman and Chief Executive Officer
We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that it should maintain flexibility to select our chairperson and Board leadership structure from time to time. William P. Stiritz has served as our Chairman of the Board since February 2012. Mr. Stiritz will be retiring from the Board on December 16, 2025, and the Board has appointed Robert V. Vitale, our Chief Executive Officer, to become Chairman of the Board upon Mr. Stiritz’s retirement.
The Board believes that this leadership structure, which combines the Chairman and Chief Executive Officer roles under Mr. Vitale, is optimal at this time because it allows Mr. Vitale to leverage his extensive knowledge of the Company and his industry experience into strategic vision for the management and direction of the Company at both the Board and management level. The Board also believes that Mr. Vitale is the director most familiar with the Company’s business and industry and is the director most capable of ensuring that key business issues and risks are brought to the attention of the Board. Combining the roles of Chairman and Chief Executive Officer at this time enhances alignment between the Board and management in strategic planning and execution. We believe that any inherent risks in consolidating the leadership of the Company under Mr. Vitale as Chairman and Chief Executive Officer are balanced by the oversight of our other independent directors on our Board, including by our independent Lead Director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership. Further, Mr. Vitale is supported in his day-to-day management of the Company by our executive leadership team.
The Board will continue to periodically review this leadership structure. When determining the leadership structure that will allow the Board of Directors to effectively carry out its responsibilities and best represent our shareholders’ interests, the Board considers various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.
Independent Lead Director and Independent Directors
Pursuant to our corporate governance guidelines, if the Chairman of the Board is not an independent director, then the Board will designate an independent director to serve as our independent Lead Director; provided, however, that if the Board does not designate anyone to serve as Lead Director, then the chairperson of the Corporate Governance and Compensation Committee will serve as our independent Lead Director. The Board has designated Mr. Kemper to currently serve as our independent Lead Director, and he will continue to serve as Lead Director when Mr. Vitale becomes Chairman of the Board upon Mr. Stiritz’s retirement. The Lead Director’s duties are described above under “Director Independence and Role of the Independent Lead Director.”
In addition to the Lead Director, the Board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committee are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our Board of Directors meetings.
Director Evaluations
On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board of Directors and the functioning of the committees of the Board. In addition to this evaluation, and as a part of this process, the Board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, shares the same with the Board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.
Policy on Director Diversity
Although the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates or who should be included in the initial pool of candidates when selecting new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board of Directors’ deliberations and enables the Board of Directors to better represent all of our constituents, including our diverse consumer base and workforce. Accordingly, the Committee seeks out highly qualified candidates with diverse backgrounds, skills and experiences. The Committee looks to establish diversity on the Board of Directors through a number of demographics, experience (including operational experience), skills and viewpoints. The Committee also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation. These considerations have been important factors in recent additions to the Board of Directors: two of our current directors are women, Ms. Burwell and Ms. Kuperman, and Ms. Burwell is African-American.
In connection with Ms. Harshman’s retirement from the Board of Directors in January 2025, the Board expressed its intent to appoint another female to the Board by the 2026 annual meeting of shareholders or as soon as reasonably practicable. To date, our internal efforts to identify and appoint another female to the Board have not been fruitful. However, we remain committed to appointing another female to the Board and, accordingly, the Committee engaged an executive search firm in November 2025 to assist in our efforts of identifying potential female candidates with relevant experiences, qualifications and skills. We anticipate that the executive search firm’s process will take approximately six to nine months to identify and ultimately appoint another female to the Board.
Communication with the Board
Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. The Board of Directors has directed our corporate secretary to forward shareholder communications to our Chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the Board of Directors’ corporate governance and oversight responsibilities.
Environmental Sustainability and Social Matters
We believe that integrating environmental sustainability and social (“E&S”) considerations is key to creating long-term value for our shareholders and other stakeholders. Our Board of Directors is responsible for overseeing matters relating to our E&S practices and initiatives, and our Audit Committee is responsible for reviewing information concerning matters that may represent material risk and the appropriate management thereof. Our Board of Directors also is responsible for reviewing our annual reports about E&S matters and considering significant E&S trends that may impact our Company. To assist our Board of Directors in overseeing our E&S practices and initiatives, we have three groups of key internal stakeholders: (i) the Sustainability Steering Committee that is comprised of senior leaders from across our Company, the mission of which is to steer our E&S direction by leading the development of our E&S strategy and recommending goals, policies, practices and disclosures that align with such strategy, (ii) the Sustainability Operations Council comprised of technical influencers from each of our businesses, the mission of which is to implement our E&S strategy by providing operational perspectives, aligning on technical elements of implementing our E&S program, sharing best practices and technical expertise between our businesses and ensuring an effective flow of E&S information throughout our Company and (iii) the All In @Post Council, which is discussed in more detail below. Our E&S program currently centers around four strategic pillars (with specific focus areas within each pillar further organized by three principles: maintain foundation, seek optimization and work together): (i) sourcing (responsible sourcing, traceability, Scope 3 greenhouse gas (“GHG”) emissions and suppliers are the focus areas), (ii) operations (compliance and stewardship, food safety, Scope 1 and Scope 2 GHG emissions, upcycled food and business functions are the focus areas), (iii) people (workplace safety and health, talent management, All in @Post, hunger relief and communities are the focus areas) and (iv) products (product quality and safety, responsible marketing, sustainable packaging, product footprinting, customers and consumers are the focus areas).
Environmental Sustainability
In fiscal year 2021, we launched a detailed and thoughtful process to establish enterprise-wide, concrete, measurable sustainability goals. The process was spearheaded by the Sustainability Steering Committee, with oversight from the Board of Directors and significant input from the Sustainability Operations Council. Based on the results of this process and maturation of our program, we maintain enterprise-wide sustainability goals related to GHG emissions, deforestation, water, waste, sustainable packaging and animal welfare, each of which remain priority focus areas for our sustainability program. We review progress against goals on an annual basis, including reduction of our Scope 1, Scope 2 and Scope 3 GHG emissions. We also conduct annual assessments of our operational sites and our global ingredient suppliers’ locations related to climate scenarios, water stress, biodiversity and deforestation. Our Global Environment, Health, Safety and Sustainability (EHS&S) Policy, updated in October 2023, is implemented by each of our operational sites using a proprietary EHS&S management system with processes to manage our environmental responsibilities (compliance), while improving our overall manufacturing operations (sustainability). All of our sites are assessed annually, using a comprehensive process developed to align with national and international standards (including ANSI/ASSP Z10.0, ISO 14001 and ISO 45001), to continuously improve and move beyond compliance to a culture of environmental stewardship.
We remain committed to being transparent around our programs and practices that impact E&S, including aligning disclosures with leading standards and frameworks such as the Global Reporting Initiative (GRI), the Sustainable Accounting Standards Board (SASB) and the International Sustainability Standards Board (ISSB), including the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). We provide detailed public responses to the CDP’s (formerly the Carbon Disclosure Project) annual climate change questionnaire, which responses include detailed quantitative metrics relating to our global environmental impact, such as data covering Scope 1, Scope 2 and Scope 3 GHG emissions and climate-related scenario assessments. We have been building capacity since fiscal year 2022 to prepare for emerging assurance requirements related to non-financial disclosures, including engaging with our internal audit team, an external audit firm and an external tax and accounting firm specializing in GHG assurances to assess our assurance readiness and prepare for state-mandated limited assurance compliance requirements. In fiscal year 2025, we continued to update and enhance our corporate sustainability website to increase the transparency, frequency and accessibility of E&S information, including by publishing a regular sustainability newsletter and providing multiple years of E&S data. Further, our Sustainability Steering Committee will publish our annual Sustainability Report in December 2025, which will be available on our website at www.postholdings.com/home/sustainability/reports-and-disclosures.
Information on our and our subsidiaries’ websites, including in our annual reports about E&S matters, does not constitute part of (and shall not be deemed incorporated by reference into) this proxy statement or any other document we file with the SEC.
Empowering People
All In @Post
Through our All In @Post philosophy, we are committed to building and maintaining inclusive workplaces throughout our organization, which provide employees with the foundation and opportunities to succeed based on their own merit. We offer inclusion training opportunities to foster an environment of belonging. In addition, our businesses continue to foster employee resource groups, which are open to all of the respective business’s employees. Our All In @Post Council, which includes representation from each of our businesses, will continue to foster collaboration with our businesses on their inclusion efforts.
Health and Safety
We are committed to maintaining a healthy and safe workplace for our employees. We adhere to a global environmental, health, safety and sustainability policy. We utilize a comprehensive safety and risk management system that incorporates rigorous safety standards and practices, employee and leadership training to ensure consistent implementation of our safety protocols and periodic internal and external audits to evaluate our compliance with such policies. Through regular communications between safety teams and leaders, we strive to continuously improve and update our safety protocols and practices. Our senior leadership team and our Board of Directors receive periodic updates regarding the performance of our safety and risk management system and our risk mitigation activities.
Empowering People in our Communities
We are passionate about making a difference in our communities and use our time, talent and resources to give back. We primarily direct our community involvement to charities and other initiatives that focus on food insecurity, hunger relief and education. We make substantial donations of food to food banks, community kitchens and community health organizations.
Information Technology and Cybersecurity Risk Oversight
We recognize the importance of protecting our information and our IT systems. With this in mind, we focus on IT and cybersecurity measures on both an enterprise-wide operational level, including at each of our businesses, and on an individual employee level. Accordingly, we have in place various methods and levels of IT and cybersecurity measures which are aimed at protecting our information and IT systems both internally and through our partners, vendors and suppliers to help secure long-term value for our shareholders and other stakeholders.
By way of example, these measures generally include the following:
•a suite of industry-standard security controls (e.g., advanced malware protection, multi-factor authentication, complex passwords, email security and firewalls) to protect our assets and our ability to maintain operations;
•we use a number of technologies to help detect, identify and manage risks within our environments, including endpoint detect and response (EDR), security information and event management (SIEM) and vulnerability management;
•we have documented incident response processes that incorporate third party response retainers, cyber insurance and a materiality assessment process;
•we regularly assess our cybersecurity programs using external parties through cyber maturity assessments, penetration tests and other targeted controls assessments, and align our program with the National Institute of Standards and Technology (NIST) Cybersecurity Framework;
•our central systems are backed up and have associated disaster recovery plans;
•review of our critical third party technology providers’ data protection, systems and processes;
•we are a member of an information sharing and analysis center (ISAC) to help us understand sector specific challenges and contribute to the overall cybersecurity community; and
•our employees complete various training and awareness programs addressing cybersecurity and data privacy challenges we face in our industry.
Our Audit Committee is responsible for overseeing matters relating to our IT and cybersecurity practices and initiatives, and receives quarterly reports on cybersecurity matters. These briefings are prepared by our Chief Information Security Officer (CISO), who reports to our Chief Information Officer (CIO), with support from the CIOs and security leads within each of our business units. To provide direct insight and facilitate discussion, these updates are presented in person by the CISO and CIO semi-annually.

ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of each of our eight current directors will expire at the 2026 annual meeting of shareholders. However, one current member of our Board of Directors, Mr. Stiritz, has informed us that he will be retiring from the Board of Directors, effective December 16, 2025, and will not stand for re-election. Mr. Stiritz has served as our Chairman of the Board since February 3, 2012, when Post became a freestanding public company. Mr. Stiritz’s resignation was not a result of any disagreement with the Company. We thank Mr. Stiritz for his service to the Company.
In accordance with our Amended and Restated Bylaws, our Board of Directors has fixed the number of directors constituting our Board of Directors at seven, effective as of December 16, 2025. Accordingly, our Board of Directors has nominated the following seven nominees for election for a one-year term that will expire at the 2027 annual meeting of shareholders:
•Dorothy M. Burwell
•Gregory L. Curl
•Thomas C. Erb
•David W. Kemper
•Jennifer Kuperman
•David P. Skarie
•Robert V. Vitale
The Board of Directors is not aware that any of the nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
Each nominee is currently a director. Messrs. Curl and Skarie were appointed to the Board effective February 3, 2012. Mr. Vitale was appointed to the Board effective November 1, 2014, Mr. Kemper was appointed to the Board effective September 1, 2015, Ms. Burwell was appointed to the Board effective July 1, 2020 and Mr. Erb and Ms. Kuperman were appointed to the Board effective May 4, 2021.
The persons named on the proxy card intend to vote the proxy representing your shares for the election of the foregoing nominees, unless you indicate on the proxy card contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.
The Board of Directors unanimously recommends a vote “FOR” each of these nominees.

Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our shareholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board of Directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications to maintain a Board with strong collective abilities.
To fulfill these objectives, the Board of Directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s nomination are included in their individual biographies and in the matrix provided below.
•Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.
•Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.
•Industry Experience.  We seek directors with experience as executives or directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.
•Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping to develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.
•Public Company Experience.  Directors with experience as executives or directors of other publicly-traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board and protection of our shareholders’ interests.
In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.
The following information is furnished with respect to each nominee for election as a director and each current director. The ages of the directors are as of December 31, 2025.

Board Matrix
The following matrix provides information regarding each nominee for election as a director and each current director, including certain types of experiences and skills that the Board of Directors has determined are important and certain diversity demographics. The matrix does not encompass all of the experiences and skills of our directors, and the fact that a particular experience or skill is not listed does not mean that a director does not possess it.

	Burwell	Curl	Erb	Kemper	Kuperman	Skarie	Stiritz	Vitale
Experiences and Skills
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓
Financial or Accounting Acumen	✓	✓	✓	✓	✓	✓	✓	✓
Industry Experience				✓		✓	✓	✓
Operational Experience	✓			✓	✓	✓	✓	✓
Public Company Experience		✓		✓	✓	✓	✓	✓
Race/Ethnicity
Black/African American	✓
Caucasian/White		✓	✓	✓	✓	✓	✓	✓
Other
Gender
Female	✓				✓
Male		✓	✓	✓		✓	✓	✓
Nominees for Election
DOROTHY M. BURWELL has served as a member of the Board of Directors since July 2020. Ms. Burwell joined The Finsbury Group Limited, now FGS Global (UK) Ltd (“FGS Global”), a global communications and public affairs consultancy, in 2008, and has been a partner at FGS Global since September 2015. Ms. Burwell has played an integral role in the firm’s diversity efforts, serving on its global diversity committee. Prior to joining FGS Global, Ms. Burwell spent six years at Goldman Sachs, a multinational investment bank and financial services company, in the investment banking division as well as in the firmwide strategy group. Ms. Burwell serves on the board of directors of Pennon Group plc, a United Kingdom (“U.K.”) publicly-listed water utility company. Ms. Burwell also serves as a trustee for the London chapter of The Links, Incorporated, a nonprofit organization committed to strengthening disadvantaged Black communities in the United States and internationally. Ms. Burwell has expertise in stakeholder engagement, corporate transactions, capital markets communications and crisis management. Age 45.
GREGORY L. CURL has served as a member of the Board of Directors since February 2012. As of April 1, 2025, Mr. Curl is the Senior Advisor of Temasek Trust Asset Management, a steward of philanthropic assets established by Temasek Holdings. Prior to that, Mr. Curl was president of Temasek Holdings, an investment company owned by the Singapore government, from September 2010 to April 1, 2025, following a banking career of over 35 years. From 1997 until January 2010, he served as vice chairman of corporate development and chief risk officer at Bank of America Corporation, retiring from Bank of America Corporation in March 2010. Prior to that, Mr. Curl served in a number of senior executive capacities. In addition, Mr. Curl served as vice chairman - Asia of Temasek International, an operating subsidiary of Temasek Holdings, as the chairman of the board of directors of Rivulis Irrigation Ltd., a wholly-owned subsidiary of Temasek Holdings that is a global manufacturer and provider of complete micro and drip irrigation systems and solutions, and as the chairman of the board of directors of its affiliate, Rivulis Pte Ltd., until April 1, 2025. Mr. Curl also serves on the board of directors of CITIC Limited, one of China’s largest conglomerates focusing primarily on financial services, resources and energy, manufacturing, engineering contracting and real estate and on the board of directors of Morgan Stanley Securities China. Mr. Curl has over 35 years of experience and background in the financial services industry, particularly in mergers and acquisitions. Age 77.
THOMAS C. ERB has served as a member of the Board of Directors since May 2021. Mr. Erb is, and has been since January 2024, retired. Formerly, Mr. Erb was the Chairman Emeritus of Lewis Rice LLC (“Lewis Rice”), a St. Louis regional law firm with over 150 lawyers, from August 2020 until January 2024 and prior thereto served as Chairman of Lewis Rice from May 2012 until August 2020. Mr. Erb spent his entire forty-plus year legal career with Lewis Rice. Mr. Erb has served as an advisory director of the CIC Group, a privately held construction company, since 2015, and previously served on the board of directors of the United Way of Greater St. Louis, a privately-funded charitable organization, from 2012 to 2020. Mr. Erb has two years of public accounting experience. Mr. Erb has expertise and background in legal affairs, human resources, employee relations, strategic planning, management and finance. Age 72.
DAVID W. KEMPER has served as a member of the Board of Directors since September 2015. Mr. Kemper became Executive Chairman of Commerce Bancshares, Inc., a publicly-traded bank holding company, in August 2018, after serving as its chairman and chief executive officer since 1991. Mr. Kemper is a director of Tower Properties Company, a property management company. Mr. Kemper previously served as president of the Federal Advisory Council to the Federal Reserve. Mr. Kemper also previously served on the board of directors of Enterprise Holdings, Inc., a private holding company of car rental companies, from 2000 to 2025 and on the board of directors of Ralcorp Holdings, Inc. (“Ralcorp”) from 1994 to 2013. Mr. Kemper has extensive managerial expertise, including as a chief executive officer, experience in financial operations and expertise with large corporations. Age 75.
JENNIFER KUPERMAN has served as a member of the Board of Directors since May 2021. Ms. Kuperman is currently the Chief Corporate Affairs Officer at Chime, a financial technology company. Previously, Ms. Kuperman was the senior vice president of corporate affairs at Chime from September 2022 to January 2024. Prior to that, Ms. Kuperman was a managing director at Trailrunner International, a communications agency, from January 2021 to September 2022. Before joining Trailrunner International, Ms. Kuperman was head of international corporate affairs at Alibaba Group Holding Limited, a multinational conglomerate holding company specializing in eCommerce, retail, internet and technology, from April 2016 until January 2021 and served as vice president, international corporate affairs at Alibaba Group Holding Limited from August 2014 to April 2016. Prior to joining Alibaba Group Holding Limited, Ms. Kuperman was senior vice president of corporate brand and reputation at Visa Inc., a global payments technology company, from April 2013 to August 2014 and chief of staff, office of the chairman and chief executive officer at Visa Inc. from August 2010 to April 2013. Ms. Kuperman also served as head of global corporate communications and citizenship at Visa Inc. from August 2008 to July 2010 and head of employee and client communication at Visa Inc. from August 2004 to June 2008. Ms. Kuperman has served on the board of directors of BellRing, a publicly-traded former subsidiary of ours that manufactures products in the global convenient nutrition category, since October 2019, and also serves on the board of directors of CoachArt, a nonprofit organization that provides arts and recreational opportunities to youth with chronic and life-threatening illnesses. Ms. Kuperman also served on the board of directors of Post Holdings Partnering Corporation (“PHPC”), our former publicly-traded affiliate that was a special purpose acquisition company, from May 2021 until June 2023 and on the board of directors of Kyriba, a global leader in cloud treasury and finance solutions, from July 2021 until January 2025. Ms. Kuperman has experience in significant leadership positions and extensive international experience. Age 52.
DAVID P. SKARIE has served as a member of the Board of Directors since February 2012. Mr. Skarie previously served as co-chief executive officer and president of Ralcorp from September 2003 until his retirement in December 2011. Mr. Skarie also served on the board of directors of Ralcorp from 2003 until February 2012. Prior to serving as co-chief executive officer and president of Ralcorp, Mr. Skarie served as president of several other companies in the consumer food products industry, including Ralston Foods and The Carriage House Companies. Mr. Skarie also served on the board of advisors of Clement Pappas and Company, Inc. (which has since merged into Lassonde Industries), a private label juice company, from 2002 until 2010. Mr. Skarie has expertise and background in the consumer packaged goods industry, including as a chief executive officer. Age 79.
ROBERT V. VITALE has served as our President and Chief Executive Officer since November 2014, and as a member of our Board of Directors since November 2014 (and, effective upon Mr. Stiritz’s retirement on December 16, 2025, will become Chairman of our Board of Directors). Previously, Mr. Vitale served as our Chief Financial Officer from October 2011 until November 2014. Mr. Vitale served as president and chief executive officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services, from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm. Mr. Vitale served as the executive chairman of BellRing, a publicly-traded former subsidiary of ours that manufactures products in the global convenient nutrition category, from September 2019 until November 2024 and as chairman of the board of directors of BellRing since November 2024. From October 2018 until July 2025, Mr. Vitale was also a member of the board of directors of 8th Avenue Food & Provisions, Inc. (“8th Avenue”), a private brand-centric, consumer products holding company which we separately capitalized with third parties in 2018 and fully acquired in July 2025. Mr. Vitale also served as the president and chief investment officer of PHPC, our former publicly-traded affiliate that was a special purpose acquisition company, from January 2021 until June 2023. Mr. Vitale also serves on the board of directors of Energizer, a publicly-traded manufacturer, marketer and distributor of primary batteries, portable lights and auto care appearance, performance, refrigerant and fragrance products. Age 59.
Retiring Director
WILLIAM P. STIRITZ has served as our Chairman of the Board of Directors since February 2012. Previously, Mr. Stiritz served as our Chief Executive Officer from February 2012 until November 2014 and served as our Executive Chairman from November 2014 until February 2016. Mr. Stiritz is a private equity investor and served as the chairman of the board of directors of Ralcorp from 1994 until February 2012. Since prior to 2005, Mr. Stiritz has been a partner at Westgate Group LLC, a consumer-oriented private equity firm. Mr. Stiritz was chairman emeritus of the board of directors of Energizer, a publicly-traded manufacturer, marketer and distributor of primary batteries, portable lights and auto care appearance, performance, refrigerant and fragrance products, from January 2007 to May 2008 and chairman of the board of directors of Energizer from 2000 to 2007. In addition, he served as a director of Vail Resorts, Inc., a publicly-traded global mountain resort operator, from 1997 to 2009. Mr. Stiritz has extensive managerial expertise, including as chairman of a number of public and private companies, and experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations. Mr. Stiritz will be retiring from the Board of Directors, effective December 16, 2025, and will not stand for re-election. In honor of Mr. Stiritz’s many contributions to the Company and to our Board of Directors, the Board has awarded him the honorary title of Chairman Emeritus of the Board of Directors upon his retirement. Age 91.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 2)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026, and the Board of Directors has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our shareholders at the annual meeting of shareholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since February 2012. A representative of that firm will be present at the annual meeting of shareholders, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
We are not required to obtain shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our shareholders.
The following table sets forth an estimate of the fees that we expect to be billed for audit services during the fiscal year ended September 30, 2025 and for other services during that fiscal year, and the fees billed for audit services during the fiscal year ended September 30, 2024 and for other services during that fiscal year.

	Year Ended September 30,
	2025	2024
Audit fees(1)	$5,885,300	$5,624,400
Audit-related fees(2)	$—	$—
Tax fees(3)	$455,650	$880,000
All other fees(4)	$2,000	$2,000
_________
(1)Audit fees relate primarily to the audit and reviews of our financial statements and comfort letters, consents and reviews of SEC registration statements.
(2)Audit-related fees are for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements.
(3)Tax fees include consulting and compliance services and preparation of tax returns primarily in jurisdictions outside of the United States.
(4)All other fees include any fees for services rendered by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.
With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such services are undertaken.
The Audit Committee has a formal policy concerning approval of all services to be provided by PricewaterhouseCoopers LLP, including audit, audit-related, tax and other services. The policy requires that all services PricewaterhouseCoopers LLP may provide to us must be pre-approved by the Audit Committee. The chairman of the Audit Committee has the authority to pre-approve permitted services that require action between regular Audit Committee meetings, provided that the chairman reports any pre-approval decisions to the Audit Committee at the next regular meeting. The Audit Committee approved all services provided by PricewaterhouseCoopers LLP during fiscal year 2025.
Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Audit Committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at the Audit Committee’s discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2025, management has represented to the Audit Committee that the financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2025 be included in our Annual Report on Form 10-K filed with the SEC for that year.
Although the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm.
David W. Kemper, Chairman
Dorothy M. Burwell
Jennifer Kuperman

COMPENSATION OF OFFICERS

Compensation Discussion and Analysis
Introduction
The following Compensation Discussion and Analysis (the “CD&A”) describes our fiscal year 2025 executive compensation structure. This CD&A is intended to be read in conjunction with the tables beginning on page 45, which provide detailed compensation information for our following named executive officers (the “named executive officers” or the “NEOs”):

Name	Title
Robert V. Vitale	President and Chief Executive Officer
Matthew J. Mainer	Executive Vice President, Chief Financial Officer and Treasurer
Nicolas Catoggio(1)	President & CEO, Post Consumer Brands
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary
Jeff A. Zadoks(1)	Executive Vice President and Chief Operating Officer
(1) On August 5, 2025, Mr. Zadoks advised the Company of his intent to retire, effective January 2, 2026. In connection with Mr. Zadoks’s retirement, the Board of Directors appointed Mr. Catoggio to serve as Executive Vice President and Chief Operating Officer of the Company, effective at the time of Mr. Zadoks’s retirement, in addition to his current role as President and Chief Executive Officer of Post Consumer Brands, until a longer-term leader of Post Consumer Brands is selected.
Total Compensation Opportunity
Our executive compensation structure consists of three primary components: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives. A fourth element of our compensation structure consists of traditional benefits programs (e.g., limited perquisites and benefits).
Executive Summary
Performance and Company Highlights for Fiscal Year 2025
We view the Company’s performance in two primary ways:
•operating and financial performance; and
•return to shareholders over time, both on an absolute basis and relative to similar companies.
Post Holdings provides strategic oversight, capital allocation and shared corporate services to each of its operating businesses: (i) Post Consumer Brands: primarily North American ready-to-eat (“RTE”) cereal and granola, pet food and nut butters; (ii) Weetabix: primarily U.K. RTE cereal, muesli and protein-based shakes; (iii) Foodservice: primarily egg and potato products; and (iv) Refrigerated Retail: primarily side dish, egg, cheese and sausage products. We also measure the Company’s performance in our ability to create unique and dynamic investment opportunities and creative financing and mergers and acquisitions structures.
Our Company, as well as the consumer packaged goods industry in which we operate, has been impacted by the following trends which have impacted our results of operations and may continue to impact our results of operations in the future, including:
•inflationary pressures on input costs across all segments of our business and impacts of tariffs; and

•outbreaks of highly pathogenic avian influenza (“HPAI”), which impacted our Foodservice and Refrigerated Retail segments. During both fiscal year 2024 and fiscal year 2025, we experienced volatility in our egg supply due to continued HPAI outbreaks across the industry, which are expected to continue to drive volatility and may impact our results of operations into fiscal year 2026. This trend could have a materially adverse impact on our results of operations if we are unable to mitigate the impact on our businesses.
Despite these challenges, during fiscal year 2025, we achieved a number of strategic and financial accomplishments that we believe will benefit the Company and our shareholders alike in the coming years:
•We delivered on our financial commitments. The Company delivered $335.7 million of net earnings and $1.539 billion of Adjusted EBITDA, which was ahead of both our guidance and consensus analyst estimates. See Annex B to this proxy statement for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.
•We completed the acquisition of all of the equity interests in 8th Avenue that we did not already own for a preliminary purchase price of approximately $800 million, which included the retirement of all of 8th Avenue’s outstanding debt (excluding approximately $111 million of leaseback financial liabilities of 8th Avenue that we assumed). The acquisition internalized the manufacturing of our Peter Pan® peanut butter and enabled greater participation in the growing granola sub-category of RTE cereal. Shortly following the acquisition, we entered into an agreement to sell the pasta business of 8th Avenue for $375 million, which transaction is expected to close in the first quarter of fiscal year 2026. The 8th Avenue acquisition and anticipated subsequent sale of its pasta business highlights our management team’s strategic direction to seize upon the opportunity to further our tactical private label positioning alongside leading brands. In addition, we completed the acquisition of Potato Products of Idaho, L.L.C. (“PPI”), a manufacturer and packager of refrigerated and frozen potato products, to integrate a third party supplier.
•We opportunistically repurchased approximately 6.4 million shares of our common stock, which was over 10% of our outstanding shares of common stock as of the beginning of fiscal year 2025, at an average price of $109.81 (exclusive of broker commissions), which was below our average daily closing stock price during fiscal year 2025 of $111.05.
•We raised $600 million in long-term debt at a yield of 6.250% (which was announced and priced prior to the beginning of fiscal year 2025, but closed during fiscal year 2025). In connection with the offering, we refinanced existing debt by using a portion of the proceeds to redeem approximately $465 million in principal value of outstanding senior notes.
Management Team Drives Performance and Creates Shareholder Value
We are a shareholder value driven organization and our compensation philosophy is designed to be aligned with shareholder interests. Management’s objective is to maximize total shareholder return (“TSR”), and compensation decisions are guided by the principle of creating shareholder value.
2025 Say-on-Pay Vote and Shareholder Engagement
2025 Say-on-Pay Vote. Last January, our advisory say-on-pay proposal regarding the compensation of our NEOs received the support of ~68% of the votes cast at the 2025 annual meeting of shareholders. Our Corporate Governance and Compensation Committee and our Board reviewed the result of the say-on-pay vote and recognized that it signaled some shareholder concerns regarding our executive compensation program, or certain aspects of our program, and a need for further engagement to better understand the perspectives of our shareholders.
January Shareholder Engagement. In January of 2025:
•Both Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) issued reports recommending that shareholders vote against our advisory say-on-pay proposal regarding the compensation of our fiscal year 2024 NEOs.
•Upon receiving these recommendations, we decided to proactively engage with certain of our top shareholders. Specifically, we:
◦sent a detailed letter (which we also filed as a proxy statement supplement with the SEC) to the vast majority of our top 50 shareholders with available contact information, representing ~61% of our outstanding shares, in an effort to better convey the rationale for some of our compensation decisions;
◦offered meetings to nearly all shareholders who held at least 1% of our outstanding shares (21 separate shareholders) to discuss their concerns; and
◦held meetings with 16 shareholders, representing ~44% of our outstanding shares, documenting their comments and suggestions.

Summer Shareholder Engagement. In late summer of 2025, we decided to do a more fulsome outreach outside of our regular proxy season. We:
•contacted 23 of our top shareholders, representing ~63% of our outstanding shares, offering a meeting with each; and
•provided a detailed email summarizing some prior actions, future plans and context around our compensation decisions.
The result of this outreach was as follows:

Accepted Meeting Offer	Declined Meeting Offer	Did Not Respond
~14.5% of our outstanding shares	~17% of our outstanding shares	~32% of our outstanding shares

Two of our largest shareholders accepted our offer of a meeting. We invited these shareholders to share their concerns regarding our executive compensation program and other governance topics.
Several shareholders let us know that they did not feel a need to engage at that time further on these topics, either because:
–we had already engaged with them in January;
–they felt our detailed email was sufficient;
–they had no questions;
–they did not have a practice of engagement, following recent SEC guidance which paused engagement; or
–other unspecified reasons.

We did not receive replies from the remainder of the shareholders we contacted. We surmise the reasons for not responding would be similar to those stated for shareholders that declined our meeting offer.

ISS and Glass Lewis Engagement Meetings. In September of 2025, we also engaged with the research teams at proxy advisory firms ISS and Glass Lewis to discuss:
•our shareholder engagement efforts over the course of the year;
•the amendment to our Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan (“SERP”) (outlined below); and
•our plan for handling two conflicting proposals on supermajority voting requirements, one brought by a shareholder and one brought by our management, that both passed at our 2025 annual meeting of shareholders.
Engagement with Proposing Shareholder. In addition, we discussed the results of the two conflicting proposals on supermajority voting requirements with the shareholder proponent who brought the shareholder proposal.
Our Executive Vice President, General Counsel and Chief Administrative Officer, our Director, Investor Relations and/or other members of our legal team participated in these meetings with our shareholders, ISS, Glass Lewis and the shareholder that brought the supermajority proposal. The feedback received was then shared and discussed with our Corporate Governance and Compensation Committee and our Board. The shareholder feedback was discussed with the Committee at three separate meetings held in August, October and November.
How We Addressed Shareholder Concerns. The following table summarizes the common points of feedback we received from our shareholders and our Corporate Governance and Compensation Committee’s and our Board’s actions in response to such feedback.

What We Heard	What We Did in Response
The core components of our executive compensation program represent pay for performance and alignment with shareholders, and reflect reasonable outcomes that reflect actual results.
•We continue to provide an executive pay program in which compensation is closely tied to the performance of our business, using several metrics which the Board believes are best aligned with shareholders.
•We strive to continuously improve our disclosure regarding our program.

What We Heard	What We Did in Response
The adoption of the SERP, with crediting for prior years of service with respect to the opening balance and different contribution levels depending on the seniority of employees, does not reflect best practice in corporate governance and is costly to shareholders.

•In April 2025, we amended the SERP to provide that no additional pay credits will be allocated to the account of the CEO after his aggregate account balance reaches $2.5 million (net of typical deductions).
•The amendment effectively capped the liability with respect to the benefit for our CEO and addressed the concern that the contribution level for our CEO is higher than that of other employees.
•We enhanced our disclosures to better explain why we adopted the SERP:
◦The SERP was established largely to provide retirement benefits which would otherwise be lost because U.S. Internal Revenue Service (“IRS”) limitations applicable to 401(k) plans prevent senior executives’ accounts from being credited with the full amount of otherwise available 401(k) contributions.
◦Prior to the adoption of the SERP, our 401(k) plan was our only qualified retirement plan for senior leaders. Because Post’s plan makes matching contributions on a per-pay-period basis with no year-end “true-up” and executives reach the IRS compensation limitation earlier in the year before the permitted contributions are made, executives are prevented from getting the full benefit of 401(k) and Company matches. Due to these limitations, executives cannot realize the full value of their retirement savings benefits.
•While it was necessary to have a method to determine opening balances credited, the ongoing annual operating cost is estimated at only $1.5 million.

We did not hear any objections from our shareholders to our proposed approach for implementing the conflicting approved proposals regarding the removal of supermajority voting requirements in the Company’s governing documents.

•At the 2025 annual meeting of shareholders, management’s proposal to remove supermajority voting requirements from the Company’s governing documents for all matters other than changes to Board structure, changes to director and officer indemnification and changes to our bylaws received ~93% support from our shareholders, whereas a shareholder proposal to remove all supermajority voting requirements in the Company’s governing documents with respect to all matters received only ~59% support from our shareholders.
•In our late summer 2025 outreach to our top shareholders, we outlined in writing our proposed approach of implementing management’s proposal, solicited their feedback and ultimately did not hear any objections from our shareholders.
•As noted in our proxy statement last year, after careful consideration, we believe that it is in the best interests of the Company and our shareholders to implement management’s proposal to eliminate most, but not all, of these supermajority voting requirements. We believe that it is important to our shareholders that certain fundamental changes should require the support of more than a majority of the shares represented at a meeting and entitled to vote on the matter, and that implementing management’s proposal constitutes substantial implementation of the shareholder’s proposal. See the section Amendments to the Company’s Amended and Restated Articles of Incorporation to Eliminate Certain Supermajority Voting Requirements (Proxy Item No. 4) on page 72 for further information.

What We Heard	What We Did in Response
Feedback from a subset of shareholders encouraged consideration of more than one long-term performance metric.
•As part of its regular ongoing reviews, the Committee evaluates the metrics used in our incentive programs, including the potential for additional long-term incentive metrics. Following the review for fiscal year 2025, the Committee concluded that maintaining relative TSR as the sole long-term incentive metric for this cycle best aligns management’s incentive compensation with long-term shareholder outcomes. The Committee will continue to assess the incentive measures, including whether adding any additional metrics would enhance alignment in future cycles.
•To improve transparency, the Company enhanced disclosure in this proxy statement regarding (i) how performance-based restricted stock unit (“PRSU”) awards are earned and (ii) why the Committee viewed relative TSR as the best long-term incentive metric for fiscal year 2025.

One shareholder expressed concern with upwards discretion in bonus payouts.
•We agree with this concern. The Committee did not use any positive discretion in bonus payouts for fiscal year 2025; while the Committee exercised very modest discretion for bonus payouts for fiscal year 2024, the reporting of this discretion was confusing because Post awards bonus payouts in the form of restricted stock units (“RSUs”), which are granted after fiscal year end and vest one year from the date of grant. We recognize that paying out bonuses in equity is unusual, which seemed to imply that discretion was applicable to two years of bonus payouts, which was not the case.
•The Committee maintains a disciplined approach to discretionary and/or non-recurring awards; any consideration of such awards is carefully evaluated by the Committee on a case-by-case basis and the Committee understands that a detailed rationale is appropriate in such cases.
•The Committee commits that any future use of discretionary adjustments will be accompanied by clear and robust disclosure of the rationale for such award in the proxy statement.

Incorporating Feedback and Resulting Enhancements. As described above, in response to shareholder feedback, our Corporate Governance and Compensation Committee has taken certain actions in response to shareholders’ expressions of their views through engagement and voting.
Commitment to Future Outreach. We believe that shareholder engagement is important and our Corporate Governance and Compensation Committee will continue to take into account shareholder feedback, future say-on-pay votes and relevant market developments in order to determine whether any subsequent changes to our executive compensation program are warranted. We expect to continue our outreach efforts with respect to executive compensation and corporate governance in future years in order to ensure that we obtain shareholder feedback for the consideration of our Corporate Governance and Compensation Committee and the full Board.
Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow
√	Enforce strict insider trading policies and enforce blackout trading periods for executives and directors	X	No hedging or pledging of Company stock permitted by executives or directors under our anti-hedging and anti-pledging policy and Company stock may not be held in a margin account
√	Utilize a clawback policy for incentive-based compensation	X	No single-trigger or modified single-trigger change-in-control arrangements
√	Set meaningful stock ownership guidelines for executives and directors	X	No change-in-control severance multiple in excess of three times salary and target/actual bonus

What We Do (Best Practice)		What We Don’t Allow
√	Disclose performance goals and performance results for our Senior Management Bonus Program and our performance-based restricted stock unit equity grants	X	No excise tax gross-ups upon a change in control
√	Set a maximum individual payout limit on our Senior Management Bonus Program and our performance-based restricted stock unit equity awards	X	No re-pricing or cash buyout of underwater stock options allowed without shareholder approval
√
In fiscal year 2025, approximately 90% of our Chief Executive Officer’s total pay opportunity was variable “at risk” compensation. Our other NEOs also had on average approximately 86% of their total compensation in variable “at risk” programs.
		X	No executive officer guaranteed compensation either annually or multi-year
√	Limited perquisites and other benefits	X	No market timing with granting of equity awards
√
Incorporate general severance and change-in-control provisions in our management continuity agreements and Executive Severance Plan that are consistent with market practice, including double-trigger requirements for change-in-control protection

√	Retain an independent compensation consultant reporting directly to the Committee
Our executive compensation programs are intended to attract and retain executive officers and to align the interests of our executive officers and our shareholders. The Committee’s objectives for our programs include, but are not limited to, the following:
•reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense;
•enhancing shareholder value by focusing management on financial metrics that drive value;
•focusing on at-risk compensation versus fixed compensation;
•attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation; and
•aligning executive decision-making with business strategy and discouraging excessive risk taking.
The Committee determines the type and amount of compensation opportunity for our officers based on a thorough review of a variety of factors, including competitive market data, the officer’s current responsibilities and value to the Company, future leadership potential and individual/corporate/business performance.
We believe that our executive compensation structure strikes a balance of incentive opportunities based on:
•financial metrics in the Senior Management Bonus Program that directly impact our stock price and enhance longer-term shareholder value;
•stock price performance to focus our executive team on delivering superior long-term shareholder value; and
•TSR against companies in our industry to focus on delivering superior shareholder value.
The following table outlines the elements of our executive pay programs and each element’s relationship with our ongoing annual executive compensation philosophy for NEOs:

Component	Purpose	Characteristics	Fixed or Performance-Based

Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Bonus (Senior Management Bonus Program)	Encourages achievement of financial performance metrics that drive short-term results	Based on achievement of predefined financial performance objectives	Performance-Based

Long-Term Incentives (“LTI”)	Through the use of equity grants, align executives’ long-term compensation interests with shareholders’ investment interests	Value to the executive is based on long-term stock price performance	Performance-Based

Performance-Based Restricted Stock Units	Motivate corporate executives to provide superior TSR over the long term	Three-year TSR ranking versus Russell 3000 Packaged Foods & Meats companies	Performance-Based

Restricted Stock Units	Provide basic retention value and reinforce management behaviors to increase stock price after the grant date	Complementary to the PRSUs because they have upside potential, but deliver some value even during periods of market or stock price underperformance	Performance-Based

Fiscal Year 2025 NEO Target Total Compensation Structure Summary
Component	Summary
Base Salary
The following salaries were approved for fiscal year 2025:
•Mr. Vitale: $1,287,500 (3.0% increase)
•Mr. Mainer: $700,000 (44.3% increase)
•Mr. Catoggio: $746,750 (3.0% increase)
•Ms. Gray: $700,000 (4.5% increase)
•Mr. Zadoks: $700,000 (no increase)
Mr. Mainer’s increase was related to his promotion to Executive Vice President in November 2024. For all NEOs, fiscal year 2025 compensation decisions were based on a combination of competitive peer company market data provided by our independent compensation consultant, internal alignment and individual performance.

Target Annual Bonus (Senior Management Bonus Program)
Our fiscal year 2025 Senior Management Bonus Program design was consistent with our fiscal year 2024 structure, as follows:
•Corporate NEOs—For Mr. Vitale, Mr. Mainer, Ms. Gray and Mr. Zadoks, we maintained our four-pronged approach based on the Adjusted EBITDA performance of each of our four wholly-owned business units. Consistent with fiscal year 2024, the Board approved fiscal year 2025 weighting based on each business unit’s approximate size from an Adjusted EBITDA perspective relative to the overall Company.
•Business Unit NEO—For Mr. Catoggio, we maintained our structure of having his payout opportunity based primarily on the Adjusted EBITDA performance of his specific business unit, Post Consumer Brands.
•Corporate Overlay—Consistent with fiscal year 2024, the fiscal year 2025 plan design included a “corporate overlay” feature (described in further detail below) to encourage teamwork between our business units throughout the fiscal year. Mr. Catoggio had the opportunity to earn 100% of his target bonus if (a) his specific business unit, Post Consumer Brands, achieved at least 95% but less than 100% of its fiscal year 2025 target Adjusted EBITDA and (b) the Company achieved target Adjusted EBITDA (excluding the results of 8th Avenue, which the Company acquired three-quarters of the way through fiscal year 2025 and were not included in bonus determinations, as discussed in further detail below) of at least $1.464 billion, a 20.3% increase over the prior fiscal year. To the extent one or more of our four business units and the Company achieved both (a) and (b) above, the “corporate overlay” also flowed through to the corporate NEOs and their earned bonus amounts were similarly increased with respect to the performance achievement of that business unit.
•All NEOs—Consistent with fiscal year 2024, the minimum and maximum performance levels were 90% and 105% of target Adjusted EBITDA in fiscal year 2025, respectively.
For fiscal year 2025, the Committee approved the same payout form and schedule as fiscal year 2024:
•Corporate NEOs—For Mr. Vitale, Mr. Mainer, Ms. Gray and Mr. Zadoks, payouts remained in the form of RSUs that would vest on the first anniversary of the grant date.
•Business Unit NEO—For Mr. Catoggio, up to 50% of his target bonus opportunity would be paid in RSUs with vesting on the first anniversary of the grant date. Additional amounts that were earned for fiscal year 2025 performance would be paid in cash.
Target bonus opportunities for fiscal year 2025 did not change for any of our NEOs. The following target bonus opportunities were approved for fiscal year 2025:
•Mr. Vitale: 150% of base salary
•Mr. Zadoks: 110% of base salary
•All other NEOs: 100% of base salary

Fiscal Year 2025 NEO Target Total Compensation Structure Summary
Long-Term Incentives
Equity Grants
We offer a balanced mix of equity vehicles to ensure our executives’ opportunities are linked to increases in shareholder value beyond grant date. We believe a combination of LTI vehicles with significant performance-based value and efficient share utilization is most appropriate.
For Mr. Vitale, Ms. Gray and Mr. Zadoks, fiscal year 2025 equity grants were apportioned at approximately 50% of total value to each of PRSUs and RSUs. For Mr. Catoggio and Mr. Mainer, fiscal year 2025 equity grants were apportioned at approximately 65% of total value to PRSUs and 35% to RSUs.
•PRSU program: Measures the Company’s three-year TSR performance ranking versus the Russell 3000 Packaged Foods & Meats companies.
•RSU program: RSUs vest one-third per year on the first, second and third anniversaries of the grant date.

Total Compensation Mix
Our mix of total compensation, as illustrated by the below charts, is significantly skewed towards variable “at-risk” compensation:

Compensation Decision Process
Role of the Committee
The Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our programs. Among its duties, the Committee is responsible for:
•considering input from our shareholders;
•reviewing and assessing competitive market data;
•reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;
•reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;
•evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and
•approving any changes to the total compensation programs for the NEOs, including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.
Following review and discussion, the Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Committee is supported in its work by our Executive Vice President, General Counsel and Chief Administrative Officer and human resources and legal teams, as well as the Committee’s independent compensation consultant. In the event that an employee becomes an executive officer in the middle of the fiscal year, the Committee approves such executive officer’s compensation on a go-forward basis but does not retroactively approve any compensation or compensation targets previously set for such employee.
Role of Management
For executive officers other than himself, our President and Chief Executive Officer makes pay recommendations to the Committee based on competitive market data and an assessment of individual performance. His recommendations to the Committee establish appropriate and market-competitive compensation opportunities for our executive officers, consistent with our overall pay philosophy. The Committee reviews and discusses the recommendations, in conjunction with the Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
The Committee retains the services of Aon, in accordance with the Committee’s charter. Aon reports directly to the Committee. The Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon attends Committee meetings, as requested, and communicates with the Committee chair between meetings. The Committee makes all final decisions regarding executive compensation.
Aon’s specific compensation consultation roles include, but are not limited to, the following:
•advising the Committee on director and executive compensation trends and regulatory developments;
•developing a peer group of companies for determining competitive compensation rates to recommend to the Committee;
•providing a total compensation study for executives against executives at peer companies;
•providing advice to the Committee on corporate governance best practices, as well as any other areas of concern or risk;
•serving as a resource to the Committee chair for meeting agendas and supporting materials in advance of each meeting;
•reviewing and commenting on proxy statement disclosure items, including preparation of the CD&A; and
•advising the Committee on management’s pay recommendations.
The Committee has assessed the independence of Aon as required by the NYSE listing standards. The Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. Based on this review, the Committee concluded that Aon is independent and that there are no conflicts of interest raised by the work performed by Aon.

Role of Peer Companies and Competitive Market Data
Annually, the Committee reviews total compensation market data provided by Aon. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria were used to develop competitive market values to assist with fiscal year 2025 pay decisions:
•Industry: similar to Post, based on the Global Industry Classification System (GICS) code of Packaged Foods & Meats;
•Company size: approximately 0.4 times to 3 times Post’s annual revenues, with a secondary focus on market cap. At the time of peer group development, Post’s trailing twelve-month revenues were approximately $7.8 billion, and the median trailing twelve-month revenues for the peer companies were approximately $8.8 billion;
•Peers: companies using Post in their compensation peer group;
•Peers of peers: companies used in the peer groups of potential peer companies; and
•Competitors: companies that compete with Post for business and management talent.
No changes were made to the compensation study peer group used to assist with fiscal year 2025 pay decisions. The peer group consisted of the following 14 companies:

•Campbell Soup Company (now The Campbell’s Company) •The Clorox Company •Coca-Cola Consolidated, Inc. •Conagra Brands, Inc. •General Mills, Inc. •The Hershey Company •Hormel Foods Corporation	•The J. M. Smucker Company •Kellanova •Kimberly-Clark Corporation •Lamb Weston Holdings, Inc. •McCormick & Company, Incorporated •Newell Brands Inc. •TreeHouse Foods, Inc.
The Committee uses competitive compensation data from the study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. The Committee also evaluates the compensation programs of other companies which, while not in the peer set, have similar characteristics of Post’s business model, complexity and sophistication.
Timing of Compensation Decisions
Pay recommendations for our executives, including our executive officers, are typically made by the Committee at its first regularly scheduled meeting of the fiscal year, normally held in November. However, similar to fiscal year 2024, the Committee approved the structure of the fiscal year 2025 Senior Management Bonus Program in September 2024, just prior to the beginning of fiscal year 2025, with the performance goals set at the first regularly scheduled meeting of the fiscal year. The November meeting is typically held around the same time as we report our fourth quarter and annual financial results for the preceding fiscal year. This timing allows the Committee to have a complete financial performance picture prior to making or finalizing compensation decisions. In advance of its regularly scheduled November meeting, the Committee often has pre-meetings or other off-cycle discussions to give thorough consideration to the appropriate amount and structure of compensation for our executives.
Decisions with respect to prior fiscal year performance, as well as annual equity awards, base salary increases and target performance levels for the current fiscal year and beyond, also typically are made at the Committee’s first regularly scheduled meeting in the fiscal year. Further, any equity awards approved by the Committee at this meeting are dated as of the date of the Committee meeting. As such, the Committee does not time the grants of options or any other equity incentives to the release of material non-public information.
Some exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Committee meeting.

Determination of CEO Compensation
At its first regularly scheduled meeting of the fiscal year, the Committee reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion, the Committee or the Board, as applicable, approves the CEO’s compensation.
2025 Compensation Elements
Base Salary
Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. For fiscal year 2025, compensation decisions, including those relating to base salaries, were based on a combination of competitive peer company market data provided by our independent compensation consultant, internal equity and alignment and individual performance. The Committee reviews base salaries for our executive officers annually.
Mr. Mainer’s base salary increase was based on his November 2024 promotion to Executive Vice President after a thorough review of competitive market data, exceptional individual performance and internal alignment considerations.

Name	Fiscal Year 2025 Base Salary	Change from Fiscal Year 2024
Robert V. Vitale	$1,287,500	3.0%
Matthew J. Mainer	$700,000	44.3%
Nicolas Catoggio	$746,750	3.0%
Diedre J. Gray	$700,000	4.5%
Jeff A. Zadoks	$700,000	No change
Annual Bonus (Senior Management Bonus Program)
Our NEOs are eligible to earn incentives based on fiscal year performance. The Senior Management Bonus Program is designed to reward superior annual performance in key areas that we believe create long-term value for shareholders.
Adjusted EBITDA continues to be the best metric for measuring performance achievement levels of our executive officers because it is directly linked to shareholder returns (as many investors value the Company based on an EBITDA multiple), and it is a clear, objective, straight-forward financial metric with direct line-of-sight. Potential financial adjustments to the Company’s net earnings to reconcile Adjusted EBITDA to net earnings include items such as transaction costs and integration costs, restructuring and facility closure costs (excluding accelerated depreciation), stock-based compensation and other extraordinary items that the Company believes do not contribute to a meaningful evaluation of the Company’s operating performance. Any adjustments are consistent with our announced results. See Annex B for a reconciliation of any Adjusted EBITDA numbers disclosed throughout this proxy statement to the most directly comparable GAAP measure.
For fiscal year 2025, the Committee approved the following plan design:
•Corporate NEOs—For Mr. Vitale, Mr. Mainer, Ms. Gray and Mr. Zadoks, we maintained our four-pronged approach based on the Adjusted EBITDA performance of each of our four wholly-owned business units – Post Consumer Brands, Foodservice, Refrigerated Retail and Weetabix. Consistent with fiscal year 2024, the Board approved fiscal year 2025 weighting based on each business unit’s approximate size from an Adjusted EBITDA perspective relative to the overall Company.
Earned amounts were paid in RSU grants (rather than cash) made after the conclusion of fiscal year 2025 with vesting on the first anniversary of the grant date, generally subject to continued employment. Participants were entitled to earn up to 150% of their target bonus opportunity, based on the weighted performance of each business unit; at the business unit level, 50% of the weighted target opportunity was reached for performance achievement of the business between 90% and 95%, and an additional 50-100% of the weighted target opportunity was reached for performance achievement of the business above 95% through 105%, interpolated on a straight-line basis. Achievement at each business unit was then weighted according to business unit size to arrive at a percentage achievement for each corporate NEO.
•Business Unit NEO—For Mr. Catoggio, we maintained our structure to have his bonus opportunity based primarily on the Adjusted EBITDA performance of his business unit, Post Consumer Brands.
Mr. Catoggio was entitled to earn 50% to 150% of his target bonus opportunity, with the first 50% paid in an RSU grant (for financial performance between 90% to 95% of target Adjusted EBITDA) and the remainder paid in cash (interpolated on a straight-line basis for financial performance between 95% and 105% of target Adjusted EBITDA).

RSU grants were made after the conclusion of fiscal year 2025 with vesting on the first anniversary of the grant date, generally subject to continued employment.
•Corporate Overlay—As discussed above in the section “Fiscal Year 2025 NEO Target Total Compensation Structure Summary,” the fiscal year 2025 plan design continued to include the “corporate overlay” feature to encourage teamwork between our business units throughout the fiscal year. Mr. Catoggio had the opportunity to earn 100% of his target bonus if (a) his specific business unit, Post Consumer Brands, achieved at least 95% but less than 100% of its fiscal year 2025 target Adjusted EBITDA and (b) the Company achieved a target Adjusted EBITDA of at least $1.464 billion (excluding the results of 8th Avenue, which the Company acquired three-quarters of the way through fiscal year 2025 and were not included in bonus determinations, as discussed in further detail below). To the extent one or more of our four business units and the Company achieved both (a) and (b) above, the “corporate overlay” also flowed through to the corporate NEOs and their earned bonus amounts were similarly adjusted with respect to the performance achievement of that business unit.
Target award opportunities: For each NEO, the following target bonuses (as a percentage of base salary) were in place for fiscal year 2025.

Name	Fiscal Year 2025 Target (% of Salary)	Change from Fiscal Year 2024
Robert V. Vitale	150%	No change
Matthew J. Mainer	100%	No change
Nicolas Catoggio	100%	No change
Diedre J. Gray	100%	No change
Jeff A. Zadoks	110%	No change

Target and Actual Fiscal Year 2025 performance: The Committee set the Adjusted EBITDA targets for each of our four wholly-owned business units and the “corporate overlay” at performance levels that it considered rigorous, aggressive and challenging, attainable only with strong performance and that took into account the relevant risks and opportunities.
The targets for Foodservice and Refrigerated Retail were set above the prior year actual performance levels. The targets for Post Consumer Brands and Weetabix were set below prior year actual performance levels.
In developing our fiscal year 2025 business plan with respect to the Post Consumer Brands business unit, the Committee took into account that in fiscal year 2024, the business unit had an exceptional year, overperforming its fiscal year 2024 Adjusted EBITDA target by approximately 18%. This overperformance was driven largely by pet food, which the Committee did not expect to continue in fiscal year 2025. The Committee also expected additional volume headwinds in fiscal year 2025 due to, among other things, cereal category declines, pet food integration efforts planned for fiscal year 2025 and a packaging relaunch for a pet food brand. Accordingly, the Committee set an Adjusted EBITDA target for the Post Consumer Brands business unit that it considered rigorous, aggressive and challenging, though modestly reduced from its actual fiscal year 2024 Adjusted EBITDA.
In developing our fiscal year 2025 business plan with respect to the Weetabix business unit, the Committee took into account the costs of implementing Weetabix’s new enterprise resource planning system that it expected to incur in fiscal year 2025 (including lower sales due to promotion blackout periods and additional storage costs due to building product stock in advance of implementation), and that it expected volume headwinds in fiscal year 2025 to exceed fiscal year 2024 due to, among other things, cereal category declines and Weetabix’s planned exit of its bars and legacy ready-to-drink products. The Committee also anticipated that significant inflationary pressures in fiscal year 2025 could exceed those in fiscal year 2024. Accordingly, the Committee set an Adjusted EBITDA target for the Weetabix business unit that it considered rigorous, aggressive and challenging but that was modestly reduced from its actual fiscal year 2024 Adjusted EBITDA. In addition, during fiscal year 2025, the Company and Weetabix decided to close Weetabix’s sales office in Spain, shifting to a simplified customer management and logistics model (the “Iberica Project”) which, although beneficial for the long-term strategy and success of Weetabix, resulted in one-time costs and expenses in fiscal year 2025 that suppressed Weetabix’s Adjusted EBITDA for fiscal year 2025. In accordance with the fiscal year 2025 Senior Management Bonus Program documentation approved by the Committee at the beginning of the fiscal year, which allows for adjustments to Adjusted EBITDA targets for certain limited one-time, non-recurring items (including, for example, gains and losses on the sale of assets or business units, merger and acquisition related costs and costs associated with unplanned reductions in workforce), the Committee decided to adjust Weetabix’s Adjusted EBITDA target to account for the Iberica Project. In appropriately adjusting the target, the Committee maintained the rigor of the initial goal, which required a substantial level of achievement in order to be satisfied. The fiscal year 2025 Adjusted EBITDA target for the Company that was used as the “corporate overlay” also was correspondingly adjusted to account for the Iberica Project. The adjusted targets are reflected in the table below.

Although two acquisitions were completed during fiscal year 2025, the fiscal year 2025 Adjusted EBITDA target for the Company that was used as the “corporate overlay” was not adjusted due to them. With respect to the acquisition of 8th Avenue, the acquisition did not close until three-quarters of the way through the fiscal year and we announced shortly thereafter that we had entered into an agreement to sell a material portion of 8th Avenue. Given the limited ownership period and planned subsequent sale of a portion of 8th Avenue, the Committee decided to forego making any adjustments to the fiscal year 2025 Adjusted EBITDA target for the Company or for Post Consumer Brands to account for that acquisition and to instead exclude the results of 8th Avenue from bonus determinations. With respect to the acquisition of PPI, the acquisition was mainly to integrate a third party supplier and was considered an immaterial acquisition that was not expected to have a material impact on the Company’s financial metrics. Given the immaterial bearing of the acquisition of PPI on the Company’s financial metrics, the Committee decided not to make any adjustments to the fiscal year 2025 Adjusted EBITDA target for the Company or to exclude its results from bonus determinations.
The following table shows, for each business unit, the minimum, below target, target and maximum performance levels, the actual result, whether the “corporate overlay” was triggered and the resulting achievement percentage, as well as the weighted payout. For performance achievement over the below-target and through the maximum performance levels, earned amounts were interpolated on a straight-line basis between points.
(dollars and British pounds in millions)

Weight	Fiscal Year 2025 Adjusted EBITDA Goals / Achievement	90% Minimum	95% Below Target	100% Target	105% Maximum	Actual Result(1)	Corporate Overlay Triggered (Y/N)	Payout as a % of Target
45%	Post Consumer Brands (2)	$715.8	$755.5	$795.3	$835.1	$773.9	Y	100.0%
25%	Foodservice	$414.3	$437.3	$460.3	$483.3	$532.9	N	150.0%
15%	Refrigerated Retail	$144.0	$152.0	$160.0	$168.0	$167.2	N	145.0%
15%	Weetabix (3)	£82.3	£86.8	£91.4	£96.0	£94.5	N	134.0%
	Corporate Weighted Payout (4)							124.4%
(1)    See Annex B to this proxy statement for a reconciliation of segment Adjusted EBITDA to the most directly comparable GAAP measure.
(2)    The segment Adjusted EBITDA of Post Consumer Brands reflects actual segment Adjusted EBITDA, further adjusted to exclude the impact from the 8th Avenue acquisition.
(3)    Performance of the Weetabix business unit is measured in the British pound, the local currency of Weetabix. The segment Adjusted EBITDA of Weetabix, measured in the U.S. dollar, was $123.7 million.
(4)    The payout for corporate participants (that is, the NEOs other than Mr. Catoggio) is calculated based on the weighted average payout from the four wholly-owned business units.

The “corporate overlay” requirement for the business units was $1.464 billion for fiscal year 2025. The Company’s actual Adjusted EBITDA achievement for the fiscal year was $1.519 billion (excluding the results of 8th Avenue, which the Company acquired three-quarters of the way through fiscal year 2025 and were not included in bonus determinations). As a result, the “corporate overlay” was triggered for the Post Consumer Brands business unit, as it achieved at least 95% but less than 100% of its fiscal year 2025 target Adjusted EBITDA, resulting in a payout at 100% of target bonus for the business unit.
Based on the approved fiscal year 2025 performance results above, the Committee approved the bonus amounts set forth in the table below.

Approved Fiscal Year 2025 Actual Bonuses From the Senior Management Bonus Program
Name	Fiscal Year 2025 Target Bonus (% of Salary)	Fiscal Year 2025 Actual Bonus Earned (% of Target) (1)	Fiscal Year 2025 Actual Bonus Earned (in Dollars) (1)	Fiscal Year 2025 Actual Bonus RSUs Granted (1)(2)	Fiscal Year 2025 Actual Bonus Cash Payment (1)(2)
Robert V. Vitale	150%	124.4%	$2,402,475	22,411	—
Matthew J. Mainer	100%	124.4%	$870,800	8,123	—
Nicolas Catoggio	100%	100.0%	$746,750	3,483	$373,375
Diedre J. Gray	100%	124.4%	$870,800	8,123	—
Jeff A. Zadoks	110%	124.4%	$957,880	8,935	—
(1)     For Mr. Vitale, Mr. Mainer, Ms. Gray and Mr. Zadoks, earned payout amounts were calculated using proportionate weighting for each of our four wholly-owned business unit’s fiscal year 2025 Adjusted EBITDA performance, including application of the corporate overlay feature of the bonus program with respect to Post Consumer Brands. For Mr. Catoggio, the earned payout amount was based on Post Consumer Brands’ fiscal year 2025 Adjusted EBITDA performance, in addition to the application of the corporate overlay feature of the bonus program.
(2)     The number of RSUs granted to each corporate NEO was determined by dividing such NEO’s actual bonus earned (in dollars) by our closing stock price on the day that the Committee approved the bonus amounts ($107.20). The number of RSUs granted to Mr. Catoggio was determined by dividing 50% of his target bonus opportunity (in dollars) by our closing stock price on the day that the Committee approved the bonus amounts ($107.20).
Long-Term Incentives – Fiscal Year 2025 Grants
The Committee believes in a balanced approach to long-term incentive compensation, with an emphasis on performance-based compensation opportunities and prudent share utilization, cognizant of dilutive effects. For fiscal year 2025 equity grants, the Committee used competitive market data from our annual total compensation study to assist with determining the right target long-term incentive value. The Committee considered individual performance, potential future contributions to our business, internal equity and the CEO’s recommendations.
As described above, during fiscal year 2025, the Company promoted Mr. Mainer to the position of Executive Vice President, in addition to his title as Chief Financial Officer and Treasurer. Mr. Mainer has assumed additional responsibilities for our increasingly complex, global organization, including in relation to capital markets, treasury and oversight of additional functions within the Company. Similarly, Mr. Catoggio has taken on substantial additional responsibilities, including oversight of Post Consumer Brands’ expansion from RTE cereal into products in the pet food, nut butters and pasta categories, and has overseen the integration of a variety of acquired companies, manufacturing facilities, products and brands. Mr. Catoggio will expand his role to include Chief Operating Officer responsibilities in January 2026 upon the retirement of Mr. Zadoks. In conjunction with the increased responsibilities that both of these NEOs have assumed, and the corresponding promotions, the Committee determined to adjust their target total direct compensation. However, in order to best align their interests with the interests of our shareholders and provide additional motivation to achieve the Company’s goals, the Committee awarded the adjustment amount entirely in the form of performance-based equity. After the grant of these PRSUs in connection with their additional responsibilities, in future years, the total long-term incentive equity grants to these two NEOs will mirror all NEOs and be 50% performance-based and 50% time-based.
PRSUs (all NEOs): In fiscal year 2025, the Committee granted PRSUs to the NEOs with the same structure as in fiscal year 2024. The PRSUs represent the opportunity to earn shares at the end of a three-year performance period based on relative stock price performance.
The Committee views the inclusion of a metric that includes TSR as critical because it ties executive officer compensation with the creation of shareholder value and aligns the interests of executive officers with those of the Company and its shareholders. By measuring Post’s performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management. Additionally, it provides rewards that are more directly aligned with performance through different economic cycles.
Specifically, the fiscal year 2025 PRSUs used relative Total Shareholder Return, or relative TSR, as a metric and have a performance period of October 1, 2024 to September 30, 2027. To ensure that the relative TSR reflects sustained creation of shareholder value, the PRSUs utilize a 250-trading day average price in the calculation of TSR. Post’s TSR is ranked relative to the TSR of the companies in the Russell 3000 Packaged Foods & Meats companies (which consisted of 39 companies, including Post Holdings). Acquired companies are removed from the rankings; bankruptcies are dropped to the bottom ranking. The Committee selected the Russell 3000 Packaged Foods & Meats index as the peer group because it was made up of a large roster of durable companies that are similar in size to the Company. Using relative TSR rewards our NEOs for driving performance greater than or equal to our peers, as the companies in the peer group are all generally subject to the same market factors as the Company.
The Committee set the target, and the performance curve, to be consistent with the practices in the competitive market. The actual number of PRSUs earned will be based on the percentile rank of the Company’s TSR relative to the TSRs of the companies in the peer group as shown in the table. If Post has a negative three-year TSR, then payout is capped at 100% of target, regardless of ranking.

Post’s Relative 3-Year TSR Percentile Rank	Vesting (1)
>85th	260% of target
75th	200% of target
50th	100% of target
25th	50% of target
<25th	0% of target
(1) Performance between points is interpolated on a straight-line basis.
To achieve a threshold earning percentage, TSR must rank at or above the 25th percentile. TSR rank at or above the 85th percentile achieves the maximum earning percentage.
As with all compensatory equity awards, the NEOs are subject to our stock ownership guidelines and to our compensation recovery policies (each discussed further below), which we believe mitigates risk in connection with the PRSUs.
Consistent with our fiscal year 2024 PRSU structure, the following bullets summarize the fiscal year 2025 PRSU structure:
•Performance period: October 1, 2024 through September 30, 2027.
•Performance requirements and payout opportunities: Please refer to the chart above.
•Peer group: Russell 3000 Packaged Foods & Meats companies; acquired companies are removed from the rankings; bankruptcies are dropped to the bottom ranking.
•Beginning and ending values: Based on the average of the 250 trading days immediately prior to and including the first/last day of the performance period to mitigate any short-term swings in stock price on either end.
•Dividends: Re-invested on the ex-dividend date.
•Negative three-year TSR: If Post has a negative three-year TSR, then payout is capped at 100% of target, regardless of ranking.
•Vesting: The number of PRSUs awarded in accordance with the sliding scale vesting table set forth above will vest following the end of the three-year performance period. No PRSUs will vest during the performance period, with limited exceptions in cases of death, disability or involuntary termination of employment associated with a change in control of the Company (or absent an involuntary termination, failure of the acquirer in a change in control to assume, on substantially the same terms, the PRSUs).
RSUs: The value of RSUs provides a base level of retention value as well as incentive for increasing shareholder value. Our standard RSUs granted in fiscal year 2025 to our NEOs vest one-third per year on the first, second and third anniversaries of the grant date.
Long-Term Incentives – Fiscal Year 2023 PRSU Achievement
The fiscal year 2023 PRSU grants measured our TSR ranking versus the Russell 3000 Packaged Foods & Meats companies for the period of October 1, 2022 through September 30, 2025. The companies in the Russell 3000 Packaged Foods & Meats group were established and closed on the grant date. During the performance period, bankruptcies dropped to the bottom ranking and acquisitions were removed from the group. Subject to certain adjustments made in connection with the BellRing Spin-off, the beginning and ending share price values were based on the average of the 250 trading days immediately prior to and including the first/last day of the performance period to mitigate any short-term stock price swings on either end.
The fiscal year 2023 PRSU grants had a performance/payout scale of 85th percentile ranking (260% of target payout), 75th percentile ranking (200% of target payout), 50th percentile ranking (100% of target payout) and 25th percentile ranking (50% of target payout). Performance between points was interpolated on a straight-line basis. Performance below the 25th percentile ranking would have resulted in a 0% of target payout.
Our three-year TSR ranking for the period of October 1, 2022 through September 30, 2025 was at the 89th percentile, resulting in an approved payout of 260% of the target number of PRSUs. Each PRSU earned was settled with a share of the Company’s common stock on October 22, 2025, after the end of fiscal year 2025.
Other Compensation Policies
Stock Ownership Guidelines
We have stock ownership guidelines applicable to non-employee directors and Section 16 officers. Our Board of Directors believes it is in the best interests of the Company and our shareholders to align the financial interests of non-employee directors and Section 16 officers with those of our shareholders. We believe stock ownership is an important tool to reinforce executive officers’ commitment to the Company and to demonstrate our commitment to sound corporate governance. Our guideline structure is as follows:
•Non-Employee Directors – 5x annual retainer
•Chief Executive Officer – 8x base salary
•Section 16 Officers – 2x base salary
Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2025, 100% of participants were in compliance with the ownership requirements. The categories of stock ownership that satisfy the ownership criteria include:
•shares owned directly or indirectly (e.g., by spouse or trust);
•unvested time-vested cash or stock-settled restricted stock or RSUs;
•shares represented by amounts notionally invested in the Post Savings Investment Plan or the Executive Savings Investment Plan; and
•share equivalents, including deferred stock units and deferred compensation payable under our deferred compensation plans.
Unvested stock options, unexercised vested stock options and stock appreciation rights (“SARs”) and unearned or unvested performance-based restricted stock and restricted stock units are not included when determining compliance with the guidelines. The Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Post common stock. The Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.
Executive Compensation Recovery (“Clawback”) Policies
In light of the NYSE’s adoption of new executive compensation recovery listing standards that went into effect on October 2, 2023, we adopted a new executive compensation recovery policy that applies to all incentive-based compensation that is based on financial reporting measures received by the Company’s Section 16 officers on or after October 2, 2023 (the “Recovery Policy”). The new Recovery Policy provides that in the event there is a restatement of the Company’s financial statements due to the material non-compliance of the Company with any financial reporting requirement under the securities laws, the result of which is that any incentive-based compensation was erroneously awarded to a Section 16 officer, the Committee will recover the erroneously awarded incentive-based compensation, unless recovery is exempt pursuant to applicable federal securities laws and/or stock exchange listing standards.
The new Recovery Policy superseded our prior executive compensation recovery policy that went into effect on May 4, 2015 (the “2015 Recovery Policy”). However, our 2015 Recovery Policy continues to apply to all performance-based compensation granted, paid or credited to a Section 16 officer between May 4, 2015 and October 2, 2023. The 2015 Recovery Policy provides that in the event there is a restatement of the Company’s financial results, other than due to a change in applicable accounting methods, rules or interpretations, the Committee, to the extent allowable under applicable law, has the authority to recoup performance-based compensation paid to a Section 16 officer during the three-year period preceding the restatement if (i) the restatement would result in the payment of a reduced award if the award were recalculated based on the restated results and (ii) the Section 16 officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement.
Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities, prohibits pledging of shares of the Company’s securities by directors and executive officers and prohibits them from holding shares of the Company’s securities in margin accounts. See the section Corporate Governance – Policy on Hedging and Pledging Company Stock on page 10 for further information.
Equity Grant Timing Practices
The Committee approves all equity awards to our NEOs on or before the grant date. We have not granted stock options for over five fiscal years and stock option grants are not currently part of our compensation strategy. If the Committee anticipates granting stock options in the future, the Committee will consider good practices with respect to the timing of any stock option grants to NEOs.

Compensation Risk Assessment
The Committee is responsible for overseeing the risks relating to our compensation policies and practices on an ongoing basis. The Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to have a material adverse effect on the Company. The following features of our programs mitigate this risk:
•the Committee retains an independent compensation consultant to assist with annual compensation decisions;
•the Committee approves the Senior Management Bonus Program financial goals at the start of the fiscal year, and approves the performance achievement level and final payments earned after the end of the fiscal year;
•the Senior Management Bonus Program caps potential payouts at 150% of the target opportunity, with payouts to the NEOs fully or partially made in the form of RSUs with an additional one-year vesting period, and the TSR PRSU grants cap potential payouts at 260% of the target opportunity to mitigate potential windfalls;
•we utilize a mix of cash and equity incentive programs, and all long-term incentive equity awards granted to our NEOs are subject to multi-year vesting;
•we utilize a diverse portfolio of equity award types;
•we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our shareholders’ best interests in light of potential employment uncertainty;
•executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging; and
•incentive clawback policies that, depending on when the compensation was received, require or permit the Company to recoup compensation paid on the basis of financial results that are subsequently restated.
Benefits and Perquisites
Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees. These plans provide executives with an opportunity to defer a portion of their compensation on a pre-tax basis. The Deferred Compensation Plan for Key Employees allows eligible employees to defer all or a portion of any eligible bonus earned on a pre-tax basis. The committee that administers the plan may determine that matching contributions may be made for any of Post’s fiscal years. We also maintain an Executive Savings Investment Plan which permits eligible employees to make pre-tax deferrals of between 1% and 75% of their base salaries. Income taxes on the amounts deferred and any investment gains are deferred until distributed. The Executive Savings Investment Plan does not provide for Company matching contributions. The Executive Savings Investment Plan does permit, if approved, a discretionary annual employer contribution, which vests at 25% of each year of service.
Deferred compensation under the Deferred Compensation Plan for Key Employees or Executive Savings Investment Plan may be hypothetically invested in Post common stock equivalents or in a number of funds operated by The Vanguard Group Inc. (“Vanguard”) with a variety of investment strategies and objectives. We do not guarantee the rate of return of any fund. Any matching contributions under the Deferred Compensation Plan for Key Employees are deemed to be hypothetically invested in Post common stock equivalents. Under both plans, distributions of deferrals invested in common stock equivalents are generally made in shares of our common stock, and deferrals hypothetically invested in the Vanguard funds are made in cash. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in our financial health. See the section Non-Qualified Deferred Compensation on page 50 for further information.
Supplemental Executive Retirement Plan
In 2024, we adopted the SERP, an unfunded, non-qualified defined benefit retirement plan for a select group of management employees of the Company, including our NEOs. This plan is a supplemental program that enables the Company to better attract, retain and motivate outstanding talent who make important contributions to the Company’s success. Among other things, the SERP supplements the benefits available under the Post Holdings, Inc. Savings Investment Plan, which is subject to IRS limits that inhibit NEOs from receiving the same benefits as other employees under the plan. The SERP provides a cash balance benefit for each participant, which benefit accrues as a percentage of certain components of the participant’s compensation for each year of service and is reflected in an unfunded cash balance bookkeeping account established for the participant. Beginning with the plan year commencing October 1, 2024, each February, the account of each plan participant who remains employed by the Company as of the date of allocation is credited with a pay credit equal to a percentage of the participant’s annualized base salary and target annual bonus compensation as of the immediately preceding December 1st. Applicable percentages vary depending upon the participant’s role within the Company. In fiscal year 2025, in direct response to feedback received from our shareholders, the SERP was amended to provide that no additional pay credits or portions thereof will be allocated to the account of the President and Chief Executive Officer of the Company after his aggregate account balance reaches $2.5 million (net of typical deductions). See the sections 2025 Say-on-Pay Vote and Shareholder Engagement on page 26 and Pension Benefits on page 49 for further information.
Perquisites
We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Committee reviews the levels of perquisites and other benefits periodically.
In fiscal year 2025, the following perquisites were provided:
•Personal use of corporate aircraft: Our executive officers may use corporate aircraft for personal use with prior authorization of the Chief Executive Officer. The Committee has the authority to grant tax gross-ups related to such use, provided that they do not exceed $100,000 for any individual or $200,000 in the aggregate during any fiscal year. The Board believes that this perquisite is an appropriate benefit because, in addition to helping retain and attract superior talent, it enables our executive officers to travel in a safe and efficient manner, which supports their productivity and reduces travel time in support of their work priorities.
•Personal administrative support: Mr. Vitale receives administrative support provided by Company employees and, as is not uncommon, certain support services relate to personal matters that extend beyond his role as CEO. As such, a portion of the cost of this administrative support is treated as a personal benefit and reported as All Other Compensation in the Summary Compensation Table, along with a tax gross up on such amount. The Committee believes that it is beneficial to the Company to optimize Mr. Vitale’s availability for his role as CEO by decreasing administrative burdens.
These perquisites and other benefits are discussed in the Summary Compensation Table on pages 45, 46 and 47, where applicable.
Change in Control and Involuntary Termination Treatment
Management Continuity Agreements
Each member of our senior management, including the NEOs whose compensation is discussed herein, has entered into a Management Continuity Agreement and/or is a participant in our Executive Severance Plan described below. The Management Continuity Agreements are intended to promote stability and continuity of senior management in the event of an actual or anticipated change in control of the Company. The Board of Directors authorized these agreements in recognition of the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Our Board of Directors is of the opinion that a properly designed change in control agreement protects shareholder interests by providing (i) incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending and (ii) assurance of severance benefits for terminated employees.
Under the Management Continuity Agreements, in the event of an involuntary termination in association with a change in control, a NEO who has executed a Management Continuity Agreement may receive (i) a lump sum severance payment equal to the present value of three years of base salary plus the present value of the greater of three years of (A) the NEO’s target bonus for the year in which termination occurred and (B) the NEO’s last annual bonus preceding the termination or change in control (whichever is greater), (ii) a lump sum payout equal to the actuarial value of continued participation in certain welfare benefit plans or equivalent benefits, (iii) outplacement assistance and (iv) reimbursement for certain litigation expenses.
Executive Severance Plan
Our Executive Severance Plan generally provides the following benefits in the event of a termination of employment by us without cause or by the executive for good reason, where the severance was not in association with a change in control of the Company:
•a lump sum payment of two times the executive’s annual base salary and target bonus amount, plus $20,000;
•a prorated portion of the applicable annual bonus program target award, prorated for the year of termination, provided that performance goals are achieved and only to the extent that the payment of such pro-rata bonus would not cause adverse tax consequences under Section 409A of the Internal Revenue Code, as amended (the “Code”);
•for any equity award granted under any Post Holdings, Inc. Long-Term Incentive Plan with a time-based vesting schedule that is not pro rata, or with a vesting schedule that is ratable in whole or in part but does not provide for any vesting on or before the first anniversary of the date of grant of the equity award, vesting of the equity award as if there was a three-year pro rata vesting schedule with vesting occurring on the first, second and third anniversaries of the date of grant (to the extent the equity award had not already vested or would not under the terms of the applicable equity plan vest at a greater percentage);

•for any unvested PRSU outstanding with a three-year performance period, at a minimum, vesting of the equity award as follows (if it would not, in the Committee’s determination, cause adverse tax consequences under Section 409A of the Code and only if the award would not vest at a greater percentage or amount under the existing terms of the applicable award agreement): (i) before the first anniversary of the date of grant, one-third of the target award will vest; (ii) after the first anniversary and on or before the second anniversary of the date of grant, two-thirds of the target award will vest; and (iii) after the second anniversary of the date of grant and before the original default vesting date of the award, the target award will fully vest;
•up to twelve weeks of COBRA subsidy at active employee rates upon timely election of COBRA; and
•outplacement services.
The Executive Severance Plan also provides severance benefits in the event of an involuntary termination in association with a change in control of the Company to participating senior management employees who have not executed a Management Continuity Agreement. These benefits are similar to those benefits provided for under the Management Continuity Agreements. See Potential Payments Upon Termination of Employment or Change in Control on page 51 for further information.
We believe that the Management Continuity Agreements and the Executive Severance Plan are fair to the executives and to our shareholders and, because the severance benefits are agreed to before a possible termination, they avoid the need for protracted negotiations at the termination date.
Equity Compensation
Generally, if a NEO ceases to be employed by the Company in the event of an involuntary termination in association with a change in control, each equity award held by such NEO vests in part or in full. Most unvested equity awards held by NEOs are forfeited if the NEO’s employment terminates outside of the context of a change in control (with exceptions for termination due to death and Retirement, and with limited exceptions for involuntary termination without cause in the case of RSUs granted for achievement of annual bonuses and for certain types of awards as described by the Executive Severance Plan above). See Potential Payments Upon Termination of Employment or Change in Control on page 51 for further information. The RSUs granted to the NEOs in fulfillment of earned bonus amounts for fiscal year 2025 under the Senior Management Bonus Program, as well as time-based RSUs with three-year ratable vesting schedules granted to the NEOs in November 2024, provide for vesting upon Retirement (generally defined as a participant, after providing one month’s prior written notice and executing a restrictive covenant agreement, voluntarily leaving the employment of the Company or its subsidiary, after reaching either age 65 with 5 or more years of service or age 55 with 10 or more years of service). The TSR PRSU awards granted to the NEOs in fiscal year 2025 provide that if the NEO Retires during the performance period, he or she will continue to be eligible to receive shares under the award if the performance criteria are met.

Summary Compensation Table
The following table shows information about the compensation of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers who were serving as executive officers at September 30, 2025:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert V. Vitale	2025	1,281,250	—	14,811,295	—	—	261,532	219,913	16,573,990
President & CEO	2024	1,250,000	—	15,428,971	—	—	1,928,059	3,356,645	21,963,675
	2023	1,245,667	—	16,008,243	—	—	—	105,886	17,359,796
Matthew J. Mainer	2025	664,167	—	6,447,485	—	—	75,865	25,150	7,212,667
EVP, CFO & Treasurer	2024	479,187	—	2,609,617	—	—	362,407	46,295	3,497,506
	2023	431,511	—	2,213,276	—	—	—	39,479	2,684,266
Nicolas Catoggio	2025	712,010	—	7,672,876	—	373,375	68,744	190,727	9,017,732
President & CEO,	2024	720,833	—	4,805,174	—	725,000	144,133	66,733	6,461,873
Post Consumer Brands	2023	691,667	—	5,884,725	—	—	—	55,756	6,632,148
Diedre J. Gray	2025	695,000	—	5,485,205	—	—	90,895	74,835	6,345,935
EVP, General Counsel & Chief	2024	666,146	—	5,497,616	—	—	661,401	69,675	6,894,838
Administrative Officer, Secretary	2023	643,229	—	5,314,699	—	—	—	43,762	6,001,690
Jeff A. Zadoks	2025	700,000	—	5,097,987	—	—	96,692	67,793	5,962,472
EVP & COO	2024	700,000	—	5,454,797	—	—	725,567	97,746	6,978,110
	2023	687,500	—	5,672,552	—	—	—	44,696	6,404,748
_________
(1)The amounts relate to awards of RSUs and PRSUs granted for the fiscal year. The awards reflect the aggregate grant date fair values computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and do not correspond to the actual values that will be realized by the NEOs. See Notes 2 and 19 to the Company’s fiscal year 2025 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the accounting policy and determination of these amounts under FASB ASC Topic 718. The values of PRSUs assume target performance over the performance periods and are consistent with the estimate of aggregate compensation cost to be recognized over the performance periods determined as of the applicable grant date under FASB ASC Topic 718. For Mr. Vitale, Ms. Gray and Mr. Zadoks, in fiscal years 2025 and 2024, this amount includes two RSU awards and a PRSU award, and in fiscal year 2023, this amount includes three RSU awards and a PRSU award. For Mr. Mainer and Mr. Catoggio, in fiscal year 2025, this amount includes two RSU awards and two PRSU awards, in fiscal year 2024, this amount includes two RSU awards and a PRSU award, and in fiscal year 2023, this amount includes three RSU awards and a PRSU award. For each of the NEOs, one RSU award in fiscal year 2025 represents the bonus earned (or, with respect to Mr. Catoggio, a portion thereof) by such NEO under our Senior Management Bonus Program for fiscal year 2025 performance, which was settled in the form of a RSU award on November 18, 2025, after the end of fiscal year 2025. For additional information about these bonus awards, see Compensation Discussion and Analysis – 2025 Compensation Elements – Annual Bonus (Senior Management Bonus Program) on page 36. For each of the NEOs, one RSU award in fiscal year 2024 represents the bonus earned (or, with respect to Mr. Catoggio, a portion thereof) by such NEO under our Senior Management Bonus Program for fiscal year 2024 performance, which was settled in the form of a RSU award on November 12, 2024, after the end of fiscal year 2024. For each of the NEOs, one RSU award in fiscal year 2023 represents the bonus earned by such NEO under our Senior Management Bonus Program for fiscal year 2023 performance, which was settled in the form of a RSU award on November 14, 2023, after the end of fiscal year 2023. For Messrs. Vitale, Mainer and Zadoks and Ms. Gray, one RSU award in fiscal year 2023 represents the recognition bonus earned by such NEO for extraordinary performance in fiscal year 2023, which was settled in the form of a RSU award on November 14, 2023, after the end of fiscal year 2023.
The following table reflects the value at grant date of the fiscal years 2025, 2024 and 2023 PRSU awards vesting at minimum, threshold, target, above-target and maximum performance level vesting percentages.

GRANT DATE VALUE OF PRSUS
	Fiscal Year	At Minimum 0% ($)	At Threshold 50% ($)	At Target 100% ($)	At Above-Target 200% ($)	At Maximum 260% ($)
Robert V. Vitale	2025	—	3,820,644	7,641,288	15,282,577	19,867,350
	2024	—	4,037,646	8,075,292	16,150,584	20,995,760
	2023	—	4,219,991	8,439,983	16,879,966	21,943,955
Matthew J. Mainer	2025	—	1,026,099	2,052,198	4,104,396	5,335,714
	2025	—	1,122,047	2,244,095	4,488,190	5,834,647
	2024	—	611,974	1,223,948	2,447,896	3,182,265
	2023	—	491,898	983,796	1,967,592	2,557,870
Nicolas Catoggio	2025	—	1,383,823	2,767,646	5,535,292	7,195,880
	2025	—	1,402,532	2,805,064	5,610,129	7,293,168
	2024	—	1,390,798	2,781,595	5,563,190	7,232,147
	2023	—	1,207,617	2,415,235	4,830,469	6,279,610
Diedre J. Gray	2025	—	1,420,766	2,841,532	5,683,063	7,387,982
	2024	—	1,437,872	2,875,745	5,751,490	7,476,937
	2023	—	1,389,342	2,778,684	5,557,368	7,224,578
Jeff A. Zadoks	2025	—	1,274,742	2,549,483	5,098,967	6,628,657
	2024	—	1,382,232	2,764,464	5,528,928	7,187,606
	2023	—	1,444,700	2,889,400	5,778,799	7,512,439

(2)The amounts reported in this column reflect the cash portion of bonuses earned by the NEOs during the fiscal year under our Senior Management Bonus Program. For additional information about these bonus awards, see Compensation Discussion and Analysis – 2025 Compensation Elements – Annual Bonus (Senior Management Bonus Program) on page 36.
(3)Amounts in this column for each of the NEOs reflect the aggregate change in present value of the SERP benefit, which was implemented effective February 19, 2024. Because the SERP was not in place in fiscal year 2023, the aggregate change in present value for fiscal year 2024 was equal to the present value of the accumulated benefit as of September 30, 2024. The values reported in this column are (i) theoretical, as the amounts are calculated and presented according to SEC requirements and are based on assumptions used in preparing the Company’s fiscal year 2025 financial statements, and (ii) accounting values not realized by the NEOs during the fiscal year. See Note 18 to the Company’s fiscal year 2025 financial statements in the Company’s Annual Report on Form 10-K for additional information regarding the valuation method and assumptions used to calculate the present value of the accumulated benefit. The SERP and our other defined benefit plans utilize different methods of calculating actuarial present value for the purposes of determining a lump-sum payment, if any, to be paid under each plan. While these amounts appear as lump sum, the normal form of payment in the event of retirement is an annuity and the plan only allows for a lump sum payment for these benefits for certain distribution events. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that a NEO will actually accrue under the SERP during any given year. No above-market or preferential earnings under the Deferred Compensation Plan for Key Employees, the Executive Savings Investment Plan or the SERP were reportable for fiscal years 2025, 2024 and 2023.
(4)Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Miscellaneous ($) (c)	Total ($)
Robert V. Vitale	2025	21,000	1,176	82,072	35,176	80,489	219,913
	2024	20,700	1,058	148,343	90,323	3,096,221	3,356,645
	2023	19,800	1,058	62,598	22,430	—	105,886
Matthew J. Mainer	2025	21,000	1,176	—	2,974	—	25,150
	2024	19,969	1,058	18,044	7,224	—	46,295
	2023	22,870	1,058	9,859	5,692	—	39,479
Nicolas Catoggio	2025	19,721	1,176	124,273	45,557	—	190,727
	2024	19,938	1,058	32,611	13,126	—	66,733
	2023	19,292	1,058	28,137	7,269	—	55,756
Diedre J. Gray	2025	21,000	1,176	38,676	13,983	—	74,835
	2024	20,700	1,058	34,051	13,866	—	69,675
	2023	19,800	1,058	14,919	7,985	—	43,762
Jeff A. Zadoks	2025	21,000	1,176	35,050	10,567	—	67,793
	2024	20,700	1,058	62,074	13,914	—	97,746
	2023	19,800	1,058	14,266	9,572	—	44,696
_________
(a)Amounts are based on the aggregate incremental cost to us of the NEO’s use of aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of owning aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of NEOs occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the IRS’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.

(b)Executive officers may use aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in each executive officer’s taxable wages. We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.
(c)For Mr. Vitale, this amount represents personal administrative support provided by Company employees to Mr. Vitale. In fiscal year 2025, the cost of such personal administrative support was $80,489, with $44,229 attributable to compensation provided to such Company employees and $36,260 attributable to the Company’s reimbursement to Mr. Vitale to offset the impact of income taxes related to such personal administrative support. In fiscal year 2024, the cost of such support was $96,221,with $52,777 attributable to compensation provided to such Company employees and $43,444 attributable to the Company’s reimbursement to Mr. Vitale to offset the impact of income taxes relating to such personal administrative support. In fiscal year 2024, for Mr. Vitale, this amount also includes a $3,000,000 charitable donation made to Washington University School of Medicine. For additional information about these perquisites, see Compensation Discussion and Analysis – Benefits and Perquisites – Perquisites on page 43.
Grants of Plan-Based Awards for the Fiscal Year Ended September 30, 2025
The following table provides, for each of the NEOs, information concerning grants of equity awards made during fiscal year 2025. Awards of RSUs and PRSUs were made under the Post Holdings, Inc. Amended and Restated 2021 Long-Term Incentive Plan. The following table does not reflect (i) the bonuses earned by the NEOs under our Senior Management Bonus Program for fiscal year 2025 performance, which were, at least in part, settled in the form of RSU awards after the end of fiscal year 2025, or (ii) the bonuses earned by the NEOs under our Senior Management Bonus Program for fiscal year 2024 performance, which were, at least in part, settled in the form of RSU awards at the beginning of fiscal year 2025, which RSU awards are reflected in the Summary Compensation Table under “Stock Awards.” See Compensation Discussion and Analysis for further information about the awards listed below and the RSU awards granted to the NEOs under our Senior Management Bonus Program for fiscal year 2025 performance.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type	Grant Date	Threshold (#)	Target (#)	Above-Target (#)	Maximum (#)
Robert V. Vitale	PRSUs	11/12/2024	21,874	43,747	87,494	113,742		7,641,288
	RSUs	11/12/2024					43,747	4,767,548
Matthew J. Mainer	PRSUs	11/12/2024	5,875	11,749	23,498	30,547		2,052,198
	PRSUs	03/27/2025	5,187	10,373	20,746	26,970		2,244,095
	RSUs	11/12/2024					11,749	1,280,406
Nicolas Catoggio	PRSUs	11/12/2024	7,923	15,845	31,690	41,197		2,767,646
	PRSUs	03/27/2025	6,483	12,966	25,932	33,712		2,805,064
	RSUs	11/12/2024					15,845	1,726,788
Diedre J. Gray	PRSUs	11/12/2024	8,134	16,268	32,536	42,297		2,841,532
	RSUs	11/12/2024					16,268	1,772,887
Jeff A. Zadoks	PRSUs	11/12/2024	7,298	14,596	29,192	37,950		2,549,483
	RSUs	11/12/2024					14,596	1,590,672
_________
(1)These columns consist of the threshold, target, above-target and maximum number of PRSUs granted in fiscal year 2025 that will vest based on the Company’s total shareholder return over a three-year performance period ending September 30, 2027. The actual earned award may range from 0% to 260% based on performance. The “Threshold” column represents the number of units that will vest at a 50% vesting percentage. The “Target” column represents the number of units that will vest if the specified performance targets are achieved. The “Above-Target” column represents the number of units that will vest at a 200% vesting percentage. The “Maximum” column represents the maximum number of units that will vest. Any awards earned will vest after the end of the performance period, but no later than December 31, 2027.
(2)This column contains the number of RSUs granted in fiscal year 2025.
(3)This column represents (a) the grant date fair value of RSUs, which was calculated in accordance with FASB ASC Topic 718 based on the closing market price per share of Post’s common stock on the date of grant ($108.98 per share for awards granted on November 12, 2024), and (b) the grant date fair value of PRSUs, which was calculated assuming 100% attainment of target with a fair value of $174.67 per share for awards granted on November 12, 2024 and $216.34 per share for awards granted on March 27, 2025 and in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at September 30, 2025
The following table sets forth information on exercisable and unexercisable options and unvested RSU and PRSU awards held by the NEOs on September 30, 2025. The numbers contained in the following table reflect the equity award adjustments made in connection with the BellRing Spin-off.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (11)
Robert V. Vitale	44,153	(1)	—	54.06	11/13/2027	18,245	(2)	1,960,973	142,308	(8)	15,295,307
						37,396	(3)	4,019,322	145,844	(9)	15,675,356
						23,227	(4)	2,496,438	87,494	(10)	9,403,855
						43,747	(5)	4,701,928
Matthew J. Mainer	—		—	—	—	609	(6)	65,455	16,588	(8)	1,782,878
						2,127	(2)	228,610	22,105	(9)	2,375,867
						5,668	(3)	609,197	23,498	(10)	2,525,565
						6,008	(4)	645,740	20,746	(10)	2,229,780
						11,749	(5)	1,262,783
Nicolas Catoggio	—		—	—	—	5,415	(2)	582,004	40,724	(8)	4,376,994
						11,602	(7)	1,246,983	50,237	(9)	5,399,494
						12,882	(3)	1,384,557	31,690	(10)	3,406,041
						3,326	(4)	357,478	25,932	(10)	2,787,171
						15,845	(5)	1,703,021
Diedre J. Gray	—		—	—	—	6,007	(2)	645,632	46,852	(8)	5,035,653
						13,318	(3)	1,431,419	51,938	(9)	5,582,253
						8,300	(4)	892,084	32,536	(10)	3,496,969
						16,268	(5)	1,748,485
Jeff A. Zadoks	—		—	—	—	6,246	(2)	671,320	48,719	(8)	5,236,297
						12,802	(3)	1,375,959	49,928	(9)	5,366,240
						9,538	(4)	1,025,144	29,192	(10)	3,137,556
						14,596	(5)	1,568,778
_________
(1)Non-qualified stock options; exercisable in equal installments on November 13, 2018, 2019 and 2020.
(2)RSUs; restrictions lapse in equal installments on November 15, 2023, 2024 and 2025. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(3)RSUs; restrictions lapse in equal installments on November 14, 2024, 2025 and 2026. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(4)RSUs; restrictions lapse in one installment on November 12, 2025. The RSUs will be paid in shares of the Company’s common stock within 60 days of the applicable vesting date.
(5)RSUs; restrictions lapse in equal installments on November 12, 2025, 2026 and 2027. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(6)RSUs; restrictions lapse in equal installments on December 1, 2022, 2023, 2024 and 2025. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(7)RSUs; restrictions lapse in one installment on November 15, 2026. The RSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date.
(8)PRSUs; vest in one installment after September 30, 2025, but no later than December 31, 2025. The PRSUs will be paid in shares of the Company’s common stock within 60 days of the vesting date. Amount shown reflects the maximum number of units under the award as if such award vested at 260% of target. As a result of the Company’s performance during the period from October 1, 2022 through September 30, 2025, 260% of the target amount of these PRSUs (as reflected in the table) vested on October 22, 2025. For additional information, see Compensation Discussion and Analysis - 2025 Compensation Elements - Long-Term Incentives - Fiscal Year 2023 PRSU Achievement.
(9)PRSUs; vest in one installment after September 30, 2026, but no later than December 31, 2026. The PRSUs will be paid in shares of the Company’s common stock, cash and/or other consideration (as determined by the Corporate Governance and Compensation Committee) within 60 days of the vesting date. Amount shown reflects the maximum number of units under the award as if such award vested at 260% of target.
(10)PRSUs; vest in one installment after September 30, 2027, but no later than December 31, 2027. The PRSUs will be paid in shares of the Company’s common stock, cash and/or other consideration (as determined by the Corporate Governance and Compensation Committee) within 60 days of the vesting date. Amount shown reflects the above-target number of units under the award as if such award vested at 200% of target.
(11)Based on our closing stock price of $107.48 on September 30, 2025.

Option Exercises and Stock Vested
for the Fiscal Year Ended September 30, 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert V. Vitale	63,243	3,907,151	263,437	29,720,181
Matthew J. Mainer			26,604	3,012,906
Nicolas Catoggio			81,974	9,085,781
Diedre J. Gray	15,157	813,917	82,082	9,249,120
Jeff A. Zadoks	28,969	1,676,091	87,275	9,831,614
Equity Compensation Plan Information
The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average of Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (2)
Equity compensation plans approved by security holders	2,424,110	(3)	58.13	954,673
Equity compensation plans not approved by security holders	—		—	—
Total	2,424,110			954,673
_________
(1)Weighted average exercise price of outstanding options; excludes RSUs and PRSUs.
(2)These shares of common stock are issuable under the Post Holdings, Inc. Amended and Restated 2021 Long-Term Incentive Plan.
(3)This number includes 234,991 shares of common stock issuable upon the exercise of outstanding non-qualified stock options, 836,260 outstanding RSUs which may be settled in shares of our common stock and 1,352,859 outstanding PRSUs which may be settled in shares of our common stock (which amount reflects vesting at maximum vesting levels of 100% (194,611 PRSUs) and 260% (1,158,248 PRSUs) (if all of these outstanding PRSUs that have not been certified vest at the target vesting level instead of the maximum vesting level, 640,087 PRSUs would vest instead of 1,352,859 PRSUs)). Excludes RSUs which, by their terms, will be settled in cash. The weighted-average remaining contractual term in years of our outstanding non-qualified stock options is 2.6 years. See Note 19 to the Company’s fiscal year 2025 financial statements in the Company’s Annual Report on Form 10-K for additional information.
Pension Benefits
In fiscal year 2024, we adopted the Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan, an unfunded, non-qualified defined benefit retirement plan for a select group of management employees of the Company, including our NEOs. This plan is a supplemental program that enables the Company to better attract, retain and motivate outstanding talent who make important contributions to the Company’s success. Among other things, the SERP supplements the benefits available under the Post Holdings, Inc. Savings Investment Plan, which is subject to IRS limits that inhibit NEOs from receiving the same benefits as other employees under that plan. The SERP provides a cash balance benefit for each participant, which benefit accrues as a percentage of certain components of the participant’s compensation for each year of service and is reflected in an unfunded cash balance bookkeeping account established for the participant.
Beginning with the plan year commencing October 1, 2024, each February, the account of each plan participant who remains employed by the Company as of the date of allocation is credited with a pay credit equal to a percentage of the participant’s annualized base salary and target annual bonus compensation, as of the immediately preceding December 1st. Applicable percentages vary depending on the participant’s role within the Company. Currently, the pay credit percentages under the SERP are 5% for the President and CEO, 4% for other NEOs and 3% for other eligible employees. In fiscal year 2025, in direct response to feedback received from our shareholders, the SERP was amended to provide that no additional pay credits or portions thereof will be allocated to the account of the President and CEO after his aggregate account balance reaches $2.5 million (net of typical deductions). See the section 2025 Say-on-Pay Vote and Shareholder Engagement on page 26 for further information regarding our shareholder engagement on this matter.
A participant becomes fully vested in the benefit if they remain continuously employed by the Company through the participant’s retirement date. Under the SERP, a participant’s retirement date is the date on which the participant has reached either (i) age 55 with 10 or more years of service with the Company or its affiliates or (ii) age 65 with 5 or more years of service with the Company or its affiliates. If a participant becomes disabled, the participant dies while employed or the participant is separated from service in connection with a change in control of the Company, vesting will be accelerated to 100%. Each participant in the plan as of February 19, 2024 was credited with an opening credit, based upon years of past service with the Company. These opening credits vest based on the participant’s years of service (only considering service on or after February 19, 2024), at approximately 33% per year, provided the participant remains continuously employed with the Company through their retirement date. In addition, each February, each participant’s account is credited with an interest credit equal to the interest rate selected by the Corporate Governance and Compensation Committee for that year multiplied by the participant’s account balance as of the preceding December 1st.
Provided the vesting conditions are met, participants in the SERP will receive payment of the vested amount upon (i) retirement, (ii) disability, (iii) death, (iv) a change in control of the Company, where the participant incurs a separation from service within three months prior to the change in control, or (v) the participant’s separation from service within the 24-month period beginning on the date of the change in control. Distributions will be made in the form of a lump sum payment or in annual installments depending on the distribution event.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Robert V. Vitale	Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan	13.66	2,153,582	—
Matthew J. Mainer	Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan	10.72	438,272	—
Nicolas Catoggio	Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan	4.05	212,877	—
Diedre J. Gray	Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan	13.66	752,296	—
Jeff A. Zadoks	Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan	13.66	811,723	—
(1)     Represents the number of years of service credited to the participant under the SERP, computed as of the same plan measurement date used pursuant to the Company’s fiscal year 2025 financial statements. Under the SERP, “Years of Service” means the participant’s full number of complete years (365 days or 366 days, as applicable) of continuous employment with the Company and/or its affiliates. A participant’s period of service with any acquired or predecessor employer, to the extent not otherwise counted under the SERP, will also be taken into consideration in determining the participant’s Years of Service to the extent, and under such conditions, as may be determined by the SERP’s administrator in the administrator’s sole discretion. As discussed above, a participant’s Years of Service is relevant for determining whether a participant’s benefit under the SERP is vested, primarily as it relates to determination of when the participant has reached the retirement date under the SERP. For purposes of determining whether a participant’s opening credit is vested, only service on or after February 19, 2024 (the effective date of the SERP) is taken into consideration. Although Years of Service was considered in determining the amount of each participant’s opening credit, each participant was allocated a specified dollar amount and Years of Service credited under the SERP will only impact the vesting of such amount.
(2)    The accumulated benefit is calculated based on credited service and compensation as of September 30, 2025. The values reported in this column are (i) theoretical, as the amounts are calculated and presented according to SEC requirements and (ii) based on assumptions used in preparing the Company’s fiscal year 2025 financial statements. See Note 18 to the Company’s fiscal year 2025 financial statements in the Company’s Annual Report on Form 10-K for additional information regarding the valuation method and assumptions used to calculate the present value of the accumulated benefit. The SERP uses a different method of calculating actuarial present value for the purposes of determining a lump sum payment, if any, under the plan.
Non-Qualified Deferred Compensation
We maintain non-qualified deferred compensation plans for key employees, the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. Participation in the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan is limited to a select group of management or highly-compensated employees. All of our NEOs were eligible to participate in these plans in fiscal year 2025.
Under the Deferred Compensation Plan for Key Employees, eligible employees may elect to defer payment of all or a portion of their eligible annual bonuses until some later date. The Corporate Governance and Compensation Committee that administers the plan may determine that matching discretionary contributions may be made for a particular fiscal year, and if made such contributions will vest five years after such contribution is made, generally subject to acceleration in the event of disability or separation from service by reason of death or involuntary termination without cause, and under certain circumstances subject to acceleration in the event of retirement or change in control of the Company. Absent such determination, no matching discretionary contribution is made. No discretionary contributions under this plan were made for our NEOs in fiscal year 2025. The Deferred Compensation Plan for Key Employees was amended effective October 1, 2019, with respect to bonus deferrals for fiscal year 2020 and beyond, to provide that a participant’s deferral election applies only to that portion of the annual bonus which would otherwise be paid in cash.
The Executive Savings Investment Plan allows eligible employees to defer a portion of their salaries to be paid at a future date. In addition, the Company has the ability to provide a discretionary employer contribution at the times and in the amounts designated by the Company, which vest at 25% for each year of service. Eligible employees may defer between 1% and 75% of their base salaries.
Under both plans, participants may select specified dates in the future upon which their deferrals will be distributed, in addition to selecting distribution at separation from service. Payments also may be made in the event of a change in control of the Company (depending upon the date of deferral or contribution, either as a result of a participant election, or because the plans require it). Payments may be made in lump sum, in five annual installments or in ten annual installments.
Both of the plans offer measurement investment funds that participants may choose for purposes of crediting or debiting hypothetical investment gains and losses to their accounts. The hypothetical investments offered are Post common stock equivalents and a number of funds operated by Vanguard with a variety of investment strategies and objectives. Discretionary employer contributions made to the accounts of participants in the Executive Savings Investment Plan are deemed to be hypothetically invested in the applicable target date retirement fund operated by Vanguard and participants may subsequently change their hypothetical investments. Participants may move their account balances between the various hypothetical investment options at the close of each business day, subject to these exceptions: (1) deferrals into Post common stock equivalents in the plans are not transferable to any other investment option except under limited circumstances and (2) deferrals into the Vanguard investment options cannot be transferred into the Post common stock equivalents option.
Income taxes on the amounts deferred and any investment gains are deferred until distribution. Under both plans, distributions of deferrals hypothetically invested in common stock equivalents are generally made in shares of our common stock, while deferrals hypothetically invested in the Vanguard funds are made in cash.
The following table provides additional information with respect to the participation of our NEOs in our non-qualified deferred compensation plans through September 30, 2025.

Name	Plan	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Robert V. Vitale	Executive Savings Investment Plan	—	—	221,696	—	2,157,147
	Deferred Compensation Plan for Key Employees	—	—	—	—	—
Matthew J. Mainer	Executive Savings Investment Plan	76,917	—	44,392	—	489,665
	Deferred Compensation Plan for Key Employees	—	—	—	—	—
Nicolas Catoggio	Executive Savings Investment Plan	—	—	—	—	—
	Deferred Compensation Plan for Key Employees	—	—	—	—	—
Diedre J. Gray	Executive Savings Investment Plan	80,000	—	141,966	—	1,088,178
	Deferred Compensation Plan for Key Employees	—	—	—	—	—
Jeff A. Zadoks	Executive Savings Investment Plan	28,000	—	110,289	—	917,694
	Deferred Compensation Plan for Key Employees	—	—	11,889	—	97,094
_________
(1)These amounts reflect deferrals into the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees as of September 30, 2025.
(2)These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and reflect our discretionary contributions to the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees.
(3)These amounts reflect the aggregate earnings to the Executive Savings Investment Plan and the Deferred Compensation Plan for Key Employees. These amounts do not reflect above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified and, accordingly, these amounts are not included in the Summary Compensation Table.
(4)None of the balances shown in this column were included in the Summary Compensation Table for fiscal years 2024 or 2023.

Potential Payments Upon Termination of Employment or Change in Control
In the event of an involuntary termination of employment absent a change in control of the Company, each of our NEOs is eligible for compensation and benefits under the Post Holdings, Inc. Executive Severance Plan (the “Plan”). In the event of the officer’s involuntary termination in association with a change in control of the Company, each of our NEOs is eligible for compensation and benefits under either a Management Continuity Agreement (“MCA”) or the Plan. A description of the terms of the MCAs and the Plan as in effect as of September 30, 2025 is below. In addition, information about treatment of equity awards, non-qualified deferred compensation and non-qualified defined benefits in the event of involuntary termination and/or a change in control if such event occurred in fiscal year 2025 is provided below.
Potential Payments under the Management Continuity Agreements
As discussed in Compensation Discussion and Analysis, the MCAs are meant to promote the stability and continuity of senior management in the event of an actual or anticipated change in control. The MCAs provide severance compensation to the NEO in the event of the NEO’s involuntary termination in association with a change in control. As of September 30, 2025, the Company had MCAs in effect with the following NEOs: Mr. Vitale, Ms. Gray and Mr. Zadoks.
In the event of a change in control, the compensation provided would be in the form of a lump sum payment equal to the present value of continuing (a) the officer’s salary and (b) the greater of (i) the officer’s target bonus for the year in which termination occurred and (ii) the officer’s last annual bonus preceding the termination or change in control (whichever is greater), for three years following the officer’s involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described below). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and the officer objects to such termination, he or she also is eligible for compensation and benefits under his or her MCA.
Each officer also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of the officer’s participation in each life, health, accident and disability plan in which the officer was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by the officer for litigation related to the enforcement of his or her MCA and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or the subsidiary that employed the officer.
No payments would be made if the officer’s termination is due to death, disability or normal retirement, or is “for cause,” which is defined as (i) the continued failure by the officer to devote reasonable time and effort to the performance of his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness), (ii) the officer willfully engaging in misconduct which is materially injurious to us or (iii) the officer’s conviction of a felony or a crime involving moral turpitude.
The MCAs also contain provisions relating to non-competition and non-solicitation of our employees which become effective once the officer becomes eligible for payments under his or her MCA. The non-competition provisions have a duration of one year and the non-solicitation provisions have a duration of two years. Furthermore, the MCAs contain provisions regarding the protection of our confidential information, which became effective when the MCAs became effective and apply in perpetuity. In the event of a breach of the foregoing provisions, we are entitled, among other applicable remedies, to specific performance and/or injunctive relief to enforce or prevent violations, and the officer is required to return sums received under his or her MCA if a court issues a final ruling finding that the officer was in breach. These provisions may not be waived unless agreed to in writing by the parties.
The MCAs provide that in the event that any payments to the officers under the MCAs or otherwise would be subject to excise taxes under the Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the officer would receive a greater amount were there no reduction and the officer were to pay the excise taxes.
Potential Payments under the Post Holdings, Inc. Executive Severance Plan
Under the Plan, all of our NEOs are eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason” outside of the context of a change in control. Additionally, under the Plan, Messrs. Catoggio and Mainer are eligible for severance benefits in conjunction with a change in control as described herein.
Severance Benefits Outside of the Context of a Change in Control
Severance benefits under the Plan are not available if the termination of employment is because of short- or long-term disability or death. Severance benefits consist of:
•a lump sum payment of two times the executive’s annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, plus an amount equal to two times his or her then current target annual bonus amount, plus $20,000;
•a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals are achieved, and only to the extent that the payment of such pro-rata bonus would not cause adverse tax consequences under Code Section 409A;
•Company contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;
•outplacement services for a period to be determined by us, but not exceeding two years; and
•vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis and of certain PRSUs with a “cliff vesting” schedule and a performance period of three years made under the Post Holdings, Inc. 2016 Long-Term Incentive Plan, the Post Holdings, Inc. 2019 Long-Term Incentive Plan, the Post Holdings, Inc. 2021 Long-Term Incentive Plan and the Post Holdings, Inc. Amended and Restated 2021 Long-Term Incentive Plan, as described below in the subsections Equity Grant Agreements and Non-qualified Deferred Compensation.
Additionally, the Plan provides that certain business executives, including Mr. Catoggio, are eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of such executive’s business or employing subsidiary (a “Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of the Company under the Plan, as if the Business Change were a change in control of the Company.
Severance Benefits Within the Context of a Change in Control - Messrs. Catoggio and Mainer
The Plan provides severance benefits in the event of involuntary termination outside of the context of a change in control of the Company. It also provides that certain executives who do not have MCAs with the Company are eligible for severance benefits in the context of a change in control of the Company under the Plan intended to mirror those provided under the MCAs. The Plan names Messrs. Catoggio and Mainer as eligible for these benefits.
In the event of a change in control (defined as it is in the MCAs), each of Messrs. Catoggio and Mainer would be eligible to receive a lump sum payment equal to the present value of continuing (a) his salary and (b) the greater of (i) his target bonus for the year in which termination occurred and (ii) his last annual bonus preceding the termination or change in control (whichever is greater), for three years following his involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described in the next paragraph). In the event the officer’s employment is involuntarily terminated within 270 days prior to a change in control, and he objects to such termination, he will be treated as having met the requirements for these payments and benefits.
Each of Messrs. Catoggio and Mainer also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of his participation in each life, health, accident and disability plan in which he was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by him for litigation related to the enforcement of the Plan and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by the Company or by the employing subsidiary.
No payments would be made if termination is due to death, disability or normal retirement, or is “for just cause,” which is defined as (i) the continued failure to devote reasonable time and effort to the performance of the officer’s duties (other than a failure resulting from his incapacity due to physical or mental illness), (ii) willfully engaging in misconduct which is materially injurious to us or (iii) conviction of a felony or a crime involving moral turpitude.
General
The payment of benefits by the Company under the Plan is conditioned upon the executive executing a general release in favor of the Company that includes confidentiality and cooperation provisions, among other provisions. If the executive becomes reemployed by the Company during the subsequent two-year period, he or she will be required to repay a portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, the executive receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act. In addition, no benefits will be paid to the extent duplicative of severance benefits under a change in control or similar agreement with the Company.
The Plan provides that in the event that any payments to the executives under the Plan or otherwise would be subject to excise taxes under the Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the executive would receive a greater amount were there no reduction and the executive were to pay the excise taxes.
Interaction between Management Continuity Agreements and Executive Severance Plan
No payments or benefits are to be made under the Plan to the extent that such payments and benefits would be paid in accordance with an MCA. If an executive receives severance benefits under the Plan and later becomes eligible for severance benefits under his or her MCA, the amount of his or her severance benefits under the MCA will be reduced by the benefits paid or received under the Plan.
Equity Grant Agreements
Equity awards granted to officers under the Post Holdings, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP”), the Post Holdings, Inc. 2019 Long-Term Incentive Plan (the “2019 LTIP”), the Post Holdings, Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”) and the Post Holdings, Inc. Amended and Restated 2021 Long-Term Incentive Plan (the “A&R 2021 LTIP”) are subject to special provisions in the event of certain involuntary terminations and/or a change in control (as such term is defined under the applicable plan) as described herein. With the exception of PRSUs granted to Ms. Gray and Messrs. Vitale and Zadoks on November 15, 2022, November 14, 2023 and November 12, 2024 and PRSUs granted to Messrs. Catoggio and Mainer on November 15, 2022, November 14, 2023, November 12, 2024 and March 27, 2025, the change in control related vesting of which is described below, (i) equity awards granted under the 2016 LTIP fully vest if the grantee experiences a qualifying termination during the one-year period following a change in control, and (ii) equity awards granted under the 2019 LTIP, the 2021 LTIP and the A&R 2021 LTIP fully vest if the grantee experiences a qualifying termination “in connection with” a change in control, with the specific timeframes surrounding the change in control during which the termination must occur set forth in the applicable award agreement. The 2019 LTIP, the 2021 LTIP and the A&R 2021 LTIP further provide that the award agreement will specify, with respect to performance-based targets, that all performance goals or other vesting criteria will be either (a) deemed achieved at 100% target levels and adjusted pro rata based on the applicable portion of the performance period which has passed, (b) vested based upon actual performance levels or (c) the greater of (a) or (b). Additionally, all other terms and conditions of the equity award will be deemed to be met. With respect to RSUs granted to Ms. Gray and Messrs. Catoggio, Mainer, Vitale and Zadoks on November 15, 2022, November 14, 2023 and November 12, 2024 and the one RSU award granted to Mr. Mainer on December 1, 2021 which remained outstanding as of the close of fiscal year 2025, the termination of employment is deemed to be in connection with a change in control if it occurs during the three-month period prior to, or the twenty-four-month period beginning upon, the date of the change in control.
PRSUs granted on November 15, 2022, November 14, 2023 and November 12, 2024 to Messrs. Vitale and Zadoks and Ms. Gray and PRSUs granted to Messrs. Catoggio and Mainer on November 15, 2022, November 14, 2023, November 12, 2024 and March 27, 2025 have special vesting provisions in the event of certain involuntary terminations in association with a change in control of the Company. With respect to the PRSUs granted in fiscal years 2023, 2024 and 2025, if the executive’s employment is terminated involuntarily by the Company without cause (as defined in the applicable award agreement) or if the executive terminates his or her employment for good reason (as defined in the A&R 2021 LTIP), and (a) if the termination occurs within the three-month period before or upon a change in control of the Company, a number of PRSUs become vested upon the change in control equal to the greater of (i) the number of PRSUs that would be vested based upon achievement of the performance metrics through the last trading day prior to the change in control date or (ii) the target number of PRSUs adjusted pro rata from October 1, 2022, October 1, 2023 or October 1, 2024 (the beginning of the performance period, as applicable) through the date of the change in control or (b) if the termination occurs during the twelve-month period following the change in control date of the Company, a number of PRSUs become vested upon the termination equal to the greater of (i) the number of PRSUs that would be vested based upon achievement of performance metrics through the last trading day prior to the termination of employment or (ii) the target number of PRSUs adjusted pro rata from October 1, 2022, October 1, 2023 or October 1, 2024 (the beginning of the performance period, as applicable) through the termination date.
Notwithstanding the foregoing, if an acquirer of the Company does not agree to assume the PRSUs on substantially the same terms in connection with the change in control of the Company, the achievement of performance metrics will be measured through the last trading day prior to the change in control, and the number of vested PRSUs will be determined based upon the actual achievement of performance metrics as of such date.
Furthermore, the Corporate Governance and Compensation Committee may determine that, as a result of the change in control of the Company, performance criteria should no longer apply to the PRSUs. In such case, performance metrics will be measured as of the last trading day before the change in control and based upon such performance, a portion or all of the PRSUs will be converted to time-based RSUs with no additional performance criteria, and those time-based RSUs will continue to vest through the end of the original performance period, subject to the executive’s continued employment and further subject to accelerated vesting in the event of death, disability or involuntary termination of employment without cause or by the employee for good reason if such termination occurs within the twelve-month period beginning on the date of the change in control.
Additional vesting rules for equity awards are as follows:
•Equity awards issued to officers under the 2016 LTIP, the 2019 LTIP, the 2021 LTIP and the A&R 2021 LTIP vest in whole or in part upon a termination because of death or disability.
•With respect to the time-based RSUs with three-year-ratable vesting schedules granted to Mr. Catoggio on November 15, 2022, November 14, 2023 and November 12, 2024, if Mr. Catoggio’s employment with a Company affiliate terminates as a result of the sale of his employing business or that Company affiliate, and the acquirer does not agree to assume the award on substantially the same terms, then the award fully vests.
•RSUs granted to Mr. Catoggio on November 15, 2022 vest in full on the fourth anniversary of the date of grant, but if his employment is involuntarily terminated without cause before that vesting date, a portion of the RSUs vest upon that termination of employment. The portion is determined as if the original vesting schedule had provided for vesting in equal installments on each of the first, second and third anniversaries of the date of grant.
•The RSUs with one-year vesting schedules granted to the NEOs in fulfillment of earned bonus amounts for fiscal year 2024 under the Senior Management Bonus Program, as well as time-based RSUs with three-year ratable vesting schedules granted to the NEOs in November 2022, November 2023 and November 2024, provide for vesting upon Retirement (generally defined as a participant, after providing one month’s prior written notice and executing a restrictive covenant agreement, voluntarily leaving the employment of the Company or its subsidiary, after reaching either age 65 with 5 or more years of service or age 55 with 10 or more years of service). The RSUs granted to the NEOs in fulfillment of earned bonus amounts for fiscal year 2024 also provide for vesting upon involuntary termination by the Company without cause. The TSR PRSU awards granted to the NEOs in November 2022, November 2023 and November 2024, and to Messrs. Catoggio and Mainer in March 2025, provide that if the NEO Retires during the performance period, he or she will continue to be eligible to receive shares under the award if the performance criteria is met.

•Additionally, under the Plan, in the event that an executive has an equity award covered under a Company LTIP with a time-based vesting schedule on other than a ratable basis, or that is ratable in whole or in part but where the vesting schedule does not provide for any vesting of the equity award on or before the first anniversary of the date of grant of the equity award, and that executive’s employment is involuntarily terminated before the equity award is fully vested and the executive is otherwise eligible for benefits under the Plan, then the equity award will be vested as if there were a three-year ratable vesting schedule where vesting occurs on the first, second and third anniversaries of the date of grant of the equity award, but only to the extent that the equity award had not already vested at a greater percentage, or under the terms of the applicable equity plan would not vest at a greater percentage upon the executive’s involuntary termination.
•Furthermore, under the Plan, in the event that an executive covered under the Plan has a grant of PRSUs with a “cliff vesting” schedule and a performance period of three years which grant was issued under a Company LTIP, and that executive’s employment is involuntarily terminated before the equity award is fully vested and the executive is otherwise eligible for benefits under the Plan, then the equity award will be vested ratably based on target achievement as provided below, but only to the extent that the equity award had not already vested at a greater percentage, or under the terms of the applicable equity plan would not vest at a greater percentage upon the executive’s involuntary termination. Ratable vesting will occur as follows: (i) if the termination of employment occurs on or before the first anniversary of the date of grant, one-third of the target award shall vest; (ii) if the termination of employment occurs after the first anniversary but on or before the second anniversary of the date of grant, two-thirds of the target award shall vest; and (iii) if the termination of employment occurs after the second anniversary and before the original default vesting date, the target award shall vest.
Vested stock options granted under the 2016 LTIP will remain exercisable until the earlier of: six months from the date of termination of employment (except in the case of death or disability, where such options remain exercisable for three years from the date of death or termination due to disability); or the expiration of the award under its terms. No stock options were granted to the NEOs under the 2019 LTIP or the 2021 LTIP. As of September 30, 2025, no stock options had been granted to the NEOs under the A&R 2021 LTIP. See the below table for the value of stock and option awards at termination.
Non-qualified Deferred Compensation
The NEOs, along with other employees who meet the eligibility requirements, are permitted to participate in the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. These non-qualified plans permit participants to file elections to receive distributions of account balances upon (a) a separation from service, which generally includes retirement, termination of employment or death, or (b) on specified future dates. With respect to balances attributable to deferral elections made before August 1, 2017, or pursuant to any employer contributions made before January 1, 2018, participants could elect to receive distributions in the event of a change in control if that change in control occurred before separation from service (or before a specified distribution date, in the case of the Deferred Compensation Plan for Key Employees). With respect to balances attributable to deferral elections made on or after August 1, 2017, and any Company contributions made on or after January 1, 2018, in the event of a change in control, payment of the vested portion of those balances will be made or commence within 90 days following the occurrence of the change in control (even if the participant elected a later distribution date). Additionally, in the event of a change in control, any Company contributions made under the Deferred Compensation Plan for Key Employees and related hypothetical earnings on such contributions become fully vested. Any distributions of account balances made with respect to amounts notionally invested in Post common stock equivalents will be made in the form of shares of Post common stock unless the Corporate Governance and Compensation Committee determines otherwise.
Non-qualified Defined Benefits - SERP
A select group of management employees of the Company, including the NEOs, participate in the Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan, which was adopted and became effective in fiscal year 2024. The SERP provides a cash balance benefit for each participant, which benefit accrues as a percentage of certain components of the participant’s compensation for each year of service and is reflected in an unfunded cash balance bookkeeping account established for the participant. Each year, the account of each plan participant who remains employed by the Company as of the date of allocation is credited with a pay credit and interest credit. In connection with the initial adoption of the SERP in fiscal year 2024, each participant as of the effective date of the SERP was credited with an unvested opening credit based on years of past service with the Company.
A participant becomes fully vested in the pay credits and interest credits in their account if they remain continuously employed by the Company or its affiliates through the participant’s retirement date. Under the SERP, a participant’s retirement date is the date on which the participant has reached either (i) age 55 with 10 or more years of service with the Company or its affiliates or (ii) age 65 with 5 or more years of service with the Company or its affiliates. Currently, Messrs. Vitale and Zadoks meet the retirement age requirements under the SERP. Participants become vested in opening credits based on the participant’s years of service (only considering service on or after February 19, 2024), at approximately 33% per year, provided the participant remains continuously employed with the Company through their retirement date. If a participant becomes disabled, dies while employed or is separated from service in connection with a change in control of the Company, a participant’s account will become fully vested.
Other than in the case of disability, death or in connection with a change in control, if a participant incurs a separation from service without having reached retirement age, the participant will forfeit any unvested portion of their account. If any participant incurs a termination of employment for Cause (as defined in the SERP), the participant’s account, whether vested or unvested, will be immediately forfeited and the participant will not be entitled to any benefit under the SERP.
Distribution of vested benefits under the SERP will be made in the form of a lump sum payment or annual installments depending on the distribution event as follows:
•Retirement. If a participant’s SERP account is distributed on account of retirement on or after the retirement age, the vested account balance will be paid in five substantially equal annual cash installments, with the first payment made within 90 days following the separation date and subsequent payments paid on each anniversary of the separation date (subject to acceleration of the installments and payment of the remainder in a single cash lump sum payment if a change in control occurs before the installments are made or the participant dies before all payments are made).
•Change in Control (Pre-CIC period). If a participant’s SERP account is distributed as a result of a termination in connection with a change in control (as defined in the SERP), where the participant experiences a separation from service within the three months prior to the change in control, the account balance will fully vest and be paid in a single cash lump sum payment within 90 days following the change in control date.
•Change in Control (Post-CIC period). If a participant’s SERP account is distributed as a result of a termination in connection with a change in control (as defined in the SERP), where the participant experiences a separation from service within the 24-month period beginning on the date of the change in control, the account balance will fully vest and be paid in a single cash lump sum payment within 90 days following the separation date.
•Death. If a participant’s SERP account is distributed as a result of the participant’s death, the account balance will fully vest and be paid to the participant’s beneficiary in a single cash lump sum payment as soon as practicable following the participant’s death.
•Disability. If a participant’s SERP account is distributed as a result of the participant’s disability (as defined in the SERP), the account balance will fully vest and be paid to the participant in a single cash lump sum payment as soon as practicable following the date of the participant’s disability.
The table below sets forth estimates of the amounts to which each NEO would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees, in the event of (a) the voluntary termination of the NEO’s employment or the NEO’s retirement, (b) the involuntary not for cause termination of the NEO’s employment, (c) the involuntary termination of the NEO’s employment after a change in control or (d) the NEO’s death or disability (in conjunction with a termination), each as if such event had occurred on September 30, 2025.

Name			Voluntary Termination or Retirement ($)		Involuntary Not for Cause Termination ($)		Change in Control followed by Involuntary Termination ($)		Death or Disability ($)
Robert V. Vitale	Cash (Salary and Bonus)		—		8,388,750	(1)	10,436,539	(2)	—
	Value of Stock and Option Awards	(3)	—	(4)	13,966,322		51,368,561		51,368,561
	Non-qualified Deferred Compensation	(5)	2,157,147	(6)	2,157,147	(6)	2,157,147	(7)	2,157,147	(6)
	Non-qualified Defined Benefits - SERP		878,000	(8)	878,000		2,128,000	(9)	2,128,000
	Health Benefits and Insurance		—		2,826		61,176		—	(10)
	Outplacement Assistance		—		75,000		20,000		—
	Total		3,035,147		25,468,045		66,171,423		55,653,708

Matthew J. Mainer	Cash (Salary and Bonus)		—		3,520,000	(1)	3,826,161	(2)	—
	Value of Stock and Option Awards	(3)	—		2,732,728		11,261,754		11,261,754
	Non-qualified Deferred Compensation	(5)	489,665	(11)	489,665	(11)	489,665	(12)	489,665	(11)
	Non-qualified Defined Benefits - SERP		—	(8)	—		425,737	(9)	425,737
	Health Benefits and Insurance		—		1,392		33,656		—	(10)
	Outplacement Assistance		—		75,000		20,000		—
	Total		489,665		6,818,785		16,056,973		12,177,156

Nicolas Catoggio	Cash (Salary and Bonus)		—		3,753,750	(1)	5,012,955	(2)	—
	Value of Stock and Option Awards	(3)	—		5,289,023		20,373,156		20,373,156
	Non-qualified Deferred Compensation	(5)	—		—		—		—
	Non-qualified Defined Benefits - SERP		—	(8)	—		206,789	(9)	206,789
	Health Benefits and Insurance		—		4,079		87,971		—	(10)
	Outplacement Assistance		—		75,000		20,000		—
	Total		—		9,121,852		25,700,871		20,579,945

Diedre J. Gray	Cash (Salary and Bonus)		—		3,520,000	(1)	4,385,054	(2)	—
	Value of Stock and Option Awards	(3)	—		4,843,182		18,048,579		18,048,579
	Non-qualified Deferred Compensation	(5)	1,088,178	(13)	1,088,178	(13)	1,088,178	(14)	1,088,178	(13)
	Non-qualified Defined Benefits - SERP		—	(8)	—		730,781	(9)	730,781
	Health Benefits and Insurance		—		4,271		87,971		—	(10)
	Outplacement Assistance		—		75,000		20,000		—
	Total		1,088,178		9,530,631		24,360,563		19,867,538

Jeff A. Zadoks	Cash (Salary and Bonus)		—		3,730,000	(1)	4,754,006	(2)	—
	Value of Stock and Option Awards	(3)	—	(15)	4,938,155		17,636,716		17,636,716
	Non-qualified Deferred Compensation	(5)	1,014,788	(16)	1,014,788	(16)	1,014,788	(17)	1,014,788	(16)
	Non-qualified Defined Benefits - SERP		328,645	(8)	328,645		799,045	(9)	799,045
	Health Benefits and Insurance		—		2,826		61,176		—	(10)
	Outplacement Assistance		—		75,000		20,000		—
	Total		1,343,433		10,089,414		24,285,731		19,450,549
_________
(1)For purposes of this calculation, the Company assumes that performance goals were achieved.
(2)Net present value calculated using a discount rate of 4.81%.
(3)All unvested RSU, PRSU and option awards were valued at the closing price of our common stock on September 30, 2025 of $107.48.
(4)In the event that Mr. Vitale provides one month’s prior written notice of retirement and executes a restrictive covenant agreement, $51,368,561 in stock and option awards would vest upon his retirement.
(5)All amounts to be paid in lump sum unless otherwise specified.
(6)Of this amount, $1,699,363 plus aggregate earnings on such amount would be paid out in five annual installments.
(7)In the event of a change in control without an involuntary termination, Mr. Vitale also would receive this amount.
(8)Amount reflects what would be paid in connection with retirement. Any other form of voluntary termination would result in forfeiture of benefits.
(9)In the event of a change in control without an involuntary termination, no amounts would be paid out under the SERP.
(10)In the event of death, all full-time salaried employees are generally entitled to two times his or her annual base salary under the Company’s life insurance policies, capped at $700,000.
(11)Of this amount, $79,997 plus aggregate earnings on such amount would be paid out in five annual installments and $129,621 plus aggregate earnings on such amount would be paid out in ten annual installments.
(12)In the event of a change in control without an involuntary termination, Mr. Mainer also would receive this amount.
(13)Of this amount, $44,973 plus aggregate earnings on such amount would be paid out in five annual installments and $357,241 plus aggregate earnings on such amount would be paid out in ten annual installments.
(14)In the event of a change in control without an involuntary termination, Ms. Gray also would receive this amount.
(15)In the event that Mr. Zadoks provides one month’s prior written notice of retirement and executes a restrictive covenant agreement, $17,636,716 in stock and option awards would vest upon his retirement.
(16)Of this amount, $318,846 plus aggregate earnings on such amount would be paid out in five annual installments.
(17)In the event of a change in control without an involuntary termination, Mr. Zadoks also would receive this amount.

Employment Agreements
None of our NEOs has an employment agreement with the Company.
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee of the Company for fiscal year 2025. The annual total compensation of our median employee was $95,061. The annual total compensation of our Chief Executive Officer was $16,585,436. The ratio of our Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation was 174:1.
The annual total compensation of our median employee and our Chief Executive Officer includes the value of employer-provided health and welfare benefits in the amount of $21,677 and $11,446, respectively, that are not included in the Chief Executive Officer’s total compensation in the Summary Compensation Table above.
SEC rules and regulations require a company to identify the median employee only once every three years, absent significant changes to the company’s employee population, employee compensation arrangements or median employee’s status during that period that would reasonably be expected to result in a significant change in the pay ratio. For fiscal year 2025, we concluded that we could continue to use the same median employee identified in fiscal year 2024 as, in accordance with SEC rules and regulations, there have been no significant changes in our employee population, our employee compensation arrangements or our median employee’s status that we reasonably believe would significantly impact our pay ratio disclosure; provided, however, we excluded approximately 1,570 employees of 8th Avenue and 40 employees of PPI, as we acquired each of these businesses during fiscal year 2025.
We used the following methodology and material assumptions to identify our median employee in fiscal year 2024:
•The median employee was identified using employee information as of July 1, 2024, excluding our Chief Executive Officer. We excluded employees based in Kenya (127), Spain (6), Uganda (7) and the United Arab Emirates (3) as permitted by SEC rules and regulations, as they represented less than 5% of our employee population. As a result, from our aggregate employee population of approximately 11,900 who were employed by the Company or subsidiaries consolidated in the Company’s financial statements as of July 1, 2024, an employee population of approximately 11,760 was considered in determining our median employee.
•We used base pay as the consistently applied compensation measure to identify our median employee. From our employee population, we used statistical sampling to collect additional compensation data for a group of employees who were paid within a relatively narrow range around our estimated median consistently applied compensation measure. From this group, we selected an employee who was reasonably representative of our workforce to be our median employee.
The ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules and regulations, based upon the Company’s payroll and employment records and the methodology described above. The ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their ratios.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K promulgated under the Exchange Act, we are providing the following information about the relationship between executive compensation “actually paid” (referred to as “CAP” or “Compensation Actually Paid”) and certain financial performance measures of the Company, including Adjusted EBITDA, which we chose as our Company-selected financial performance measure. The below tables and disclosures do not reflect value actually realized by our NEOs or how our Corporate Governance and Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Corporate Governance and Compensation Committee does not use Compensation Actually Paid as a basis for making compensation decisions, nor does it use net income for purposes of determining incentive compensation. Further, while we utilize several performance measures to align executive compensation with the Company’s performance, not all of such performance measures are presented in the Pay Versus Performance table below. Please see Compensation Discussion and Analysis for a discussion of our executive compensation program objectives and the ways in which we align our NEOs’ compensation with the Company’s performance.

	Summary Compensation Table Total		Compensation Actually Paid				Value of Initial Fixed $100 Investment Based On:(4)
Year	for Current PEO ($)(1)	for Interim PEO ($)(1)	to Current PEO ($)(1)(2)(3)	to Interim PEO ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	TSR ($)	Peer Group TSR ($)	Net Income ($ in millions)	Adjusted EBITDA ($ in billions)(5)
2025	16,573,990	—	14,920,134	—	7,134,702	6,462,945	184.71	107.02	335.7	1.519
2024	21,963,675	6,978,110	44,585,899	14,455,262	5,814,851	12,307,458	198.92	126.34	366.7	1.404
2023	17,359,796	—	20,678,622	—	5,457,918	6,165,965	147.35	113.96	301.3	1.233
2022	15,475,418	—	19,312,412	—	4,470,515	5,922,265	140.77	111.29	756.6	0.964
2021	14,288,491	—	23,608,658	—	6,128,233	8,539,535	128.09	105.63	166.7	1.123

(1)Robert V. Vitale is our current principal executive officer (“PEO”) and was our PEO for the entirety of each fiscal year presented except for fiscal year 2024, during which he took a medical leave of absence from November 2, 2023 through January 30, 2024. During Mr. Vitale’s medical leave of absence in fiscal year 2024, Jeff A. Zadoks served as our interim PEO. The individuals comprising the Non-PEO NEOs for each fiscal year presented are listed below.

2021	2022	2023	2024	2025
Jeff A. Zadoks	Jeff A. Zadoks	Matthew J. Mainer	Matthew J. Mainer	Matthew J. Mainer
Howard A. Friedman	Nicolas Catoggio	Jeff A. Zadoks	Nicolas Catoggio	Nicolas Catoggio
Diedre J. Gray	Diedre J. Gray	Nicolas Catoggio	Diedre J. Gray	Diedre J. Gray
Mark W. Westphal	Mark W. Westphal	Diedre J. Gray	Mark W. Westphal	Jeff A. Zadoks
Mark W. Westphal
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs, as set forth below for fiscal year 2025. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards columns below are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value columns below reflect the aggregate change in present value of the SERP benefit, which are reported in the Changes in Pension Value and Non-Qualified Deferred Compensation Earnings column set forth in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost columns below are based on the amount of service cost attributable to services rendered during the listed year.

Year	Summary Compensation Table Total for Current PEO ($)	Exclusion of Change in Pension Value for Current PEO ($)	Exclusion of Stock Awards for Current PEO ($)	Inclusion of Pension Service Cost for Current PEO ($)	Inclusion of Equity Values for Current PEO ($)	Compensation Actually Paid to Current PEO ($)
2025	16,573,990	(261,532)	(14,811,295)	129,984	13,288,987	14,920,134

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	7,134,702	(83,049)	(6,175,888)	39,157	5,548,023	6,462,945

The amounts in the Inclusion of Equity Values columns in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Current PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Current PEO ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Current PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Current PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Current PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Current PEO ($)	Total - Inclusion of Equity Values for Current PEO ($)
2025	15,498,423	(675,890)	—	(1,533,546)	—	—	13,288,987

Year	Average Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	6,180,686	(219,275)	—	(413,388)	—	—	5,548,023

(4)The Peer Group TSR set forth in this table utilizes the S&P 1500 Packaged Foods & Meats Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on November 21, 2025. The comparison assumes $100 was invested for the period starting September 30, 2020 through the end of the listed year in Post common stock (with reinvestment of shares of BellRing common stock distributed to Post shareholders on March 10, 2022) and in the S&P 1500 Packaged Foods & Meats Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Adjusted EBITDA, which is a non-GAAP financial measure, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our current PEO and Non-PEO NEOs in fiscal year 2025. Please refer to Annex B for an explanation of the adjustments made to net earnings to determine Adjusted EBITDA, for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure and for other related information. For fiscal year 2025, the Adjusted EBITDA presented is not the Company’s fiscal year 2025 Adjusted EBITDA as reflected in our earnings release issued on November 20, 2025, as the Adjusted EBITDA used for bonus determinations excluded the results of 8th Avenue, which we acquired three-quarters of the way through fiscal year 2025. We may determine a different financial performance measure to be the most important financial performance measure in future years.
Financial Performance Measures
As described in greater detail in Compensation Discussion and Analysis, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics used for both long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of the Company for our shareholders. The financial performance measures that, in the Company’s assessment, represent the most important financial measures used to link Compensation Actually Paid to our NEOs to Company performance for fiscal year 2025 are as follows (in no particular order):
–Adjusted EBITDA
–Segment Adjusted EBITDA - Post Consumer Brands
–Relative Total Shareholder Return Percentile Rank (as compared to the Russell 3000 Packaged Foods & Meats companies)

Please see Compensation Discussion and Analysis for a description of these measures and further information regarding how the Company utilized each of these measures in its fiscal year 2025 executive compensation program.

Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with SEC rules, we are providing the following illustrations of the relationships between information presented in the Pay Versus Performance table above. However, we generally seek to incentivize long-term performance, and therefore we do not specifically align our performance measures with Compensation Actually Paid (as computed in accordance with SEC rules) for a particular year.
The following graph compares the Compensation Actually Paid to our current PEO, the Compensation Actually Paid to our former interim PEO, the average of the Compensation Actually Paid to our remaining NEOs, our cumulative TSR and the cumulative TSR of the S&P 1500 Packaged Foods & Meats Index over the five most recently completed fiscal years. The graph assumes a hypothetical investment of $100 on September 30, 2020 in each of Post common stock (with reinvestment of shares of BellRing common stock distributed to Post shareholders on March 10, 2022) and the S&P 1500 Packaged Foods & Meats Index.
Post Holdings TSR & S&P 1500 Packaged Foods & Meats Index TSR vs. Compensation Actually Paid

$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($M)
$220
$200
$180
$160
$140
$120
$100
Cumulative TSR ($)
$128.1
$140.8
$147.4
$198.9
$184.7
$105.6
$111.3
$114.0
$126.3
$107.0
$23.6
$8.5
$19.3
$5.9
$20.7
$6.2
$44.6
$14.5
$12.3
$14.9
$6.5
2021
2022
2023
2024
2025
Current PEO CAP
Interim PEO CAP
NEO Average CAP
Post Holdings Cumulative TSR
S&P 1500 Packaged Foods & Meats Index Cumulative TSR

The following graph compares the Compensation Actually Paid to our current PEO, the Compensation Actually Paid to our former interim PEO and the average of the Compensation Actually Paid to our remaining NEOs with our net income during the five most recently completed fiscal years. Although required to be disclosed by SEC rules, net income is not a metric in our executive compensation program.
Post Holdings Net Income vs. Compensation Actually Paid

Compensation Actually Paid ($M)
Net Income ($M)
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
$800
$700
$600
$500
$400
$300
$200
$100
$756.6
$166.7
$301.3
$366.7
$335.7
$23.6
$8.5
$19.3
$5.9
$20.7
$6.2
$44.6
$14.5
$12.3
$14.9
$6.5
2021
2022
2023
2024
2025
Current PEO CAP
Interim PEO CAP
NEO Average CAP
Post Holdings Net Income

The following graph compares the Compensation Actually Paid to our current PEO, the Compensation Actually Paid to our former interim PEO and the average of the Compensation Actually Paid to our remaining NEOs with our Company-selected financial performance measure, Adjusted EBITDA, during the five most recently completed fiscal years.
Post Holdings Adjusted EBITDA (our Company-Selected Financial Performance Measure) vs. Compensation Actually Paid

Compensation Actually Paid ($M)
Adjusted EBITDA ($B)
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
2.00
1.80
1.60
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
1.123
0.964
1.233
1.404
1.519
$23.6
$8.5
$19.3
$5.9
$20.7
$6.2
$44.6
$14.5
$12.3
$14.5
$6.5
2021
2022
2023
2024
2025
Current PEO CAP
Interim PEO CAP
NEO Average CAP
Adjusted EBITDA

The information contained in this Pay Versus Performance section will not be incorporated into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT
The Corporate Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Corporate Governance and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
David P. Skarie, Chairman
Gregory L. Curl
Thomas C. Erb
Jennifer Kuperman

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
(Proxy Item No. 3)
Section 14A of the Exchange Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation as disclosed under the heading Compensation Discussion and Analysis beginning on page 25 and the related tables and narrative disclosures beginning on page 45. As a result of the vote at our 2025 annual meeting of shareholders on the frequency that the Company will seek advisory approval of the Company’s executive compensation, we ask our shareholders to approve, on an advisory basis, the Company’s executive compensation every year.
As described in detail under the heading Compensation Discussion and Analysis, we seek to closely align the interests of our executive officers with the interests of our shareholders. Our compensation programs are designed to reward our executive officers for the achievement of financial and operating performance. To that end, our compensation programs encompass the following principles:
•Total compensation should be competitive with the peer group approved by our Corporate Governance and Compensation Committee.
•Compensation should be tied to our overall financial performance.
•Compensation should align the long-term interests of our executives with those of our shareholders.
•Compensation should serve as an incentive for our executives to remain employed with us, assisting in our long-term growth objectives.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 25 and the related tables and narrative disclosures beginning on page 45. We believe that our compensation programs have been effective at appropriately aligning pay and performance and in enabling us to attract and retain very talented executives.
We are asking our shareholders to indicate their support for the executive officer compensation described in this proxy statement. The Board of Directors unanimously recommends a vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve the compensation awarded to the executive officers named in this proxy statement, as described under the heading Compensation Discussion and Analysis beginning on page 25 and the related compensation tables and narrative disclosures beginning on page 45, as required by the rules of the Securities and Exchange Commission.”
Because the vote is advisory, it will not be binding upon the Board of Directors or the Corporate Governance and Compensation Committee, and neither the Board of Directors nor the Corporate Governance and Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. Although the resolution is non-binding, the Board of Directors and the Corporate Governance and Compensation Committee are interested in the opinions expressed by our shareholders in their votes on this proposal and will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During our fiscal year 2025, the Corporate Governance and Compensation Committee was composed of Mr. Curl and Mr. Skarie, with Mr. Erb and Ms. Kuperman added as members of the Corporate Governance and Compensation Committee effective June 12, 2025. Mr. Grote was also a member of the Corporate Governance and Compensation Committee until he retired effective January 30, 2025. There are no relationships involving the current or former fiscal year 2025 members of the Corporate Governance and Compensation Committee or our executive officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2025
All non-employee directors receive several different elements of compensation for serving on our Board of Directors. The Corporate Governance and Compensation Committee makes recommendations to our Board of Directors regarding director compensation. Director compensation was determined based upon a benchmarking study prepared by Aon, the Committee’s independent compensation consultant.
All non-employee directors receive an annual retainer of $100,000. Effective March 1, 2025, the chairman of the Audit Committee receives an additional annual retainer of $25,000 and the chairman of the Corporate Governance and Compensation Committee receives an additional annual retainer of $20,000 (prior to March 1, 2025, the additional annual retainers were $20,000 and $15,000, respectively). The Lead Director receives an additional annual retainer of $30,000.
In addition to cash compensation, all non-employee directors receive an annual grant in the form of RSUs valued at approximately $165,000 (or $265,000 for the non-employee Chairman of the Board) on the date of grant, rounded to the nearest 100 RSUs. All awards fully vest on the first anniversary of the date of grant. In addition, all awards fully vest at the director’s disability or death, and upon termination of Board service in connection with a change in control of the Company. Directors may elect to defer settlement of RSUs until separation from service beginning with grants made in 2020.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their reasonable expenses incurred in connection with attending Board meetings.
Under our Deferred Compensation Plan for Non-Management Directors, any non-employee director may elect to defer, with certain limitations, his or her retainer. Deferred compensation may be notionally invested in Post common stock equivalents or in a number of mutual funds operated by Vanguard with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% Company matching contribution, also credited in Post common stock equivalents. Balances are paid upon leaving the Board of Directors, generally in cash, in one of three ways: (1) lump sum payout; (2) five-year installments or (3) ten-year installments.
We have established stock ownership guidelines applicable to all non-employee directors. See Compensation Discussion and Analysis - Other Compensation Policies - Stock Ownership Guidelines on page 40 for more details.
The following table sets forth the compensation paid to non-management directors for fiscal year 2025, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)(6)	Total ($)
Dorothy M. Burwell	100,000	167,312	—	—	33,330	300,642
Gregory L. Curl	100,000	167,312	—	—	33,330	300,642
Thomas C. Erb	100,000	167,312	—	—	33,330	300,642
Robert E. Grote(1)	47,944	—	—	—	15,980	63,924
Ellen F. Harshman(1)	33,065	—	—	—	11,020	44,085
David W. Kemper	142,649	167,312	—	—	47,545	357,506
Jennifer Kuperman	100,000	167,312	—	—	33,330	300,642
David P. Skarie	112,783	167,312	—	—	37,590	317,685
William P. Stiritz	100,000	261,425	—	—	46,885	408,310
_________
(1)Mr. Grote and Ms. Harshman retired from the Board of Directors effective January 30, 2025. Accordingly, their annual retainers were pro-rated based on their retirement date.
(2)These amounts represent the grant date fair value of 1,600 RSUs (2,500 RSUs for Mr. Stiritz) granted on February 4, 2025. The grant date fair values are computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the non-management directors. See Note 19 to the Company’s fiscal year 2025 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. All awards fully vest on the first anniversary of the date of grant, and the stock issued pursuant to such awards must be held until the director has met the ownership requirements under our Stock Ownership Guidelines; however, shares are permitted to be sold to the extent necessary to satisfy any tax obligations relating to the vesting and delivery of such shares. In addition, all awards fully vest at the director’s disability or death, and upon termination of Board service in connection with a change in control of the Company.
(3)The number of unvested RSUs held by each non-management director, other than Mr. Stiritz, as of September 30, 2025 was 1,600 RSUs. Mr. Stiritz held 2,500 unvested RSUs as of September 30, 2025.
(4)As of September 30, 2025, none of the non-management directors had options or SARs outstanding.
(5)Except for Mr. Stiritz, these amounts represent the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors for all non-management directors who elected to participate in the plan.

(6)For Mr. Stiritz, this amount represents: (a) the 33 1/3% match on deferrals into common stock equivalents under the Deferred Compensation Plan for Non-Management Directors, which was $33,330; and (b) personal use of aircraft for the fiscal year ended September 30, 2025; the cost for such use was $13,555. Of such $13,555: (i) the incremental cost to us was $11,119, which is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for fiscal year 2025 and multiplying such amount by Mr. Stiritz’s total number of flight hours for non-business use for fiscal year 2025. Incremental costs do not include certain fixed costs that we incur by virtue of owning aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of individuals occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the IRS’s SIFL formula for imputing taxable income for such use; and (ii) we reimbursed Mr. Stiritz for amounts necessary to offset the impact of income taxes relating to such personal use of aircraft in the amount of $2,436.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, par value $0.01 per share, as of November 17, 2025, except for one person set forth in the Security Ownership of Management table on page 71. The information set forth in the table below is based solely upon information included in Schedule 13D and Schedule 13G filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D or Schedule 13G filing should have been filed and was not.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Shares Outstanding (7)
The Vanguard Group (1) 100 Vanguard Blvd., Malvern, PA 19355	5,597,831	10.7%
BlackRock, Inc. (2) 50 Hudson Yards, New York, NY 10001	4,255,013	8.1%
Clarkston Capital Partners, LLC (3) 91 West Long Lake Road, Bloomfield Hills, MI 48304	3,562,796	6.8%
Route One Investment Company, L.P. (4) One Letterman Drive, Building D, Suite DM 200, San Francisco, CA 94129	3,413,918	6.5%
Dimensional Fund Advisors LP (5) 6300 Bee Cave Road, Building One, Austin, TX 78746	2,812,423	5.4%
JPMorgan Chase & Co. (6) 383 Madison Avenue, New York, NY 10179	2,790,694	5.3%
_________
(1)As reported on Schedule 13G/A filed with the SEC on September 8, 2025 with a report date of August 29, 2025. The filing indicated that as of August 29, 2025, The Vanguard Group had sole voting power over none of these shares, shared voting power over 290,339 of these shares, sole dispositive power over 5,249,853 of these shares and shared dispositive power over 347,978 of these shares.
(2)As reported on Schedule 13G/A filed with the SEC on November 12, 2024 with a report date of September 30, 2024. The filing indicated that as of September 30, 2024, BlackRock, Inc. and its subsidiaries had sole voting power over 4,124,612 of these shares, shared voting power over none of these shares and sole dispositive power over all of these shares.
(3)As reported on Schedule 13G filed with the SEC on February 12, 2024 with a report date of December 31, 2023, which was filed jointly by Clarkston Capital Partners, LLC (“CCP”), Clarkston Companies, Inc. (“CC”), Modell Capital LLC (“MC”), Jeffrey A Hakala, Gerald W. Hakala and Jeremy J. Modell. The filing indicated that as of December 31, 2023, each reporting person had sole voting power over none of these shares, shared voting power over 3,364,336 of these shares and shared dispositive power over all of these shares. The filing also indicated that CCP is an investment adviser and the securities reported in the Schedule 13G are held in accounts of CCP’s discretionary clients or in an account over which a control person of CCP has beneficial ownership. The filing further indicated that the sole members of CCP are CC and MC; the sole owners of CC are Jeffrey A. Hakala and Gerald W. Hakala; and the sole member of MC is the Jeremy J. Modell Revocable Living Trust.
(4)As reported on Schedule 13G/A filed with the SEC on August 13, 2025 with a report date of June 30, 2025, which was filed jointly by Route One Investment Company, L.P. (“Route One”), ROIC, LLC, Route One Investment Company, LLC (the “General Partner”), Route One Offshore Master Fund, L.P. (the “Master Fund”), William F. Duhamel, Jr. and Jason E. Moment. The filing indicated that as of June 30, 2025, other than the Master Fund, each reporting person had shared voting power and shared dispositive power over all of these shares. The filing also indicated that as of June 30, 2025, the Master Fund beneficially owned 2,354,619 shares of the Company, over which it had shared voting power and shared dispositive power over all of such shares. The principal business office of the reporting persons, other than the Master Fund, is as set forth in the table above. The principal business office of the Master Fund is located at c/o Citco Fund Services (Cayman Islands) Limited, 89 Nexus Way, Camana Bay, P.O. Box 31106SMB, Grand Cayman, Cayman Islands. The filing also indicated that Route One is the investment adviser to investment funds, including the Master Fund, and the General Partner is the general partner of one or more of those funds. ROIC, LLC is the general partner of Route One. Mr. Duhamel and Mr. Moment are the control persons of Route One, ROIC, LLC and the General Partner. The reporting persons filed the Schedule 13G/A jointly, but not as members of a group, and each disclaims membership in a group. Each reporting person also disclaims beneficial ownership of the shares, except to the extent of the reporting person’s pecuniary interest therein. Further, filing the Schedule 13G/A on behalf of the Master Fund should not be construed as an admission that it is, and it disclaims that it is, a beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of any shares covered by the Schedule 13G/A.
(5)As reported on Schedule 13G filed with the SEC on October 9, 2025 with a report date of September 30, 2025. The filing indicated that Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Accounts”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Accounts. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Accounts, and may be deemed to be the beneficial owner, as of September 30, 2025, of 2,812,423 shares of the Company held by the Accounts, over which it had sole voting power over 2,737,432 of such shares, shared voting power over none of such shares and sole dispositive power over all of such shares. However, all securities reported are owned by the Accounts and Dimensional disclaims beneficial ownership of such securities.
(6)As reported on Schedule 13G filed with the SEC on October 31, 2025 with a report date of September 30, 2025. The filing indicated that as of September 30, 2025, JPMorgan Chase & Co. and its subsidiaries had sole voting power over 2,556,029 of these shares, shared voting power over none of these shares, sole dispositive power over 2,785,631 of these shares and shared dispositive power over 518 of these shares.
(7)The number of shares outstanding for purposes of this calculation was the number of shares outstanding as of November 17, 2025 (52,154,798 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by all directors, director nominees and executive officers (108,868 shares), plus the number of RSUs that vest within 60 days of that date for all directors, director nominees and executive officers (1,944 shares), plus the number of RSUs that all directors, director nominees and executive officers had elected to defer until separation from service (26,770 shares).

Security Ownership of Management
The following table shows the shares of our common stock beneficially owned, as of November 17, 2025, by each of our directors, director nominees and named executive officers and by our directors, director nominees and executive officers as a group. Except as noted, all such persons possess sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares Beneficially Owned		RSUs and PRSUs Vesting Within 60 Days		Exercisable Options (1)	Total	% of Shares Outstanding (2)(3)	Other Stock-Based Items (4)	Total Stock-Based Ownership
William P. Stiritz	4,882,968	(5)	270	(6)	—	4,883,238	9.4%	180,543	5,063,781
Robert V. Vitale	1,126,982	(7)	—		44,153	1,171,135	2.2%	2,140	1,173,275
Dorothy M. Burwell	2,065		2,200	(6)	—	4,265	*	7,719	11,984
Gregory L. Curl	23,001		2,075	(6)	—	25,076	*	6,907	31,983
Thomas C. Erb	33,775		3,300	(6)	—	37,075	*	6,207	43,282
David W. Kemper	18,200		6,525	(6)	—	24,725	*	19,539	44,264
Jennifer Kuperman	—		4,055	(6)	—	4,055	*	6,207	10,262
David P. Skarie	44,301	(8)	8,345	(6)	—	52,646	*	32,445	85,091
Matthew J. Mainer	46,635		1,944		—	48,579	*	—	48,579
Nicolas Catoggio	40,820		—		—	40,820	*	—	40,820
Diedre J. Gray	210,742	(9)	—		—	210,742	*	—	210,742
Jeff A. Zadoks	234,530	(10)	—		—	234,530	*	—	234,530
All directors and executive officers as a group (13 people)	6,852,979		28,714		108,868	6,990,561	13.4%	261,707	7,252,268

_________
(1)Includes the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of November 17, 2025, by all directors, director nominees and executive officers.
(2)The number of shares outstanding for purposes of this calculation for each individual was the number of shares outstanding as of November 17, 2025 (52,154,798 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by such individual, plus the number of RSUs that vest within 60 days of that date for such individual, plus the number of RSUs that such individual had elected to defer until separation from service.
(3)The number of shares outstanding for purposes of this calculation for all directors, director nominees and executive officers as a group was the number of shares outstanding as of November 17, 2025 (52,154,798 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by all directors, director nominees and executive officers (108,868 shares), plus the number of RSUs that vest within 60 days of that date for all directors, director nominees and executive officers (1,944 shares), plus the number of RSUs that all directors, director nominees and executive officers had elected to defer until separation from service (26,770 shares).
(4)Includes indirect interests in shares of our common stock held under our Deferred Compensation Plan for Non-Management Directors. For Mr. Vitale, includes indirect interests in shares of our common stock held under our Executive Savings Investment Plan. Although indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.
(5)Includes 169,369 shares held in a trust for the benefit of Mr. Stiritz. Mr. Stiritz also has shared voting and investment power with respect to 384,132 shares held by his spouse.
(6)Represents RSUs the director has elected to defer until separation from service from the Board of Directors.
(7)Includes 6,870 shares held in a trust for the benefit of Mr. Vitale, 104,850 shares held in a trust for the benefit of Mr. Vitale and his children and 114,400 shares held in a trust for the benefit of his children and spouse.
(8)Mr. Skarie has shared voting and investment power with his spouse with respect to 432 shares held in his children’s trust.
(9)Includes 123,929 shares held in a trust for the benefit of Ms. Gray and 45,839 shares held in a trust for the benefit of her spouse.
(10)68,145 of these shares are held by an irrevocable trust, for which Mr. Zadoks’s spouse is the beneficial and sole trustee. Also includes 1,256 shares held in a trust for the benefit of Mr. Zadoks. Mr. Zadoks also has shared voting and investment power with respect to 122,740 shares held by his spouse.

AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTING REQUIREMENTS
(Proxy Item No. 4)
At our 2025 annual meeting of shareholders, two separate proposals regarding the elimination of supermajority voting requirements in our governing documents were presented. The first was brought by a shareholder, which requested that our Board take the steps necessary so that any voting requirement in our governing documents that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority vote in compliance with applicable laws (the “Shareholder Supermajority Proposal”). In light of the Shareholder Supermajority Proposal, we conducted a thorough evaluation of the various instances in which our governing documents contain these supermajority and other non-simple majority voting requirements (which we refer to as “supermajority” voting requirements) and, after careful consideration, brought a separate proposal to eliminate all but three of the supermajority voting requirements in our governing documents in compliance with applicable laws (the “Management Supermajority Proposal”). Additional details regarding these proposals are provided in our proxy statement for our 2025 annual meeting of shareholders (the “2025 Proxy Statement”). The 2025 Proxy Statement does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement.
Ultimately, our shareholders approved both proposals at our 2025 annual meeting. The Management Supermajority Proposal received the support of approximately 93% of the votes cast, while the Shareholder Supermajority Proposal received the support of approximately 59% of the votes cast.
As part of the implementation of the two proposals, in November 2025 our Board amended our Amended and Restated Bylaws to replace our default shareholder voting standard with the closest standard to a simple majority that complies with Missouri law. Accordingly, our new default shareholder voting standard is a majority of shares present and entitled to vote on the matter, with shares represented by proxy directing that the shares abstain from voting or that a vote be withheld on a matter deemed not to be represented at the meeting as to such matter, which effectively creates a voting standard of a majority of votes cast.
Given that both proposals were approved but had conflicting components, as part of our commitment to accountability and responsiveness to shareholders, we sought further feedback from our shareholders in the late summer of 2025 to better understand their preferences regarding the conflicting proposals. As part of those efforts, we contacted 23 of our top shareholders, which represented approximately 63% of our outstanding shares and included all shareholders holding greater than 1% of our outstanding shares (each as of the end of June 2025), outlining our plan for handling the two conflicting proposals and offering a meeting with each such shareholder to allow them an opportunity to share their views with the Company. Ultimately, two of our largest shareholders (representing approximately 14.5% of our outstanding shares) accepted our meeting offer and, during the meetings, one expressed a preference for the Management Supermajority Proposal while the other did not express a strong preference for one proposal over the other. Shareholders representing approximately 17% of our outstanding shares responded that they did not seek to engage with us at that time. We did not receive replies from the remainder of the shareholders we contacted. See the section Compensation Discussion and Analysis – Executive Summary – 2025 Say-on-Pay Vote and Shareholder Engagement on page 26 for further information regarding our shareholder engagement efforts in fiscal year 2025.
Following our shareholder engagement efforts, as expressed in further detail in our 2025 Proxy Statement, we continue to believe that it is in the best interests of the Company and our shareholders to eliminate most, but not all, of the supermajority voting requirements in our governing documents. We continue to believe that it is in the best interest of our shareholders that certain fundamental changes require the support of more than a simple majority (which, in an extreme case, could only take 25.1% of our outstanding shares to approve an amendment, or as few as our three largest shareholders (as of November 17, 2025)).
We have carefully considered the advantages and disadvantages of each proposal and the feedback from shareholders, including (i) that the Management Supermajority Proposal received 93% support while the Shareholder Supermajority Proposal received only 59% support (which we view as instructive) and (ii) that shareholders did not otherwise express a desired preference for the Shareholder Supermajority Proposal in our subsequent shareholder outreach. After weighing these considerations, our Board amended our Amended and Restated Bylaws, as discussed above, and in further implementation of the two proposals, has unanimously approved amendments to eliminate certain supermajority voting requirements in our governing documents in line with the Management Supermajority Proposal and to substantially implement the Shareholder Supermajority Proposal, as set forth below (each, an “Amendment” and collectively, the “Amendments”), and recommends that shareholders vote in favor of the Amendments.
Because the votes required to amend each of these provisions are different, and to avoid any SEC bundling concerns, we are asking shareholders to separately vote in favor of each Amendment, as follows:

–Proposal 4(a): Approval of an amendment to Article Five, Section B of our Amended and Restated Articles of Incorporation to provide that any director may be removed only for cause and only by the affirmative vote of at least two-thirds of the Board and a majority of the shares entitled to vote generally in the election of directors (rather than two-thirds of the Board and two-thirds of all of the outstanding shares then entitled to vote generally in the election of directors);

–Proposal 4(b): Approval of an amendment to Article 9, Section A of our Amended and Restated Articles of Incorporation to provide that certain business combinations with interested shareholders may be approved, in addition to certain other requirements contained therein and under applicable law, with the recommendation of the Board and, if a quorum is present, by the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on such matter of which an interested shareholder is not the beneficial owner (rather than with the recommendation of the Board and by the holders of not less than 85% of all of the outstanding shares of the capital stock of the Company then entitled to vote and not owned by the relevant interested shareholder); and

–Proposal 4(c): Approval of an amendment to Article 9, Section C of our Amended and Restated Articles of Incorporation to provide that an amendment to the provisions set forth in our Amended and Restated Articles of Incorporation regarding the approval process for business combinations with interested shareholders may be changed upon the affirmative vote of a majority of the outstanding shares of capital stock of the Company entitled to vote at a meeting called for such purpose of which an interested shareholder is not the beneficial owner (rather than the holders of not less than 85% of all of the outstanding shares of the capital stock of the Company then entitled to vote at a meeting called for such purpose of which an interested shareholder is not the beneficial owner).

The full text of the proposed Amendments is attached to this proxy statement as Annex A. The above summary of the Amendments is qualified in its entirety by reference to Annex A.
Vote Required:

Proposal	Matter	Vote Required
4(a)	Amendment to the Company’s Amended and Restated Articles of Incorporation to Eliminate the Supermajority Voting Requirement relating to the Removal of Directors	Two-thirds of all of the outstanding shares entitled to vote generally in the election of directors.
4(b)	Amendment to the Company’s Amended and Restated Articles of Incorporation to Eliminate the Supermajority Voting Requirement relating to the Approval of Business Combinations	Majority of all of the outstanding shares entitled to vote on the matter.
4(c)
Amendment to the Company’s Amended and Restated Articles of Incorporation to Eliminate the Supermajority Voting Requirement relating to Amendments to the Provisions Regarding the Approval Process for Business Combinations
Majority of all of the outstanding shares entitled to vote on the matter.

The approvals of Proposals 4(a), 4(b) and 4(c) are not conditioned on each other. If one or more of the Amendments are approved by our shareholders, then we will file amended and restated articles of incorporation incorporating each Amendment approved by our shareholders or we will separately file each Amendment approved by our Shareholders, in each case with the Secretary of State of the State of Missouri promptly following the 2026 annual meeting of shareholders and the amended and restated articles of incorporation or each such Amendment will become effective upon filing. If shareholders do not approve an Amendment by the requisite vote, the corresponding supermajority voting requirement will remain in our Amended and Restated Articles of Incorporation.

The Board of Directors unanimously recommends a vote FOR the approval of each Amendment to eliminate certain supermajority voting requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures Governing Related Party Transactions
Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee is responsible for reviewing transactions in which one or more directors or officers may have an interest. The Committee acts pursuant to a written charter, giving the Committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Committee will take into account relevant facts and circumstances, including the following:
•whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;
•the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and
•the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it determines that the transaction is in, or is not inconsistent with, the best interests of our Company and our shareholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Mr. John Vitale, the adult son of Mr. Robert Vitale, our President and CEO, works for Lockton as an Assistant Vice President. Lockton has been our insurance broker for approximately the past thirteen years and we pay Lockton its customary fees for its services, which consisted of approximately $960,000 for fiscal year 2025. Mr. John Vitale started getting partial credit for our business with Lockton beginning on October 1, 2024. The amount credited to Mr. John Vitale’s book of business for our relationship with Lockton as of September 30, 2025 was approximately $240,000. The actual payment to Mr. John Vitale related to the credit to his book of business in fiscal year 2025 for our relationship with Lockton was approximately $50,000. In February 2025 and November 2025, the Committee reviewed this transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction.

OTHER MATTERS
Proxy Solicitation
We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We also will pay for the solicitation of proxies. We hired Georgeson LLC to assist in the solicitation of proxies for a fee of $17,500 plus expenses. We have agreed to indemnify Georgeson LLC against certain losses arising out of or relating to its performance of such services. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone, email, facsimile, the Internet or personal contact. Our employees will not receive additional compensation for these activities.
Shareholder Director Nominations and Proposals for the 2027 Annual Meeting
Under our Amended and Restated Bylaws, to be considered at the 2027 annual meeting of shareholders, a shareholder’s nomination of a director must generally be received by our corporate secretary between October 1, 2026 and October 31, 2026 and must include the nominee’s consent to being nominated, appropriate biographical information of the nominee (including principal occupation for the previous five years and business and residential addresses), a representation that the shareholder intends to solicit in favor of such nominee proxies from the holders of our shares representing at least 67% of the voting power of shares entitled to vote on the election of our directors and other relevant information, as outlined in our Amended and Restated Bylaws. In addition, to comply with the universal proxy rules, the shareholder’s notice of a director nomination received no later than October 31, 2026 must include any additional information required by Rule 14a-19 under the Exchange Act, and the shareholder must comply with the other requirements set forth under Rule 14a-19.
Shareholders who desire to present any other business at an annual meeting of shareholders also must follow certain procedures. Generally, to be considered at the 2027 annual meeting of shareholders, a shareholder proposal not to be included in the proxy statement and notice of meeting must be received by our corporate secretary between October 1, 2026 and October 31, 2026. However, if the shareholder desires that the proposal be included in our proxy statement and notice of meeting for the 2027 annual meeting of shareholders, then it must be received by our corporate secretary no later than August 17, 2026 and also must comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri.
A copy of our Amended and Restated Bylaws will be furnished to any shareholder without charge upon written request to our corporate secretary.
Form 10-K and Other Filings
Promptly upon written or oral request and at no charge, we will provide a copy of any of our filings with the SEC, including our Annual Report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. To request a copy, shareholders can contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary. These documents also are available on our website at www.postholdings.com and the website of the SEC at www.sec.gov. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.
Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2025 annual report to shareholders may be viewed online at www.envisionreports.com/POST and on our website at www.postholdings.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. You may find more information about the date, time and location of the annual meeting of shareholders, as well as the items to be voted on by shareholders at the annual meeting, in the section entitled Proxy and Voting Information beginning on page 3 of this proxy statement. There, you also will find information about attending the virtual annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a shareholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/POST and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

List of Shareholders
For a period of 10 days prior to the virtual annual meeting, a complete list of the shareholders entitled to vote at the annual meeting will be available and open to the inspection of any shareholder during normal business hours at our principal executive offices at 2503 S. Hanley Road, St. Louis, Missouri 63144. A complete list of shareholders entitled to vote at the annual meeting also will be available at the annual meeting website during the meeting.
Householding
SEC rules allow delivery of a single proxy statement and annual report to shareholders to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who previously have been notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report to shareholders, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers, and consequently, such shareholders may receive only one proxy statement and annual report to shareholders. Shareholders who prefer to receive separate copies of the proxy statement and annual report to shareholders, either now or in the future, may request to receive separate copies of the proxy statement and annual report to shareholders by notifying our corporate secretary and those materials will be delivered promptly. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report to shareholders delivered to the household in the future also should contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 644-7600 or by mail at our principal executive offices at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.
Forward-Looking Statements
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, are made throughout this proxy statement. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this proxy statement. Such statements are based on our current views and assumptions and involve risks and uncertainties that could cause our actual results to materially differ from those in our forward-looking statements. Those risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 21, 2025, as may be updated from time to time in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Moreover, we undertake no obligation to update these forward-looking statements. All forward-looking statements in this proxy statement are qualified in their entirety by this cautionary statement.

By order of the Board of Directors,

/s/ Diedre J. Gray

Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary

December 15, 2025

ANNEX A
TEXT OF PROPOSED AMENDMENTS TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

Amendments to Amended and Restated Articles of Incorporation of Post Holdings, Inc.

Proposal No. 4(a):

Article Five, Section B to be amended to read as follows:

B.     Removal of Directors

At a meeting called expressly for that purpose, one or more members of the Board of Directors may be removed only for cause and only by the affirmative vote of at least (i) two-thirds of all members of the Corporation’s Board of Directors, and (ii) a majority of the shares entitled to vote generally in the election of directors, voting together as a single class (such vote being in addition to any required class or other vote). Whenever the holders of the shares of any class are entitled to elect one or more directors, the provisions of this Article shall apply in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to vote the holders of the outstanding shares as a whole. In addition, any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of the director’s term of office, as provided by law, in the event that the director fails, at the time of removal, to meet any qualifications stated in the Bylaws of the Corporation for election as a director or shall be in breach of any agreement between the director and the Corporation relating to the director’s service as a director or employee of the Corporation.

Proposal No. 4(b):

Article Nine, Section A to be amended to read as follows:

A.    Approval

The approval of any Business Combination shall, in addition to any affirmative vote otherwise required by the GBCL, require the recommendation of the Board of Directors and, if a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on such matter at a meeting of shareholders called for such purpose of which an Interested Shareholder is not the Beneficial Owner; provided, however, that, notwithstanding the foregoing, any such Business Combination may be approved on any affirmative vote required by the GBCL if:

(a)    There are one or more Continuing Directors and the Business Combination shall have been approved by a majority of them; or

(b)    (1) The consideration to be received by shareholders of each class of stock of the Corporation shall be in cash or in the same form as the Interested Shareholder and its affiliates have previously paid for a majority of the shares of such class of stock owned by the Interested Shareholder; and (2) the cash, or Market Value of the property, securities or other shareholders of each class of stock of the Corporation in the Business Combination is not less than the higher of:

(i)    the highest per share price paid by the Interested Shareholder for the acquisition of any shares of such class in the two years immediately preceding the announcement date of the Business Combination, with appropriate adjustments for stock splits, stock dividends and like distributions, or

(ii)    the Market Value of such shares, on the date the Business Combination is approved by the Board of Directors.

Proposal No. 4(c):

Article 9, Section C to be amended to read as follows:

C.    Amendment

This Article Nine may be amended, altered, changed or repealed only upon the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on such matter at a meeting called for such purpose of which an Interested Shareholder is not the Beneficial Owner.

TEXT OF CORRESPONDING EXTRACTS OF EXISTING AMENDED AND RESTATED ARTICLES OF INCORPORATION MARKED AGAINST PROPOSED AMENDMENTS

Proposal No. 4(a):

ARTICLE FIVE — DIRECTORS

B.    Removal of Directors

At a meeting called expressly for that purpose, one or more members of the Board of Directors may be removed only for cause and only by the affirmative vote of ~~a~~ at least (i) two-thirds of all members of the Corporation’s Board of Directors, and (ii) ~~two-thirds of all of the then outstanding shares of capital stock of the Corporation then~~ a majority of the shares entitled to vote generally in the election of directors, voting together as a single class (such vote being in addition to any required class or other vote). Whenever the holders of the shares of any class are entitled to elect one or more directors, the provisions of this Article shall apply in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to vote the holders of the outstanding shares as a whole. In addition, any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of the director’s term of office, as provided by law, in the event that the director fails, at the time of removal, to meet any qualifications stated in the Bylaws of the Corporation for election as a director or shall be in breach of any agreement between the director and the Corporation relating to the director’s service as a director or employee of the Corporation.

Proposal No. 4(b):

ARTICLE NINE — CERTAIN BUSINESS COMBINATIONS

A.Approval

The approval of any Business Combination shall, in addition to any affirmative vote otherwise required by the GBCL, require the recommendation of the Board of Directors and, if a quorum is present, the affirmative vote of ~~the holders of not less than 85% of all of the outstanding shares of the capital stock of the Company then entitled to vote~~ a majority of the shares represented in person or by proxy and entitled to vote on such matter at a meeting of shareholders called for such purpose of which an Interested Shareholder is not the Beneficial Owner; provided, however, that, notwithstanding the foregoing, any such Business Combination may be approved on any affirmative vote required by the GBCL if:

(a)There are one or more Continuing Directors and the Business Combination shall have been approved by a majority of them; or

(b)(1) The consideration to be received by shareholders of each class of stock of the Corporation shall be in cash or in the same form as the Interested Shareholder and its affiliates have previously paid for a majority of the shares of such class of stock owned by the Interested Shareholder; and (2) the cash, or Market Value of the property, securities or other shareholders of each class of stock of the Corporation in the Business Combination is not less than the higher of:

(i)the highest per share price paid by the Interested Shareholder for the acquisition of any shares of such class in the two years immediately preceding the announcement date of the Business Combination, with appropriate adjustments for stock splits, stock dividends and like distributions, or

(ii)the Market Value of such shares, on the date the Business Combination is approved by the Board of Directors.

Proposal No. 4(c):

ARTICLE NINE — CERTAIN BUSINESS COMBINATIONS

C.    Amendment

This Article Nine may be amended, altered, changed or repealed only upon the affirmative vote of ~~not less than 85% of all the~~ a majority of the outstanding shares of capital stock of the Corporation entitled to vote on such matter at a meeting called for such purpose of which an Interested Shareholder is not the Beneficial Owner~~; provided, however, that this Article may be amended, altered, changed or repealed upon the affirmative vote required by the GBCL, if such amendment, alternation, change~~

~~or repeal has been approved by a majority of the Board of Directors, if there is not an Interested Shareholder, or if there is an Interested Shareholder, by a majority of the Continuing Directors~~.

ANNEX B
EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES
We use certain non-GAAP measures in this proxy statement to supplement the financial measures prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted EBITDA and segment Adjusted EBITDA. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided in the tables below. Non-GAAP measures are not prepared in accordance with U.S. GAAP, as they exclude certain items as listed below, and each of these non-GAAP measures may not be comparable to similarly-titled measures of other companies.
Management uses Adjusted EBITDA and segment Adjusted EBITDA as key metrics in the evaluation of underlying Company and segment performance, in making financial, operating and planning decisions and, in part, in the determination of bonuses for our executive officers and employees. Additionally, Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Management believes the use of these non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of Post and its segments and in the analysis of ongoing operating trends.
Post provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for income/expense on swaps, net, integration and transaction costs, mark-to-market adjustments on equity security investments, mark-to-market adjustments on commodity and foreign exchange hedges, gain/loss on extinguishment of debt, net, equity method investment adjustment and other charges reflected in Post’s reconciliations of historical numbers, the amounts of which, based on historical experience, could be significant.
We believe that Adjusted EBITDA is useful to investors in evaluating Post’s operating performance and liquidity because (i) we believe it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of Post’s capital structure and the method by which the assets were acquired and (iii) it is a financial indicator of a company’s ability to service its debt, as Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. We believe that segment Adjusted EBITDA is useful to investors in evaluating Post’s operating performance because it allows for assessment of the operating performance of each reportable segment. Management uses Adjusted EBITDA to provide forward-looking guidance and uses Adjusted EBITDA and segment Adjusted EBITDA to forecast future results.
Post’s Adjusted EBITDA and segment Adjusted EBITDA for the fiscal year ended September 30, 2025 reflect adjustments for income tax expense/benefit, interest expense, net and depreciation and amortization, as well as the following adjustments:
a.Stock-based compensation: Post’s compensation strategy includes the use of stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with shareholders’ investment interests. Post has excluded stock-based compensation as stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and does not contribute to meaningful comparisons of Post’s operating performances to other periods.
b.Income/expense on swaps, net: Post has excluded the impact of mark-to-market adjustments and cash settlements on interest rate swaps due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to estimates of fair value and economic conditions and as the amount and frequency of such adjustments are not consistent.
c.Restructuring and facility closure costs, excluding accelerated depreciation: Post has excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
d.Integration costs and transaction costs: Post has excluded transaction costs related to professional service fees and other related costs associated with signed and closed business combinations and divestitures and integration costs incurred to integrate acquired or to-be-acquired businesses or assets as Post believes that these exclusions allow for more meaningful evaluation of Post’s current operating performance and comparisons of Post’s operating performance to other periods. Post believes such costs are generally not relevant to assessing or estimating the long-term performance of acquired businesses or assets as part of Post or the performance of the divested businesses or assets, and such costs are not factored into management’s evaluation of potential acquisitions or Post’s performance after completion of an acquisition or the evaluation to divest a business or asset. In addition, the frequency and amount of such charges varies significantly based on the size and timing of the transaction and the maturity of any businesses being acquired or divested. Also, the size, complexity and/or volume of past transactions, which often drive the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of future transactions. By excluding these expenses, management is better able to evaluate Post’s ability to utilize its existing assets and estimate the long-term value that acquired businesses or assets will generate for Post.
e.Impairment of goodwill: Post has excluded expenses for impairment of the Cheese and Dairy reporting unit within the Refrigerated Retail segment as such non-cash amounts are inconsistent in amount and frequency and Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
f.Inventory revaluation adjustment on acquired businesses: Post has excluded the impact of fair value step-up adjustments to inventory in connection with business combinations as such adjustments represent non-cash items, are not consistent in amount and frequency and are significantly impacted by the timing and size of Post’s acquisitions.
g.Mark-to-market adjustments on equity security investments: Post has excluded the impact of mark-to-market adjustments on equity security investments due to the inherent volatility associated with such amounts based on changes in market pricing variations and as the amount and frequency of such adjustments are not consistent. Additionally, these adjustments are primarily non-cash items and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
h.Mark-to-market adjustments on commodity and foreign exchange hedges: Post has excluded the impact of mark-to-market adjustments on commodity and foreign exchange hedges due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. Additionally, these adjustments are primarily non-cash items, and the amount and frequency of such adjustments are not consistent.
i.Asset disposal costs: Post has excluded costs recorded in connection with the disposal of certain assets which were never put into use and/or the demolition and site remediation of unused facilities as the amount and frequency of these costs are not consistent. Additionally, Post believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
j.Gain/loss on extinguishment of debt, net: Post has excluded gains and losses recorded on extinguishment of debt, inclusive of payments for premiums and tender fees and the write-off of debt issuance costs, net of gains realized on the write-off of unamortized debt premiums and debt repurchased at a discount, as such gains and losses are inconsistent in amount and frequency. Additionally, Post believes that these gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
k.Advisory income: Post has excluded advisory income received from 8th Avenue prior to Post’s acquisition of 8th Avenue as Post believes such income does not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
l.Provision for legal settlements: Post has excluded gains and losses recorded to recognize the anticipated or actual resolution of certain litigation as Post believes such gains and losses do not reflect expected ongoing future operating income and expenses and do not contribute to a meaningful evaluation of Post’s current operating performance or comparisons of Post’s operating performance to other periods.
m.Equity method investment adjustment: Post has included adjustments for its portion of income tax expense/benefit, interest expense, net and depreciation and amortization for Weetabix’s unconsolidated investment accounted for using equity method accounting as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.
n.Noncontrolling interest adjustment: Post has included adjustments for income tax expense/benefit, interest expense, net and depreciation and amortization for Weetabix’s consolidated investment which is attributable to the noncontrolling owners of Weetabix’s consolidated investment as Post believes these adjustments contribute to a more meaningful evaluation of Post’s current operating performance.
Post’s Adjusted EBITDA - Excluding 8th Avenue reflects all of the adjustments discussed above, as well as an adjustment for the following item:
o.8th Avenue acquisition impact: Post has excluded the impact from the 8th Avenue acquisition as the acquisition did not close until three-quarters of the way through the fiscal year and we announced shortly thereafter that we had entered into an agreement to sell a material portion of 8th Avenue.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA (Unaudited)
(in millions)

Year Ended September 30,
2025
Net Earnings	$335.7
Income tax expense	108.7
Interest expense, net	361.4
Depreciation and amortization	524.3
Stock-based compensation	81.6
Income on swaps, net	(6.9)
Restructuring and facility closure costs, excluding accelerated depreciation	23.4
Integration costs	38.7
Impairment of goodwill	29.8
Inventory revaluation adjustment on acquired businesses	22.0
Mark-to-market adjustments on equity security investments	6.6
Mark-to-market adjustments on commodity and foreign exchange hedges	(5.0)
Transaction costs	6.2
Asset disposal costs	6.3
Loss on extinguishment of debt, net	5.8
Advisory income	(0.5)
Provision for legal settlements	0.7
Equity method investment adjustment	0.4
Noncontrolling interest adjustment	(0.4)
Adjusted EBITDA	$1,538.8
8th Avenue acquisition impact	(20.2)
Adjusted EBITDA - Excluding 8th Avenue	$1,518.6

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
YEAR ENDED SEPTEMBER 30, 2025
(in millions)

	Post Consumer Brands	Weetabix	Foodservice	Refrigerated Retail	Corporate/ Other
Segment Profit	$493.9	$74.0	$399.7	$88.3	$—
General corporate expenses and other	—	—	—	—	(221.8)
Impairment of goodwill	—	—	—	(29.8)	—
Other income, net	—	—	—	—	(5.0)
Operating Profit	493.9	74.0	399.7	58.5	(226.8)
Other income, net	—	—	—	—	5.0
Depreciation and amortization	243.4	49.0	131.8	74.4	25.7
Stock-based compensation	—	—	—	—	81.6
Restructuring and facility closure costs, excluding accelerated depreciation	—	—	—	—	23.4
Integration costs	34.2	0.1	—	4.4	—
Impairment of goodwill	—	—	—	29.8	—
Inventory revaluation adjustment on acquired businesses	22.0	—	—	—	—
Mark-to-market adjustments on equity security investments	—	—	—	—	6.6
Mark-to-market adjustments on commodity and foreign exchange hedges	—	0.2	1.4	—	(6.6)
Transaction costs	—	—	—	—	6.2
Asset disposal costs	—	—	—	—	6.3
Advisory income	—	—	—	—	(0.5)
Provision for legal settlements	0.6	—	—	0.1	—
Equity method investment adjustment	—	0.9	—	—	—
Noncontrolling interest adjustment	—	(0.5)	—	—	—
Adjusted EBITDA	$794.1	$123.7	$532.9	$167.2	$(79.1)
8th Avenue acquisition impact	(20.2)	—	—	—	—
Adjusted EBITDA - Excluding 8th Avenue	$773.9	$123.7	$532.9	$167.2	$(79.1)

PRELIMINARY COPY

Your vote matters - here’s how to vote!
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Proxies for shares owned through the Post Holdings, Inc. Savings Investment Plan and the 8th Avenue Food & Provisions, Inc. 401(k) Plan must be received by 11:59 p.m. Eastern Time on January 26, 2026.
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
2026 Annual Meeting Proxy Card
▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
A. Proposals – The Board of Directors recommends a vote FOR all of the nominees listed in Item No. 1 and FOR Item Nos. 2, 3, 4(a), 4(b) and 4(c).

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 – Dorothy M. Burwell	☐	☐	☐	02 – Gregory L. Curl	☐	☐	☐	03 – Thomas C. Erb	☐	☐	☐
04 – David W. Kemper	☐	☐	☐	05 – Jennifer Kuperman	☐	☐	☐	06 – David P. Skarie	☐	☐	☐
07 – Robert V. Vitale	☐	☐	☐

	For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2026.	☐	☐	☐	4. Amendments to the Company’s Amended and Restated Articles of Incorporation	For	Against	Abstain
				a.Amendment to eliminate the supermajority voting requirement relating to the removal of directors.	☐	☐	☐
3. Advisory approval of the Company’s executive compensation.	☐	☐	☐
				b. Amendment to eliminate the supermajority voting requirement relating to the approval of business combinations.	☐	☐	☐

				c. Amendment to eliminate the supermajority voting requirement relating to amendments to the provisions regarding the approval process for business combinations.	☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please provide your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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POST HOLDINGS, INC.
2026 ANNUAL MEETING OF SHAREHOLDERS
Post Holdings, Inc.’s 2026 Annual Meeting of Shareholders will be held exclusively online on Thursday, January 29, 2026 at 9:00 a.m., Central Time. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting https://meetnow.global/MVPXFQC. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Please refer to the Proxy Statement for additional information. There is no physical location for the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
The notice, proxy statement and Post Holdings, Inc. annual report to shareholders for the fiscal year ended September 30, 2025 are available at www.envisionreports.com/POST.

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▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JANUARY 29, 2026. VIRTUAL MEETING TO BE CONDUCTED ONLINE AT: https://meetnow.global/MVPXFQC

The undersigned appoints Matthew J. Mainer and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 29, 2026 at 9:00 a.m., Central Time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of Post Holdings, Inc. which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of Post Holdings, Inc. credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan or the 8th Avenue Food & Provisions, Inc. 401(k) Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE; AND “FOR” ITEM NOS. 2, 3, 4(A), 4(B) and 4(C).
If you vote by telephone or the Internet, please DO NOT mail back this proxy card. IMPORTANT - PLEASE SIGN AND DATE ON THE REVERSE SIDE. RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.
(Continued and to be dated and signed on reverse side.)

C. Non-Voting Items

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